SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Corning Natural Gas Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Corning Natural Gas Holding Corporation Common Stock, par value $0.01 per share

Corning Natural Gas Holding Corporation Series A Preferred Stock

Corning Natural Gas Holding Corporation Series B Preferred Stock

Corning Natural Gas Holding Corporation Series C Preferred Stock

(2)	Aggregate number of securities to which transaction applies:
The aggregate number of securities to which this transaction applies is estimated to be 3,588,440. This number includes 3,083,577 outstanding shares of common stock, 260,600 outstanding shares of Series A Preferred Stock, 244,263 outstanding shares of Series B Preferred Stock, and 180,000 outstanding shares of Series C Preferred Stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated by adding: (i) 3,083,577 outstanding shares of common stock multiplied by $24.75 per share, (ii) 260,600 outstanding shares of Series A Preferred Stock multiplied by $25.00 per share, (iii) 244,263 outstanding shares of Series B Preferred Stock multiplied by $29.70 per share, and (iv) 180,000 outstanding shares of Series C Preferred Stock multiplied by $25.00 per share.

(4)	Proposed maximum aggregate value of transaction:
$94,588,141.85

(5)	Total fee paid:
$18,917.63

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY DATED APRIL 7, 2021 — SUBJECT TO COMPLETION

Corning Natural Gas Holding Corporation

<ProxyDate>

Dear Fellow Shareholders:

You are cordially invited to attend the 2021 annual meeting of shareholders of Corning Natural Gas Holding Corporation on Thursday, May 27, 2021, starting at 10:00 a.m. e.d.t. If conditions permit, we will hold the meeting in person at our offices at 330 West William Street, Corning, New York 14830. However, due to social distancing required by COVID-19 we expect space to be limited and encourage participation by phone or online. The attached proxy statement provides more detailed information about how you can participate.

At this year’s shareholder meeting, in addition to the election of directors and the other matters presented to you every year, we will be voting to approve a merger with companies affiliated with Argo Infrastructure Partners, LP, an independent investment firm registered with the SEC with a focus on utilities and other long duration infrastructure assets. Corning entered into an agreement and plan of merger with Argo on January 12, 2021. Subject to the terms and conditions of the merger agreement, if the merger is approved by our shareholders and completed, Argo will acquire Corning and pay our shareholders $24.75 for each share of common stock they own immediately prior to completion of the merger without interest and less any applicable withholding taxes (amounts payable to our preferred shareholders are described in the attached proxy statement). The per share purchase price represents a premium of 50% to the $16.45 closing price of our common stock on the OTCQX on January 12, 2021, the last trading day before the announcement of the merger. The merger cannot be completed unless our shareholders approve the merger and various other conditions are met. Our board of directors unanimously recommends that you vote FOR the proposal to approve the merger.

The attached meeting notice and the accompanying proxy statement describe the merger agreement, the merger, and other matters to be voted on at the meeting. We urge you to carefully read the entire proxy statement, including the attachments and documents incorporated by reference, as it provides a detailed description of the merger agreement, the merger, and the transactions contemplated by the merger agreement, and the election of directors and the other matters presented to you every year. Our board of directors believes that the proposals are in the best interests of the company and our shareholders, and unanimously recommends that you vote FOR all of the proposals described in the proxy statement.

Your vote is important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the meeting. Your failure to vote on the proposal to approve the merger will have the same effect as a vote against this proposal. If you hold your shares of our common stock in “street name” through a bank, broker, trust or other nominee, they will not be able to vote your shares on the merger proposal unless you have properly instructed them on how to vote. If you have any questions about how to vote, please contact Julie Lewis at 607-936-3755 or InvestorRelations@CorningGas.com.

On behalf of our directors and management, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Michael I. German

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger, or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

Notice of Annual Meeting of Shareholders of

Corning Natural Gas Holding Corporation

To Be Held May 27, 2021

The 2021 annual meeting of shareholders of Corning Natural Gas Holding Corporation, a New York corporation, will be held on Thursday, May 27, 2021, starting at 10:00 a.m. e.d.t. If conditions permit, we will hold the meeting in person at our offices at 330 West William Street, Corning, New York 14830. However, due to social distancing required by COVID-19 we expect space to be limited and encourage participation by phone or online. For more information about how you can participate, please turn to Time and Place of the Meeting on page 13 of the attached proxy statement. Only shareholders of record at the close of business on April 7, 2021 are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement of the meeting.

At the meeting, our shareholders will be asked to consider and vote on:

1.	A proposal to approve a merger with companies affiliated with Argo Infrastructure Partners, LP and the other transactions contemplated by the merger agreement dated January 12, 2021;
2.	A proposal to elect eight directors to our board to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified;
3.	A proposal to approve, on a non-binding, advisory basis, the merger-related compensation of our senior executive officers;
4.	A proposal to approve, on a non-binding, advisory basis, the fiscal 2020 compensation of our senior executive officers;
5.	A proposal to ratify the appointment of the accounting firm of Freed Maxick CPAs, P.C. to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and
6.	A proposal to adjourn the meeting to a later date or time if necessary or appropriate.

These items of business are more fully described in the attached proxy statement. Our board unanimously recommends that common shareholders vote FOR all six proposals included in this proxy statement and that preferred shareholders vote FOR the merger proposal. We may also consider any other business that may properly come before the meeting or any adjournment of the meeting.

Your vote is important no matter how many shares you own. The proposal to approve the merger and the other transactions contemplated by the merger agreement (proposal one) requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock and a majority of the outstanding shares of our preferred stock entitled to vote on the proposal. If you don’t vote or if you abstain from voting on the merger proposal, your failure to vote or abstention will have the same effect as a vote against this proposal. If you hold your shares in “street name” through a broker or other nominee, your broker or other nominee will not be able to vote your shares unless you properly instruct your broker or other nominee how to vote.

We encourage you to submit a proxy by mail, telephone or online even if you plan to attend the meeting in person, to ensure that your shares are represented and voted at the meeting. For more information about submitting your proxy, please turn to How to Vote on page 16 of the attached proxy statement and the enclosed proxy card. If you later change your mind or decide to vote in person at the meeting, information is also provided on revoking your proxy before the meeting. If you have questions about how to vote, or if you need additional copies of the attached proxy statement or the enclosed proxy card or voting instructions, please contact Julie Lewis at 607-936-3755 or InvestorRelations@CorningGas.com.

By Order of the Board of Directors,

Charles A. Lenns

Chief Financial Officer and Corporate Secretary

Exhibits

Defined Terms

In this proxy statement we use the following defined terms unless the context requires otherwise.

“Adverse recommendation change” is defined in the merger agreement and summarized on page 57 of this proxy statement.

“Argo” means Argo Infrastructure Partners, LP, an independent investment firm, and its affiliated companies Parent and Merger Sub.

“ASC” means a FASB Accounting Standards Codification.

“Company”, “we” or “us” means Corning Natural Gas Holding Corporation, a New York corporation.

The “Company’s board recommendation” means our board of directors’ recommendation to our shareholders to adopt the merger agreement.

“Corning Gas” means Corning Natural Gas Corporation, a New York corporation and our wholly-owned subsidiary that provides natural gas service to customers primarily in Corning, Hammondsport and Virgil, New York.

“Corning Appliance” means Corning Natural Gas Appliance Corporation, a New York corporation and our wholly-owned subsidiary that is inactive.

“Dissenting shares” means shares of our stock held by our shareholders who did not vote in favor of the adoption of the merger agreement and who complied with the requirements to dissent described under Dissenters’ Rights, beginning at page 67 of this proxy statement.

“DRP” means the Company’s dividend reinvestment program.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“EPS” means earnings-per-share.

The “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FASB” means the Financial Accounting Standards Board.

“Fiscal 2020” and “fiscal 2019” mean the Company’s fiscal years ended September 30, 2020 and 2019.

“Forecasts” means the financial forecasts prepared by our management team and described in Financial Projections on page 29.

“Freed Maxick” means Freed Maxick CPA’s, P.C., our independent registered public accounting firm.

The “go-shop period” means the forty-five day period after the merger agreement was signed ending on February 26, 2021.

The “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The “interim period” means the period between the date of the merger agreement (January 12, 2021 ) and the earlier of the merger effective time or the termination of the merger agreement in accordance with its terms.

“Intervening event” is defined in the merger agreement as “Intervening Event” and summarized on page 58 of this proxy statement.

The “IRS” means the United States Internal Revenue Service.

“Janney” means Janney Montgomery Scott LLC, our financial advisor.

“KJK” means Kohrman Jackson & Krantz LLP, our corporate legal counsel.

“Leatherstocking Gas” means Leatherstocking Gas Company LLC, a New York limited liability company and our wholly-owned subsidiary that provides natural gas service to customers in Bradford and Susquehanna Counties, Pennsylvania.

“Leatherstocking New York” means Leatherstocking Gas Company of New York, Inc., a New York corporation that we own with Mirabito Regulated Industries, LLC.

“Leatherstocking Pipeline” means Leatherstocking Pipeline Company LLC, a Pennsylvania limited liability company and our wholly-owned subsidiary.

“LTM” means last twelve months.

“Material adverse effect” with respect to the Company is defined in the merger agreement as “Company Material Adverse Effect” and summarized on page 50 of this proxy statement.

The “merger” means the merger of Merger Sub with and into the Company pursuant to the merger agreement.

The “merger agreement” means the agreement and plan of merger dated as of January 12, 2021 we entered into with Parent and Merger Sub and attached to this proxy statement as Exhibit A.

The “merger consideration” means $24.75 in cash, without interest.

The “merger effective time” means the closing date and the time at which the merger occurs.

“Merger Sub” means ACP Crotona Merger Sub Corp., a New York corporation affiliated with Argo.

A “non-U.S. holder” is defined on page 41 of this proxy statement

The “NYBCL” means the New York Business Corporation Law.

The “NYPSC” means the State of New York Public Service Commission.

“Parent” means ACP Crotona Corp., a Delaware corporation affiliated with Argo.

“Pike” means Pike County Light & Power Company, a Pennsylvania corporation and our wholly-owned subsidiary that provides natural gas and electric service to customers in Pike County, Pennsylvania.

The “PAPUC” means the Commonwealth of Pennsylvania Public Utility Commission.

The “SEC” means the United States Securities and Exchange Commission.

The “Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Company’s 6% Series A Cumulative Preferred Stock.

“Series B Preferred Stock” means the Company’s Series B Convertible Preferred Stock.

“Series C Preferred Stock” means the Company’s 6% Series C Cumulative Preferred Stock.

“Superior Proposal” is defined in the merger agreement and summarized on page 56 of this proxy statement.

“Surviving entity” means the Company after the merger.

The “tax code” means the Internal Revenue Code of 1986, as amended.

“Takeover proposal” is defined in the merger agreement and summarized on page takeover of this proxy statement.

A “U.S. holder” is defined on page 41 of this proxy statement.

Corning Natural Gas Holding Corporation Proxy Statement

This proxy statement is being provided to you in connection with the solicitation of proxies by the board of directors of Corning Natural Gas Holding Corporation, a New York corporation, to be used at our 2021 annual meeting of shareholders to be held on Thursday, May 27, 2021, starting at 10:00 a.m. e.d.t., and any postponements or adjournments of the meeting. This proxy statement and the accompanying president’s letter, notice and proxy card, together with our annual report to shareholders for the fiscal year ended September 30, 2020, are being sent to our shareholders beginning on or about <ProxyDate>. The Company is paying all costs of the solicitation of proxies. This proxy statement and our annual report to shareholders for fiscal 2020 are also available on our website at www.CorningGas.com.

Summary Merger Term Sheet

At this year’s shareholder meeting, in addition to the election of directors and the other matters presented to you every year, we will be voting to approve a merger with companies affiliated with Argo Infrastructure Partners, LP, an independent infrastructure investment manager. This summary highlights certain information in this proxy statement relating to the merger and the merger agreement, but does not contain all of the information that is important to you. You should carefully read the entire proxy statement and the attached exhibits and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the meeting.

Parties to the Merger

Corning Natural Gas Holding Corporation

330 West William Street

Corning, New York 14830

607-936-3755

Corning Natural Gas Holding Corporation provides natural gas and electric service to customers in New York and Pennsylvania through its operating subsidiaries Corning Gas, Pike and Leatherstocking Gas.

ACP Crotona Corp. (Parent)

c/o Argo Infrastructure Partners, LP

650 Fifth Avenue

New York, New York 10019

ACP Crotona Corp. is a Delaware corporation that was formed by Argo Infrastructure Partners, LP solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Parent has not conducted any business operations. Argo is an independent investment firm registered with the SEC, with a focus on utilities and other long duration infrastructure assets. Argo currently manages in excess of $3.6 billion in equity capital including investments in twelve infrastructure businesses in North America.

ACP Crotona Merger Sub Corp. (Merger Sub)

c/o Argo Infrastructure Partners, LP

650 Fifth Avenue

New York, New York 10019

Merger Sub is a New York corporation that is wholly owned by Parent and was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations.

The Merger

On January 12, 2021, the Company entered into an agreement and plan of merger to be acquired by Parent through a merger with its wholly-owned subsidiary, Merger Sub. Subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent. As a result of the merger, our shareholders will have the right to receive $24.75 per share in cash without interest and less any applicable withholding taxes, for each share of common stock of the Company that they own immediately prior to the effective time of the merger.

Additionally, as a result of the merger: each holder of shares of Series A Preferred Stock will be paid an amount equal to $25.00 per share of Series A Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding; each holder of shares of Series B Preferred Stock will be paid an amount equal to $29.70 per share of Series B Preferred Stock consisting of $24.90 in respect of the Series B Preferred Stock liquidation preference and $4.80 in respect of the conversion right of the holders of the Series B Preferred Stock, plus an amount equal to any accumulated unpaid dividends then outstanding; and each holder of shares of Series C Preferred Stock will be paid an amount equal to $25.00 per share of Series C Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding.

Effects of the Merger

If the proposal to approve the merger agreement is approved by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived (where permitted), the Company will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded. In addition, our stock will be delisted from the OTCQX and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

Recommendations of Our Board

After careful review and consideration, our board unanimously (i) determined that it is advisable, fair to, and in the best interests of the Company and our shareholders to enter into the merger agreement, (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our shareholders, (iii) approved the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth in the merger agreement, (iv) directed that the merger agreement be submitted to our shareholders for consideration at a meeting, and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

The board unanimously recommends that you vote for the proposal to approve the merger and the other transactions contemplated by the merger agreement. For more information about our board’s reasons for recommending approval of the merger, please turn to Reasons for Recommending the Approval of the Merger on page 25.

Opinion of Our Financial Advisor

We retained Janney Montgomery Scott LLC to act as our financial advisor in connection with the proposed merger. On January 11, 2021, at a meeting of our board, Janney delivered to the board an oral opinion, confirmed by delivery of a written opinion, dated January 11, 2021, to the effect that, based upon and subject to limitations and qualifications contained in the opinion, the $24.75 per share in cash to be received by our common shareholders pursuant to the merger agreement is fair, from a financial point of view, to our shareholders.

The full text of the written opinion of Janney, dated January 11, 2021, which includes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Janney is attached as Exhibit B to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read this opinion carefully and in its entirety. The opinion is directed to our board and addresses only the fairness, from a financial point of view, of the $24.75 per share in cash to be received by our common shareholders pursuant to the merger agreement. Janney’s opinion does not constitute a recommendation as to how our shareholders should vote with respect to the merger or any other matter. For more information about Janney’s opinion, please turn to Opinion of Our Financial Advisor on page 30.

Market Price and Dividend Data

The Company’s common stock trades on the OTCQX under the symbol “CNIG.” On January 12, 2021, the last full trading day prior to the public announcement of the merger, the closing price of our common stock was $16.45 per share. On April 1, 2021, the last practicable trading day prior to the date of this proxy statement, the closing price for our common stock was $23.32 per share.

Consequences If the Merger Is Not Completed

If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved by our shareholders, you will not receive any consideration for your shares of our stock. Instead, we will remain a public company, and our stock will continue to be listed and traded on the OTCQX and registered under the Exchange Act.

In addition, upon termination of the merger agreement under specified circumstances, we would be obligated to pay Parent a termination fee equal to equal to $2,486,648. There is no reverse termination fee payable by Parent to the Company in the event that Parent elects not to consummate the merger, although the merger agreement specifies that we retain all of our legal and equitable rights if Parent fails to complete the merger. For more information about the termination fee, turn to Termination Fee on page 66.

Interests of Directors and Officers in the Merger

In considering the recommendations of our board with respect to the merger, you should be aware that our directors and executive officers have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of our other shareholders. For example, our directors have been compensated for serving on the board with shares of restricted stock. If the merger is completed, the restrictions applicable to the directors’ restricted stock will lapse and the directors will be entitled to receive the $24.75 per share merger consideration for their restricted shares. Each of our senior executive officers has an agreement that would entitle him to cash payments if the merger is completed and his employment with the Company is terminated under specified circumstances within a year of the merger. For more information about these and other interests, please turn to Interests of Our Directors and Officers in the Merger on page 36.

Voting Agreements

Our board members, who collectively own approximately one-third of the shares of our preferred and common stock as of the record date, have entered into a voting agreement with Parent, pursuant to which they agreed to vote in favor of the merger and the transactions contemplated by the merger agreement, subject to limitations included in the voting agreement relating to circumstances under which the board no longer supports the merger as permitted by the merger agreement.

Conditions Precedent to the Merger

Each party’s obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	Our shareholders will have approved the merger;
•	The waiting period under the HSR Act (if applicable) will have expired or been terminated and all required filings have been made and all required approvals obtained under applicable antitrust laws;
•	No legal restraint will be in effect that prevents, makes illegal or prohibits the consummation of the merger; and
•	All consents, approvals and other authorizations of any governmental entity will have been obtained.

The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	The representations and warranties of the Company must be true and correct in the manner described in the section titled Conditions to Parent’s and Merger Sub’s Obligations;
•	The Company will have performed in all material respects all its obligations and complied in all material respects with the agreements and covenants in the merger agreement;
•	Since the date of the merger agreement, there will have not been any material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a material adverse effect (as that term is defined in the section titled Company Representations and Warranties);
•	The Company will have provided to Parent a certificate from the chief executive officer or chief financial officer of the Company, certifying that the first three bullet points are true and a certificate from the secretary of the Company certifying the resolutions of our board approving and declaring advisable the merger agreement and the merger, directing that the merger agreement be submitted to a vote by our shareholders and recommending that our shareholders vote to adopt the merger agreement.
•	The Company will have obtained all the required governmental consents, which will have become final orders, and there are no terms or conditions of those consents that would reasonably be expected to have a material adverse effect;
•	The Company will have obtained all the required third-party consents; and
•	The number of dissenting shareholders will not exceed 10% of the outstanding shares of the Company’s common stock.

Our obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	The representations and warranties of Parent and Merger Sub must be true and correct in the manner described in the section titled Condition to the Company’s Obligations;
•	Parent and Merger Sub will have performed in all material respects all their obligations, and complied in all material respects with the agreements and covenants in the merger agreement; and
•	Parent will have provided to Company a certificate from an officer of Parent certifying that the first two bullet points are true.

Regulatory Approvals

In order to complete the merger, the Company and Parent are required to obtain certain federal and state regulatory approvals. The required regulatory approvals include the expiration or termination of the waiting period under the HSR Act (if applicable), and approvals of the Pennsylvania Public Utility Commission and the New York State Public Service Commission.

We cannot definitively determine the time frame necessary to obtain the requisite authorizations, approvals and consents, although we anticipate the timely receipt of the required approvals by the first quarter of 2022. Although we believe that the required approvals will be received within that time frame, there can be no assurance as to the precise timing of or our ability to obtain the approvals.

Financing

The consummation of the merger is not conditioned upon Parent’s receipt of third-party financing. We anticipate that the total amount of funds necessary to pay all of the merger consideration to our common and preferred shareholders in connection with the merger will be approximately $94.7 million. The payment of the merger consideration by Parent will be funded in its entirety by an affiliate of Argo that has delivered an equity commitment letter to Parent in support of the merger and that affiliate’s investors.

Restriction on Solicitation of Competing Offers

Under the merger agreement, through February 26, 2021, we were able to solicit takeover proposals that compete with the proposed merger, engage in discussions or negotiations with respect to such competing takeover proposals, and otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

Following this period, other than with respect to the parties identified by us as having made a takeover proposal prior to February 26, 2021, we agreed to (i) cease and cause to be terminated any discussions or negotiations with any other party with respect to a takeover proposal, (ii) provide notice of termination to each party, and (iii) promptly request that each party return or destroy all confidential information furnished to them by or on behalf of the Company and withdraw or revoke access of each party to any data room (virtual or actual) containing any non-public information with respect to the Company and its subsidiaries. We also have agreed, among other things, not to: (i) solicit, initiate, propose or induce the making of any proposal or inquiry that constitutes a takeover proposal; (ii) furnish to any third party any non-public information relating to the Company or any of its subsidiaries or afford to such party any access to the business, properties, assets, books, records, or to any personnel, of the Company or any of its subsidiaries; (iii) participate, or engage in discussions or negotiations, with any third party with respect to a takeover proposal; (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, a takeover proposal; (v) enter into any merger agreement, acquisition agreement or other contract relating to a takeover proposal; (vi) exempt any third party from any restrictions on “business combinations” under applicable laws or the Company’s organizational documents; (vii) waive or release any party from, or forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract; or (viii) authorize or commit to do any of the previously listed actions.

We may, however, prior to the approval of the merger agreement by our shareholders, participate or engage in discussions or negotiations with, or disclose any non-public information relating to the Company or any of our subsidiaries or afford access to the business, properties, assets, employees, books or records of the Company or any of our subsidiaries to any person regarding a written unsolicited bona fide takeover proposal that did not result from a breach of any of our obligations under the merger agreement concerning the solicitation of takeover proposals. Under these circumstances, our board may take these actions and make these disclosures if our board determines, in good faith, after consultation with the Company’s outside legal and any other advisor our board chooses to consult, that the failure to participate in such negotiations or discussions or to furnish such information to such third party would reasonably likely be inconsistent with our board’s fiduciary duties under applicable law.

Termination of the Merger Agreement

In general, the merger agreement may be terminated at any time before the merger is completed by mutual consent of the parties. The merger agreement may be terminated by either party in the following instances, by making written notice to the other party:

•	If the merger has not occurred by January 12, 2022, subject to a six-month extension if, by January 12, 2022, all of the closing conditions, except for either or both of the regulatory approval closing conditions or the legal restraint closing condition, have been satisfied or waived, except if the party attempting to terminate the agreement has breached any of its representations, warranties, covenants or agreements under the merger agreement and the breach has caused the failure of the closing to have occurred prior to January 12, 2022;
•	A legal restraint preventing the merger has become final and nonappealable, except if the party attempting to terminate the agreement has breached any of its representations, warranties, covenants or agreements under the merger agreement and the breach has been the cause of, or resulted in, the legal restraint; or
•	If the Company shareholder approval has not been obtained at a duly convened shareholder meeting (unless the meeting has been adjourned or postponed); except if the party attempting to terminate the agreement has failed to perform in any material respect its obligations under the merger agreement, and the non-satisfaction of the shareholder approval condition primarily resulted from the failure.

Parent can terminate the merger agreement:

•	If our board changes its recommendation to adopt the merger; or
•	If the Company breaches any of its representations, warranties, covenants or agreements in the merger agreement and the breach would cause the failure of certain closing conditions, and the breach is incapable of being cured or could not be cured by January 12, 2022, and provided that Parent or Merger Sub is not then in material breach of the merger agreement, which breach has not been cured.

We can terminate the merger agreement:

•	If prior to the approval of the merger by our shareholders, our board authorizes the Company, in accordance with the terms of the merger agreement, to enter into an agreement with a third party that constitutes a superior proposal, provided that the Company has paid the termination fee outlined in the next section, and provided that the Company does in fact enter into the agreement substantially concurrently with the termination.
•	If Parent or Merger Sub breaches any of its representations, warranties, covenants or agreements in the merger agreement and the breach would cause the failure of certain closing conditions, and the breach is incapable of being cured or could not be cured by January 12, 2022, and provided that the Company is not then in material breach of the merger agreement, which breach has not been cured.

Termination Fees

If the merger agreement is terminated as a result of (i) the Company entering into an agreement with a third party that constitutes a superior proposal prior to the approval of the merger by our shareholders, or (ii) our board changing its recommendation to adopt the merger, then we agreed to pay Parent a termination fee. If the merger agreement had been terminated prior to February 26, 2021, then the termination fee would have been equal to $1,721,526. If the merger agreement is terminated after February 26, 2021, then the termination fee will be equal to $2,486,648.

Dissenters’ Rights

Under New York law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to file a written objection including a notice of election to dissent to the merger and demand payment of the “fair value” of your shares with the Company. If you intend to dissent and demand payment of the “fair value” of your shares, you must comply with the provisions of Section 623 of the New York Business Corporation Law in order to receive payment for your shares. We will require strict compliance with the statutory procedures. For more information about your right to dissent, please turn to Dissenters’ Rights on page 67.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of cash by you for your shares of the Company’s stock as a result of the merger generally will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of the Company’s stock as a result of the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of shares of the Company’s stock (that is, shares acquired for the same cost in a single transaction).

You should carefully review the discussion in the section titled Material U.S. Federal Income Tax Consequences of the Merger beginning on page 40 and consult your tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger

Additional Information

You can find more information about the Company in the periodic reports and other information we file with the SEC, is which are available at the website maintained by the SEC at www.SEC.gov and the SEC’s public reference facilities. For more information, please turn to Where You Can Find More Information on page 90.

Frequently Asked Questions About the Meeting and the Merger

The following questions and answers are intended to briefly address some commonly asked questions regarding the meeting of shareholders and the merger. These questions and answers do not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the attached exhibits and the other documents referred to in this proxy statement.

Can I attend the annual meeting?

Yes, all shareholders as of April 7, 2021 may attend the meeting. If conditions permit, we will hold the meeting in person at our offices at 330 West William Street, Corning, New York 14830. However, due to social distancing required by COVID-19 we expect space to be limited and encourage participation by phone or online at:

By phone at 646-357-3664; meeting ID 144-066-7074; passcode 020810; or

Online at https://meetings.ringcentral.com/j/1440667074?pwd=bEFTeTBWTzNNdGtLNnJacUw1SDlnZz09.

Shareholders who wish to attend the meeting in person may be asked to present valid photo identification. Please note that if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting, and if you wish to vote in person at the meeting you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the meeting. Even if you plan to attend the meeting in person, we encourage you to submit a proxy by mail, telephone or online to ensure that your shares are represented and voted at the meeting.

What are we voting on at the meeting?

At the meeting, our shareholders will be asked to consider and vote on:

1.	A proposal to approve a merger with companies affiliated with Argo Infrastructure Partners, LP and the other transactions contemplated by the merger agreement dated January 12, 2021;
2.	A proposal to elect eight directors to our board to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified;
3.	A proposal to approve, on a non-binding, advisory basis, the merger-related compensation of our senior executive officers;
4.	A proposal to approve, on a non-binding, advisory basis, the fiscal 2020 compensation of our senior executive officers;
5.	A proposal to ratify the appointment of the accounting firm of Freed Maxick CPAs, P.C. to serve as our independent registered public accounting firm for fiscal 2021; and
6.	A proposal to adjourn the meeting to a later date or time if necessary or appropriate.

We may also consider any other business that may properly come before the meeting or any adjournment of the meeting.

How will the proposed merger effect the Company?

If the merger is completed, the Company will become a wholly owned subsidiary of Parent, and you will cease to be a shareholder. Our stock will no longer be publicly traded, will be delisted from the OTCQX and we will no longer file periodic reports with the SEC. We will continue to serve our customers in New York and Pennsylvania.

If the merger is completed, what will I receive?

Our shareholders will receive $24.75 per share in cash without interest and less any applicable withholding taxes, for each share of common stock of the Company that they own immediately prior to the effective time of the merger. Our preferred shareholders will receive an amount equal to: $25.00 per share of Series A or C Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding; and $29.70 per share of Series B Preferred Stock consisting of $24.90 for the Series B Preferred Stock liquidation preference and $4.80 for the conversion right of the holders of the Series B Preferred Stock, plus an amount equal to any accumulated unpaid dividends then outstanding.

The receipt of cash by you for your shares of the Company pursuant to the merger generally will be a fully taxable transaction for U.S. federal income tax purposes. For more information about the U.S. federal income tax consequences of the merger, please turn to Material U.S. Federal Income Tax Consequences of the Merger beginning on page 40 in this proxy statement. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.

When is the merger expected to be completed?

We are working with Argo to complete the merger as quickly as possible. The merger is subject to, among other customary closing conditions, the approvals of our shareholders, the Pennsylvania Public Utility Commission and the New York State Public Service Commission, and the expiration of the applicable waiting period under the HSR Act (if applicable). We expect to obtain the necessary approvals and complete the merger in the first quarter of 2022, but the exact timing of the merger cannot be predicted.

What happens if the merger is not completed?

If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved by our shareholders or if the merger is not completed for any other reason, you will not receive any consideration for your shares of our stock. Instead, we will remain a public company, and our stock will continue to be listed and traded on the OTCQX and registered under the Exchange Act. In addition, upon termination of the merger agreement under specified circumstances, we would be obligated to pay Argo a termination fee of $2,486,648. For more information, please turn to Termination Fee beginning on page 66 of this proxy statement.

Is it important that I vote this year?

Yes, your vote is important no matter how many shares you own. The proposal to approve the merger and the other transactions contemplated by the merger agreement (proposal one) requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock and a majority of the outstanding shares of our preferred stock entitled to vote on the proposal. Our directors and executive officers are entitled to vote approximately one-third of the outstanding shares of both our common and preferred stock and they have informed us that they intend to vote all their shares for the merger proposal. However, our directors and officers do not own enough of our common or preferred stock to approve the merger. If you do not vote or if you abstain from voting on the merger proposal, your failure to vote or abstention will have the same effect as a vote against this proposal. We encourage you to submit a proxy by mail, telephone or online even if you plan to attend the meeting in person, to ensure that your shares are represented and voted at the meeting.

How does the board recommend that I vote?

After careful review and consideration, our board unanimously: (i) determined that it is advisable, fair to, and in the best interests of the Company and our shareholders to enter into the merger agreement; (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our shareholders; (iii) approved the merger agreement and the consummation by the Company of the transactions contemplated by the agreement, including the merger, on the terms and subject to the conditions included in the merger agreement; (iv) directed that the merger be submitted to our shareholders for consideration at the meeting; and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

Accordingly, the board unanimously recommends that common shareholders vote FOR all six proposals included in this proxy statement and that preferred shareholders vote FOR the merger proposal.

How do I vote?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, you may vote by mail, online, by telephone or by attending the meeting in person and voting by ballot. If your shares are held in “street name” by a bank, broker, trust or other nominee, please refer to your proxy card or the information provided to you by your nominee to see which voting options may be available to you. For more information about how you can vote, please turn to How to Vote on page 16.

I am a preferred shareholder and have never voted before — why am I being asked to give my proxy this year?

Although our preferred shareholders do not typically vote on the election of directors and other routine matters, the terms of the preferred stock as defined by our certificate of incorporation gives our preferred shareholders the right to vote on the merger. The proposal to approve the merger and the other transactions contemplated by the merger agreement (proposal one) requires the affirmative vote of the holders of a majority of the outstanding shares of our preferred stock entitled to vote on the proposal (all three classes voting together).

Why am I being asked to cast a non-binding advisory vote to approve the compensation that may be paid to the Company’s senior executive officers that is based on or otherwise relates to the merger?

In January 2011, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve merger-related compensation that may be paid to senior executive officers. In accordance with these rules, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to our senior executive officers in connection with the merger. For more information, please turn to Proposal 3: Advisory Proposal to Approve Merger-Related Compensation beginning on page 87 of this proxy statement.

What will happen if shareholders do not approve the advisory non-binding merger-related compensation proposal?

The vote to approve merger-related compensation is advisory, which means that the vote is not binding on the Company or our board of directors. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Approval of this proposal is not a condition to completion of the merger. Accordingly, if the merger is approved by our shareholders and completed, the compensation that is based on or otherwise relates to the merger will be payable to our executive officers even if this proposal is not approved, subject to the terms of the applicable arrangements.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you own shares of our stock that are registered in the name of more than one account or that you own shares of both our common and preferred stock. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies to vote all of your shares by signing, dating and mailing in each proxy card you receive or by voting online or by telephone using the different vote control number(s) on each proxy card.

What happens if I sell my shares before the meeting?

The record date for the meeting is earlier than the date of the meeting and the expected date of the merger. If you owned shares of our stock as of the close of business on the record date but sell your shares before the meeting, unless special arrangements are made (such as signing a proxy) between you and the person who buys your shares, you will retain your right to vote at the meeting, but the right to receive the merger consideration will pass to the person who holds your shares immediately before the effective time of the merger. Even if you sell your shares after the record date, we encourage you to provide your proxy by mail, online or by telephone.

May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

Yes, our shareholders are entitled to dissenters’ rights. For more information, please turn to Dissenters’ Rights beginning on page 67 of this proxy statement.

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement and the attached exhibits, please vote your shares in one of the ways as described above as soon as possible. Please do not send your stock certificates with your proxy card.

Who can help answer my questions?

For additional assistance in submitting proxies or voting your shares, or additional copies of the proxy statement or the enclosed proxy card, please contact Julie Lewis at 607-936-3755 or InvestorRelations@CorningGas.com.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement contains statements that are forward-looking within the meaning of Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts, including, without limitation, those that are identified by the use of the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “predict,” “estimate,” “target,” “project,” “intend,” or similar expressions. These statements include, among others, statements regarding our current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of our business. These statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. You should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this document. Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events.

Although we believe that the expectations, estimates and projections reflected in the forward-looking statements in this proxy statement are based on reasonable assumptions when they are made, we can give no assurance that these expectations, estimates and projections can be achieved. We believe the forward-looking statements in this proxy statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations. Future events and actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include, but are not limited to:

•	our ability to complete the merger,
•	any other acquisition proposals that may or may not arise,
•	any event, change or circumstance that might give rise to the termination of the merger agreement,
•	the effect of the proposed merger on our relationships with our customers, operating results and business generally,
•	the risk that the merger will not be consummated in a timely manner,
•	the failure to receive approval of the merger, and the other transactions contemplated by the merger agreement, by our shareholders or the approval of government or regulatory agencies with regard to the merger,
•	the failure of one or more conditions to the closing of the merger to be satisfied,
•	risks arising from the merger’s diversion of management’s attention from our ongoing business operations,
•	the risk that our stock price may decline significantly if the merger is not completed,
•	the impact of the COVID-19 pandemic,
•	the effect of an interruption in our supply of natural gas or electricity or a substantial increase in the price of natural gas or electricity,
•	our ability to successfully negotiate new supply agreements for natural gas and electricity as they expire, on terms favorable to us, or at all,
•	the effect on our operations of actions by the NYPSC or PAPUC,
•	the effect of litigation,
•	the effect on our operations of unexpected changes in legal or regulatory requirements, including environmental and energy consumption regulations and laws,
•	the amount of natural gas produced and directed through our pipeline by producers,
•	our ability to obtain additional equity or debt financing to fund our capital expenditure plans and for general corporate purposes,
•	our successful completion of various capital projects and the use of pipelines, compressor stations and storage by customers and counterparties at levels consistent with our expectations,

•	the effect of weather on our utility infrastructure,
•	our ability to retain the services of our senior executives and other key employees,
•	our vulnerability to adverse economic and industry conditions generally and particularly the effect of those conditions on our major customers,
•	the effect of any leaks in our transportation and delivery pipelines,
•	competition to our gas transportation business from other pipelines,
•	the possibility of cyber and malware attacks,
•	the effects of decarbonization legislation or regulation at the federal level or in the states in which we operate,
•	various other matters, many of which are beyond our control, and
•	other factors that we are currently unable to identify or quantify, but may exist in the future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and also could cause actual results to differ materially from those included, contemplated or implied by the forward-looking statements made in this proxy statement, and you should not consider any of the above list of factors to be a complete set of all potential risks or uncertainties. All subsequent written or oral forward-looking statements concerning the merger or the other transactions contemplated by the merger agreement or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this proxy statement, the other information contained or incorporated by reference in this proxy statement, and the information contained our filings with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the SEC’s website at www.SEC.gov.

The Meeting

Time and Place of the Meeting

The 2021 annual meeting of shareholders of Corning Natural Gas Holding Corporation will be held on Thursday, May 27, 2021, starting at 10:00 a.m. e.d.t. If conditions permit, we will hold the meeting in person at our offices at 330 West William Street, Corning, New York 14830. However, due to social distancing required by COVID-19 we expect space to be limited and encourage participation by phone or online at:

By phone at 646-357-3664; meeting ID 144-066-7074; passcode 020810; or

Online at https://meetings.ringcentral.com/j/1440667074?pwd=bEFTeTBWTzNNdGtLNnJacUw1SDlnZz09.

Shareholders who wish to attend the meeting in person may be asked to present valid photo identification. Please note that if you hold your shares in “street name,” you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting, and if you wish to vote in person at the meeting you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the annual meeting. Cameras, sound or video recording devices or any similar equipment will not be permitted at the annual meeting without our approval.

Purpose of the Meeting

At the meeting, our shareholders will be asked to consider and vote on:

1.	A proposal to approve the merger with companies affiliated with Argo and the other transactions contemplated by the merger agreement described under The Merger beginning on page 19 of this proxy statement;
2.	A proposal to elect eight directors to our board to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified described under Board of Directors beginning on page 73 of this proxy statement;
3.	A proposal to approve, on a non-binding, advisory basis, the merger-related compensation of our senior executive officers described under Merger-Related Compensation of Our Senior Executive Officers beginning on page 37 of this proxy statement;
4.	A proposal to approve, on a non-binding, advisory basis, the fiscal 2020 compensation of our senior executive officers described under Executive Compensation beginning on page 81 of this proxy statement;
5.	A proposal to ratify the appointment of the accounting firm of Freed Maxick CPAs, P.C. to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021;
6.	A proposal to adjourn the meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposals contained in this proxy statement if there are insufficient votes at the time of the meeting to approve any of the proposals; and
7.	Any other business that may properly come before the meeting or any adjournment of the meeting.

Recommendation of Our Board

After careful review and consideration, our board unanimously: (i) determined that it is advisable, fair to, and in the best interests of the Company and our shareholders to enter into the merger agreement; (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our shareholders; (iii) approved the merger agreement and the consummation by the Company of the transactions contemplated by the agreement, including the merger, on the terms and subject to the conditions included in the merger agreement; (iv) directed that the merger be submitted to our shareholders for consideration at the meeting; and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement.

Accordingly, the board unanimously recommends common shareholders vote FOR all six proposals included in this proxy statement and that preferred shareholders vote FOR the merger proposal.

Shares Held by Our Directors and Executive Officers

At the close of business on the record date for the meeting, our directors and executive officers were entitled to vote approximately one-third of the shares of both our common and preferred stock issued and outstanding on that date. Our directors and executive officers have informed us that they intend to vote all of their shares for the proposals contained in this proxy statement.

Record Date and Quorum

Each holder of record of shares of our common stock as of the close of business on April 7, 2021, which is the record date for the meeting, is entitled to receive notice of, and to vote at, the meeting. Only shareholders of record on the record date are entitled to notice of, and to vote at, the meeting or adjournment of the meeting. You will be entitled to one vote for each share that you held and owned as of the record date. As of the record date, there were 3,083,577 shares of our common stock and 684,863 shares of our preferred stock issued and outstanding and entitled to vote at the meeting. A majority of the outstanding shares entitled to vote on the matters to be voted upon present or represented by proxy, constitutes a quorum for the purpose of the meeting.

If you are a shareholder of record and you vote your shares by mail, by telephone or online, or if you appear in person at the meeting, then your shares will be counted in determining the presence of a quorum. If you hold your shares in “street name” and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.

All shares of our stock held by shareholders of record that are present in person, or represented by proxy and entitled to vote at the meeting, regardless of how the shares are voted or whether a shareholder abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the meeting may be adjourned or postponed if the number of shares voted in favor of adjourning exceed the number of shares voted against adjourning. A list of the Company shareholders as of the record date will be available for review during the meeting by any shareholder present at the meeting.

Vote Required for Approval

The proposal to approve the merger and the other transactions contemplated by the merger agreement (proposal one) requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote on the proposal. In addition, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our preferred stock (all three classes voting together) entitled to vote on the proposal. Please note, that an abstention or failure to vote on the merger proposal will have the same effect as a vote against this proposal.

The proposal to elect eight directors to our board to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified (proposal two) requires the affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the meeting.

Each of the non-binding proposals to approve, on an advisory basis, the merger-related compensation of our senior executive officers (proposal three) and the fiscal 2020 compensation of our senior executive officers (proposal four) requires the affirmative vote of a majority of the votes cast by our common shareholders on the proposal.

The proposal to ratify the appointment of the accounting firm of Freed Maxick CPAs, P.C. to serve as our independent registered public accounting firm for fiscal 2021 (proposal five) requires the affirmative vote of a majority of the votes cast by our common shareholders on the proposal.

The proposal to adjourn the meeting to a later date or time if necessary or appropriate (proposal six) requires the affirmative vote of a majority of the votes cast by our shareholders on the proposal. In addition, even if a quorum is not present at the meeting, the affirmative vote of a majority of the votes cast at the meeting may adjourn the meeting to another place, date or time.

Effect of Abstentions and Broker Non-Votes

The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock and a majority of the outstanding shares of our preferred stock entitled to vote on the proposal. As a result, the failure to vote or the abstention from voting will have the same effect as a vote against the proposal to approve the merger. Abstention from voting will be counted as present for purposes of determining a quorum.

The election of directors to our board requires the affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the meeting. The approval of the other proposals requires the affirmative vote of a majority of the votes cast at the meeting on the proposal. As a result, abstention from voting will have no effect on the outcome of the election of directors or the other proposals.

A “broker non-vote” occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at the meeting. Because your bank, broker, trust or other nominee does not have discretionary authority to vote on the merger proposal, merger-related compensation proposal or adjournment proposal, your bank, broker, trust or other nominee cannot vote your shares on these proposals without your instruction. Because the proposal to approve the merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock and a majority of the outstanding shares of our preferred stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote against the proposal to approve the merger. Because the approval of each of the merger-related compensation proposal and the adjournment proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present. Your bank, broker, trust or other nominee will have discretionary authority to vote on the remaining proposals. For these proposals, “broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.

How to Vote

Your vote is important. If you do not submit a proxy or otherwise vote your shares in any of the ways described below, it will have the same effect as a vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement. We encourage you to submit a proxy by mail, telephone or online even if you plan to attend the meeting in person, to ensure that your shares are represented at the meeting. If you submit your proxy, but do not indicate how you wish to vote for a proposal, your shares will be voted for that proposal.

If you have any questions about how to vote your shares, please contact Julie Lewis at 607-936-3755 or InvestorRelations@CorningGas.com.

Please do not send in your stock certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to shareholders if the merger is completed.

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of the Company. You may vote by:

•	Submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;
•	Submitting your proxy by following the online voting instructions printed on each proxy card you receive;
•	Submitting your proxy by using the toll-free telephone number printed on each proxy card you receive; or
•	Attending the meeting in person and voting by ballot.

If you are submitting your proxy by telephone or online, your voting instructions must be received by 11:59 p.m. e.d.t. on the day before the meeting. Submitting your proxy by mail, telephone or online will not prevent you from voting in person at the meeting.

Shareholders Holding in “Street Name”

If your shares are held in “street name” by a bank, broker, trust or other nominee, please refer to your proxy card or the information provided to you by your nominee to see which voting options may be available to you. If you wish to vote by proxy and your shares are held by a nominee, you must follow the voting instructions provided to you by your nominee. Unless you give your nominee instructions on how to vote your shares, your nominee will not be able to vote your shares on certain matters at the meeting, including the proposal to approve the merger. If you wish to vote in person at the meeting and your shares are held in the name of a nominee, you must obtain a legal proxy, executed in your favor, from the nominee authorizing you to vote at the meeting.

Revocation of Proxies

Any proxy given by a shareholder of record may be revoked at any time before it is exercised at the annual meeting by doing any of the following:

•	submitting another properly completed proxy with a later date;
•	submitting another proxy to vote your shares by telephone or online, in accordance with the instructions on your proxy card, at or before 11:59 p.m. e.d.t. on the day before the meeting;
•	sending a written notice that you are revoking your proxy to the attention of our corporate secretary at 330 West William Street, Corning, New York 14830; or
•	attending the annual meeting and giving notice to the inspector of elections that you intend to vote your shares in person.

If you hold shares in “street name,” you may submit new voting instructions or revoke your voting instructions by contacting your bank, broker, trust or other nominee. You may also change your vote or revoke your voting instructions by attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. To do this you must obtain a legal proxy, executed in your favor, from the bank, broker, trust or other holder of record authorizing you to vote at the annual meeting.

Adjournments and Postponements

Although it is not currently expected, the meeting may be adjourned or postponed one or more times to a later date or time if necessary to solicit additional proxies in favor of the proposals. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy (or if you did not include for, against or abstain on this proposal, your shares will be voted in favor of this adjournment proposal).

If a quorum is present at the annual meeting, the annual meeting may be adjourned if there is an affirmative vote of a majority of the votes cast at the annual meeting on the proposal. In addition, even if a quorum is not present at the meeting, the affirmative vote of a majority of the votes cast at the meeting may adjourn the meeting to another place, date or time.

In either case, the adjourned meeting may take place without further notice other than by an announcement made at the meeting unless the meeting is adjourned to a date more than thirty days after the meeting date, in which case a new record date will be set and a new notice will be given to each shareholder of record entitled to vote at the meeting. If a quorum is not present at the meeting, or if a quorum is present at the meeting but there are insufficient votes at the time of the meeting to approve the merger and the other transactions contemplated by the merger agreement, then we may seek to adjourn the annual meeting. In addition, our board may postpone the meeting upon public announcement made prior to the date previously scheduled for the meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.

Solicitation of Proxies

We are soliciting the enclosed proxy card on behalf of the board, and we will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, the Company and its directors, officers and employees may solicit proxies in person, by telephone, by electronic means or otherwise. These persons will not be specifically compensated for soliciting proxies.

We will ask banks, brokers, trusts and other nominees to forward our proxy solicitation materials to the beneficial owners of shares of our stock held of record by the banks, brokers, trusts or other nominees. We will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Tabulation of Votes; Inspector of Election

Representatives of our transfer agent, Computershare, will tabulate the votes. Marie Husted and Julie Lewis, employees of Corning Gas, will serve as inspectors of election and confirm the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, and outcome of the vote on each proposal.

Questions and Additional Information

If you have questions about how to vote, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Julie Lewis at 607-936-3755 or InvestorRelations@CorningGas.com.

Proposal 1: Approval of the Merger

As discussed in this proxy statement, our shareholders will consider and vote on a proposal to approve the merger with companies affiliated with Argo and the other transactions contemplated by the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information about the merger and the merger agreement, particularly the discussion in the sections titled The Merger beginning on page 19 and The Merger Agreement beginning on page 45. In addition, the merger agreement is attached to this proxy statement as Exhibit A and we encourage you to read the agreement in its entirety.

Our board unanimously recommends that you vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement.

The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of our common stock entitled to vote on the proposal. In addition, the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our preferred stock (all three classes voting together) entitled to vote on the proposal. Please note, that an abstention or failure to vote on the merger proposal will have the same effect as a vote against this proposal.

If you submit your proxy, but do not indicate instructions to vote your shares for, against or abstain on Proposal 1, your shares will be voted for the proposal to approve the merger and the other transactions contemplated by the merger agreement.

The Merger

Parties to the Merger

Corning Natural Gas Holding Corporation

330 West William Street

Corning, New York 14830

607-936-3755

Corning Natural Gas Holding Corporation provides natural gas and electric service to customers in New York and Pennsylvania through its operating subsidiaries Corning Gas, Pike and Leatherstocking Gas.

ACP Crotona Corp. (Parent)

c/o Argo Infrastructure Partners, LP

650 Fifth Avenue

New York, New York 10019

ACP Crotona Corp. is a Delaware corporation that was formed by Argo Infrastructure Partners, LP solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Parent has not conducted any business operations. Argo is an independent investment firm registered with the SEC, with a focus on utilities and other long duration infrastructure assets. Argo currently manages in excess of $3.6 billion in equity capital including investments in twelve infrastructure businesses in North America.

ACP Crotona Merger Sub Corp. (Merger Sub)

c/o Argo Infrastructure Partners, LP

650 Fifth Avenue

New York, New York 10019

Merger Sub is a New York corporation that is wholly owned by Parent and was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

Overview

We are seeking the approval by our common and preferred shareholders of the merger and the other transactions contemplated by the merger agreement. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into the Company and the Company will survive the merger as a wholly-owned subsidiary of Parent. Our board has approved the merger agreement and unanimously recommends that our shareholders vote for the proposal to approve the merger and the other transactions contemplated by the merger agreement.

After careful review and consideration, our board unanimously (i) determined that it is advisable, fair to, and in the best interests of the Company and our shareholders to enter into the merger agreement, (ii) determined that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of the Company and our shareholders, (iii) approved the merger agreement and the consummation by Company of the transactions contemplated by the merger agreement, (iv) directed that the merger, on the terms included in the merger agreement, be submitted to our shareholders for consideration at the shareholder annual meeting, and (v) recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement. Accordingly, our board unanimously recommends you vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement and the other proposals contained in this proxy statement.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of New York in accordance with the NYBCL or at such later time as is permissible in accordance with the NYBCL and as the parties may mutually agree (acting reasonably) as specified in the certificate of merger.

Upon completion of the merger, each share of our common stock that is issued and outstanding (other than shares owned by the Company or Parent or any direct or indirect wholly owned subsidiary of the Company or Parent (but not including the Rabbi Trust established by Corning Gas to fund a deferred compensation plan for certain officers)) immediately prior to the effective time of the merger will automatically be cancelled, cease to exist, and will be converted into the right to receive $24.75, in cash, without interest and less required withholding taxes. After the merger is completed, under the terms of the merger agreement, our shareholders will have the right to receive the per share merger consideration, but will no longer have any rights as a shareholder of the Company (except for the dissenters’ rights discussed under Dissenters’ Rights on page 67 of this proxy statement).

Additionally, as a result of the merger: (i) each holder of shares of Series A Preferred Stock will be paid an amount equal to $25.00 per share of Series A Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding; (ii) each holder of shares of Series B Preferred Stock will be paid an amount equal to $29.70 per share of Series B Preferred Stock consisting of $24.90 in respect of the Series B Preferred Stock liquidation preference and $4.80 in respect of the conversion right of the holders of the Series B Preferred Stock, plus an amount equal to any accumulated unpaid dividends then outstanding; and (iii) each holder of shares of Series C Preferred Stock will be paid an amount equal to

$25.00 per share of Series C Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding.

Following the completion of the merger, shares of our common and preferred stock will no longer be traded on the OTCQX or any other public market. In addition, the registration of shares of our stock under the Exchange Act will be terminated.

Background of the Merger

In the summer of 2018, a representative of Argo contacted our CEO, Michael I. German, and communicated a potential interest in acquiring the Company. On August 30, 2018, Mr. German met with Richard Klapow, managing director of Argo, in New York City to get acquainted and learn more about Argo. After further discussions, in October 2018 we entered into a confidentiality agreement with Argo and provided Argo with limited non-public information about the Company. However, discussions did not progress beyond the preliminary stages and Argo did not provide a formal proposal to acquire the Company at that time.

On July 15, 2019, Argo sent us a proposal letter indicating its interest in potentially acquiring the Company. The letter did not specify a price, but suggested Argo could offer as much as fifteen or sixteen times EBITDA, subject to, among other things, completion of due diligence. On July 25, 2019, Argo followed up its initial proposal letter with an indication of interest proposing an initial indicative valuation of the Company of approximately fifteen times our management team’s projection of 2019 EBITDA, requesting an exclusive diligence period, and keeping all terms and conditions from the original proposal letter unchanged.

On July 16, 2019, our board of directors formed a special committee to evaluate offers received by the Company. The board appointed directors Robert B. Johnston and John B. Williamson III to serve on the committee due to their experience and independence.

On July 30, 2019, we entered into an exclusivity agreement with Argo and agreed to not discuss the sale of the Company with any other party until September 2019. Argo then engaged third-party advisors and on August 14, 2019, Mr. German met with Argo and their representatives in New York City to commence in-depth due diligence of the Company. The exclusivity period was subsequently extended at Argo’s request.

Upon completion of preliminary diligence, on October 10, 2019 Argo sent us a letter indicating it would focus on valuation and anticipated providing a definitive proposal shortly. On October 15, our board met, received a status report concerning discussions with Argo from the special committee and management, and considered the possibility of an offer. A partner from our corporate law firm, Kohrman Jackson & Krantz LLP, or KJK, attended the meeting and advised the board concerning the directors’ fiduciary duties when contemplating a sale of the Company. In November, Argo continued to work on its valuation. In December, Mr. Klapow contacted Mr. German and revised Argo’s bid verbally to $21.75 a share, which amounted to a significant reduction of the valuation range initially communicated by Argo. As a result of the decrease in the amount offered by Argo, the special committee and our board unanimously elected to discontinue discussions with Argo concerning a potential transaction.

In early 2020, our board decided to explore engaging a financial advisor to assist the board in evaluating the Company’s strategic options and evaluate any potential bids to acquire the Company. We had discussions with two firms, including Janney Montgomery Scott LLC. On April 27, 2020, we signed a non-disclosure agreement with Janney. After discussions concerning the scope of the engagement in May, on June 11, 2020, we engaged Janney as our exclusive financial advisor to help analyze any proposals we received, potentially provide a fairness opinion and if necessary, conduct a go-shop process (i.e. soliciting other takeover proposals after a definitive agreement had been signed). The special committee members and management recommended Janney because of the firm’s utility experience and recent successful engagements in the industry, as well as the financial terms Janney agreed upon. Although our officers and directors were familiar with Janney, there were no prior engagements involving our officers or directors that influenced the board’s decision to engage Janney.

In February 2020, a new third-party, Party A, contacted Mr. German and communicated an interest in acquiring the Company. Mr. German met with an advisor to Party A in New York City on March 3. On March 6, Party A signed a non-disclosure agreement with us and began preliminary diligence on a potential transaction involving the acquisition of the Company, but we did not agree to communicate with Party A exclusively at that time.

Mr. Klapow reinitiated conversations with Mr. German in March 2020. On April 10, 2020, Argo informed us that it had partnered with a third-party financial partner to offer an updated written proposal to acquire the Company for $23.75 per share of our common stock, noting that the proposal reflected a successfully completed valuation review and that the remaining due diligence would be confirmatory in nature. At that time our board was unsure of the potential impact of the COVID-19 pandemic on the Company’s business and elected to delay proceeding further until the prognosis was clearer.

On June 1, 2020, we signed a non-disclosure agreement with another third-party, Party B, which performed preliminary due diligence and on July 13, 2020 submitted an initial indication of interest valuing the Company in a range from $18.71 to $22.00 per share of our common stock.

On July 9, 2020, Argo and Argo’s financial partner submitted an increase to their proposed purchase price from $23.75 to $24.15 for each issued and outstanding share of our common stock.

On July 16, 2020, we received a letter from a separate third-party, Party C, detailing their qualifications and expressing interest in a transaction. However, Party C did not execute a non-disclosure agreement, nor did it complete any meaningful diligence or propose a valuation range.

On July 17, 2020, Party B resubmitted its letter with a new proposal of $24.73 per share of our common stock. However, Party B failed to conduct in-depth due diligence or provide evidence of committed capital to complete a transaction.

On July 20, 2020, Party A submitted an indication of interest of $23.00 per share of our common stock. On July 21, 2020, following discussions with Janney, Party A submitted a revised indication of interest of $25.00 per share of our common stock.

On July 21, 2020, our board met by telephone to discuss the potential offers. Representatives of Janney and KJK participated, and Janney reviewed the strategic alternatives for the Company with the board. Following that discussion, our board reengaged the special committee members to evaluate the potential acquisition offers.

On July 28, 2020, following discussions with Janney, Argo and Argo’s financial partner submitted a revised proposal of $24.50 (up from $24.15) per share and indicated that they would agree to certain go-shop terms. The special committee instructed Janney to request that Argo agree to a longer go-shop period. On August 11, 2020, after further discussions with Janney regarding its bid, Argo and Argo’s financial partner submitted another revised proposal confirming its price of $24.50 and improving the terms for the proposed go-shop period.

On August 11, 2020, the special committee met with management and representatives of Janney and KJK to discuss the revised proposal from Argo and instructed Janney to contact Party A for its best and final offer. On August 12, 2020, following discussions with Janney, Party A submitted a revised offer of $26.00 per share and provided certain go-shop terms.

On August 17, 2020, the special committee met with management, Janney and KJK to discuss the latest proposals from Argo and Party A and the relative merits of each. The full board met the following day, on August 18. Our management team, Janney and KJK participated in the meeting. KJK had provided the directors with a memo outlining their fiduciary duties in evaluating the offers and a KJK partner summarized those duties for the board at the meeting. The special committee recommended that we proceed with Party A unless Argo increased its bid. At the conclusion of the meeting, our board was prepared to enter into an exclusivity agreement with Party A and instructed Janney to request Argo’s best and final offer before proceeding with Party A. On August 21, 2020, Argo and Argo’s financial partner submitted a revised offer increasing its purchase price to $26.00 per share and keeping all other terms of its previous proposal the same.

The special committee members met with management and counsel on August 24, 2020 to consider the latest revised proposal from Argo. On the morning of August 25, 2020, our board met to discuss the proposal. At the meeting, the special committee members recommended that the board proceed with Argo unless Party A was willing to top Argo’s offer. After discussions with management and Janney, the board indicated plans to sign an exclusivity agreement with Argo following a final outreach from Janney to Party A to confirm that they had Party A’s best and final proposal.

Later in the day on August 25, 2020, Party A submitted a revised proposal for the Company with a purchase price of $28.00 per share. On August 26, 2020, the special committee and then our full board met to discuss the revised offer from Party A. Management, Janney and KJK attended the meeting and responded to the board’s questions. The special committee members recommended that the board proceed with Party A unless Argo was willing to meet Party A’s bid. Following the discussion, the board was prepared to grant exclusivity to Party A following outreach from Janney confirming that Argo would not match Party A’s offer.

On August 27, 2020, after discussions with Janney, Argo and Argo’s financial partner submitted a letter withdrawing their proposal to purchase the Company.

On September 4, 2020, we signed a letter of intent and exclusivity agreement with Party A and ceased negotiations with any other potential buyers, and began the confirmatory due diligence process with Party A. On September 30, following numerous diligence calls with Party A and access to substantial documentation within a virtual data room, Party A indicated that it would not be proceeding with the transaction, ending the exclusivity period. On October 8, the special committee met with management, Janney and KJK, and instructed Janney to contact Argo to determine whether Argo remained willing to proceed with a transaction, and if so, on what terms. The special committee emphasized to Janney the importance of an adequate go-shop period, particularly given continued pandemic conditions.

On October 13, 2020, following discussions with Janney, Argo and Argo’s financial partner submitted a revised proposal to acquire the Company for $24.75 per share of our common stock. On October 13, 2020, our board met to discuss the Argo proposal. After obtaining advice from management, Janney and

KJK, the board authorized management to enter into an exclusivity period with Argo for a potential transaction.

On October 16, 2020, we signed an exclusivity agreement with Argo and Argo’s financial partner beginning October 19, 2020 and ending December 1, 2020. After entering into the exclusivity agreement, we instructed KJK to prepare a merger agreement reflecting the terms of Argo’s proposal. On October 27, the special committee met to discuss the progress of the diligence process and the draft merger agreement. After receiving input on the merger agreement from our management team and the special committee members, on November 3, 2020 KJK sent the initial draft of the agreement to Argo’s legal counsel for review.

On November 18, 2020, we received a revised version of the merger agreement from Argo’s legal counsel. The draft reflected various revisions, with the most significant being the changes to the definition of material adverse effect and the events that would trigger the termination fee owed by the Company to Parent. For more information, please see the discussion in the sections titled Company Representations and Warranties and Termination Fee beginning on pages 49 and 66, respectively, of this proxy statement.

On December 1, 2020, we extended the exclusivity agreement with Argo to December 11, 2020 following internal discussions of the special committee members on the progress that Argo was making on diligence and transaction documentation.

On December 4, 2020, we sent a revised version of the merger agreement to Argo’s legal counsel, and on December 9, 2020 we received revisions back from Argo’s legal counsel. The parties were continuing to negotiate the terms of the agreement, including, among other things, the definition of material adverse effect and the events that would trigger the payment of the termination fee. The special committee members instructed counsel to remain firm on retaining a narrow definition of what constitutes a material adverse effect in order to limit the circumstances in which Argo could refuse to complete the merger.

On December 10, 2020, Argo informed us that Argo’s financial partner would no longer be part of the proposed transaction and reassured us that Argo was committed to the transaction on its own, however, it needed additional time to secure internal committee approvals. On December 15, 2020, our board met to discuss the recent developments relating to the withdrawal of Argo’s financial partner and instructed Janney to continue discussions with Argo and KJK to continue negotiation of the language of the merger agreement. On December 21, 2020, we sent a revised version of the merger agreement to reflect that Argo’s financial partner was no longer a party to the agreement, as well as additional revisions.

On December 22, 2020, Argo informed us that it had received approval from its investment committee to proceed with the transaction, subject to satisfactory completion of the merger agreement and disclosure schedules.

The parties continued to exchange drafts of the merger agreement, until ultimately both our board and Argo were comfortable with the terms of the merger agreement, including the definition of material adverse effect and the events that would trigger the payment of the termination fee.

On January 5, 2021, Argo’s legal counsel sent us the initial draft of the voting agreement. The parties to the voting agreement would be bound to vote in favor of the merger and the transactions contemplated by the merger agreement. For more information, please turn to Voting Agreements. beginning on page 39 of this proxy statement. This initial draft included as parties to the voting agreement several of our significant shareholders that were unaware of the transaction. We rejected this approach, and ultimately Argo agreed that only the members of our board would sign the voting agreement. We also added a provision referred to as a fiduciary out which allows our directors to vote against the merger if certain events occurred, including our receipt of a superior proposal.

We called a special board meeting of our board for Monday, January 11, 2021 to review the merits of the deal and vote on the transaction. Prior to the board meeting, Janney provided to the directors its analysis of the fairness of the transaction, which included information about the Company’s historical share price and the Company’s share price as compared to companies in our peer group. Janney also provided information about the Company’s projected financial position. At the meeting, after Janney provided its analysis of the fairness of the transaction, it gave its verbal opinion to our board. Janney was of the opinion that, as of January 11, 2021, the per share cash price of $24.75 to be paid to our common shareholders was fair, from a financial point of view, to our shareholders. Janney provided its formal written opinion later that day.

KJK had previously distributed to our board the final draft merger agreement and recirculated the memo summarizing the directors’ fiduciary duties in connection with the transaction. At the meeting, KJK summarized the salient terms of the merger agreement and summarized the directors’ fiduciary duties. Our directors asked KJK questions with respect to the terms of the merger agreement and in particular about the definition of “material adverse effect.”

The board members also solicited input from management. After discussion, the special committee members both recommended that the board approve the transaction with Argo. The directors unanimously approved the merger, directed that the merger be submitted to our shareholders for consideration at a meeting, and recommended that our shareholders approve the merger and the other transactions contemplated by the merger agreement. The merger agreement was executed by all the parties the next day, on January 12, 2021.

Following the signing of the merger agreement, Janney began the “go-shop” process. For more information, please turn to Go-Shop Period beginning on page 55 of this proxy statement.

At the commencement of the go-shop period, Janney contacted 64 potential acquirors of the Company: 43 strategic parties and 21 private equity parties. We executed non-disclosure agreements with two of these parties and gave them access to due diligence materials. The go-shop period expired on February 26, 2021. At that time, we had not received any superior proposals, nor did the parties that signed the non-disclosure agreements indicate that they would be making any type of firm proposal, and we rescinded their access to the data room.

Reasons for Recommending the Approval of the Merger

In evaluating the merger and the merger agreement, our board consulted with our management team regarding the business and financial condition of the Company, trends in the natural gas distribution industry, our future prospects and the terms and conditions of the merger. In addition, our board consulted with our outside legal advisor, Kohrman Jackson & Krantz LLP, regarding the proposed terms and conditions of the merger and the obligations of the members of the board in their consideration of the merger, and our financial advisor, Janney Montgomery Scott LLC, regarding the price to be paid to our shareholders in the merger. In the course of reaching its determination to approve the merger agreement and the merger, and to recommend that our shareholders vote in favor of the merger, our board carefully considered numerous factors, including those described below. The listed factors are not exhaustive and are not necessarily presented in order of relative importance.

Merger Considerations

Our board believes the following factors concerning the merger support their decision:

•	Our board’s belief, after a thorough review of the Company’s business, financial condition, historical results of operations, three-year strategic plan, four-year financial projections, execution risks, and discussions with our management and advisors, that the value offered to shareholders pursuant to the merger is more favorable to our shareholders than the potential value that might result from other alternatives reasonably available to us, including, but not limited to, the divestiture by the Company of its various business units, our acquisition by a different buyer, acquisitions by the Company of other businesses and the continued operation of the Company as a public company in light of a number of factors, including the risks and uncertainty associated with those alternatives;
•	The current and historical market prices of our stock, including the market performance of our stock relative to those of other companies in our industry and general market indices, and the fact that the merger consideration of $24.75 in cash per share represented a 50.5% premium to the price on January 12, 2021, the last full trading day prior to the public announcement of the merger, and a premium to the Company’s one-year volume weighted average closing price for the prior twelve months;
•	The merger consideration represents an implied multiple of 14.3 times EBITDA for the fiscal year ended September 30, 2020;
•	The board’s belief based upon arm’s length negotiations with Argo that the $24.75 share price to be paid by Parent was the highest price per share that Argo was willing to pay for the Company given the fact that this per share price was higher than the per share price offered by any other potential acquirors, other than Party A, who ultimately declined to pursue the acquisition, and given the fact that Argo only offered a higher per share price when it was in a bidding contest with Party A;
•	The merger consideration of $24.75 per share will be paid in cash, and provides certainty, immediate value and liquidity to our shareholders, and the consummation of the merger will result in a cash payment to all the preferred shareholders and our preferred shareholders will receive all accumulated and unpaid dividends;
•	We have previously engaged in discussions with various parties with respect to possible acquisition transactions and these discussions have not resulted in a definitive agreement or any binding offers that the board considered more attractive than the merger;
•	Our board’s understanding of the business, operations, financial condition, earnings, regulatory position, strategy and prospects of the Company, as well as the Company’s historical and projected financial performance;
•	The challenges we currently face in expanding our business, including general economic conditions in our markets and limitations on our ability to finance growth, as well as a burdensome regulatory framework for utilities imposed by the State of New York;
•	Janney’s oral opinion provided to our board on January 11, 2021 related to Janney’s financial analysis of the Company, which was confirmed by delivery of a written opinion later that day, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Janney in preparing the opinion, the $24.75 per share price of our common stock to be paid in cash to our shareholders pursuant to the merger agreement was fair, from a financial point of view, to our shareholders (for more information about Janney’s fairness opinion, please turn to Opinion of Our Financial Advisor beginning on page 30);
•	The special committee of select board members formed to review the strategic alternatives for the Company and our management team unanimously recommended that our board adopt the merger;
•	Certain key members of the management team are nearing retirement age and the implementation of a formal transition plan has proved difficult to finalize;
•	Argo’s financial strength and commitment to invest sufficient equity in Parent to finance mandated subsidiary utilities’ investment;
•	The high likelihood that the merger will be consummated, based on, among other things, the likelihood of receiving the approval of our shareholders, the limited number of conditions to the merger, and the proven ability of Argo to complete significant acquisition transactions on the agreed terms;
•	The terms of the merger agreement were the result of robust arm’s-length negotiations conducted by us and our outside legal and financial advisors and the benefits that we and our advisors were able to obtain during our extensive negotiations with Argo; and
•	Our board’s fiduciary duties in light of the factors listed above.

Additionally, our board considered the following provisions of the merger agreement itself when making its decision to recommend the merger:

•	Our ability to initiate and engage in discussions or negotiations with any third parties regarding takeover proposals during the go-shop period;
•	The ability of our board to withdraw or modify its recommendation that our shareholders vote in favor of the adoption of the merger agreement in certain circumstances, including in connection with a superior proposal, and our right to terminate the merger agreement in order to accept a superior proposal and enter into a definitive agreement with respect to a superior proposal, in both cases subject to payment of a customary termination fee;
•	The conclusion of the board that the termination fee payable to Parent and the circumstances when a termination fee would be payable are reasonable in light of the benefit of the merger and would not be a significant impediment to third parties interested in making a superior proposal;
•	Our ability to respond to an unsolicited competing acquisition proposal from any bidder after the go-shop period ends and prior to obtaining the shareholder approval for the merger, if our board determines in good faith that the acquisition proposal constitutes a superior proposal (or is reasonably expected to lead to a superior proposal) and that failure to respond would reasonably likely be inconsistent with the directors’ fiduciary duties under New York law;
•	The absence of any condition regarding Parent’s ability to obtain third-party financing to Parent and Merger Sub’s obligation to consummate the merger;
•	The merger agreement’s definition of “company material adverse effect” would allow Merger Sub to not complete the merger only in limited circumstances;
•	Under the merger agreement, our board is permitted to declare and pay regular quarterly cash dividends on our common stock consistent with past practice in an amount not to exceed $0.1525 per share, without the prior consent of Parent;

•	The availability of statutory dissenters’ rights to our shareholders who do not vote in favor of the adoption of the merger and otherwise comply with all required procedures under New York law; and
•	Our explicit retention of our legal and equitable rights and our ability to specifically enforce the terms of the merger agreement, if Parent and Merger Sub fail to consummate the merger despite satisfaction of all the conditions to closing.

Risks Concerning the Merger

Our board also considered certain risks, uncertainties and other potentially negative factors concerning the merger and merger agreement, including:

•	The possibility that our obligation to pay Parent a termination fee of either $1,721,526 or $2,486,648, depending on the timing of the termination, if the merger agreement is terminated under certain circumstances, could discourage other potential acquirers from making a competing proposal to acquire the Company;
•	The restrictions in the merger agreement on our ability to actively solicit competing bids to acquire the Company following the go-shop period;
•	Following the merger, our shareholders will not participate in any potential future earnings or growth of the Company and will not benefit from any appreciation in the value of the Company as a private company;
•	Parent and Merger Sub are newly-formed entities with no substantial assets, and our recourse in the event of a breach by them of the merger agreement will be limited;
•	The lack of a reverse termination fee in the event that Parent and Merger Sub fail to consummate the merger;
•	It is possible that the merger may not be completed even if the merger agreement and the merger are approved and adopted by our shareholders, with potential negative effects on our business or the trading price of our stock, due to a failure of certain conditions to the closing of the merger, some of which are beyond our control, including the receipt of certain regulatory approvals, as described in the section titled Regulatory Approvals Required for the Merger beginning on page 42 of the proxy statement;
•	The merger agreement’s restrictions on the conduct of the Company’s business prior to the completion of the merger, which generally require us to conduct our business only in the ordinary course and subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise or any other action that we might otherwise take with respect to the operations of the Company;
•	The risks and contingencies related to the announcement and pendency of the merger agreement, including the impact on our existing and prospective business relationships;
•	The receipt of cash by our shareholders in exchange for their shares pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes; and
•	The fact that the Company’s directors and executive officers may have interests with respect to the merger that differ from, or are in addition to, the interests of our shareholders generally, which may present the directors and executive officers with actual or potential conflicts of interests, which interests are described in the section titled Interests of Our Directors and Officers in the Merger beginning on page 36 of this proxy statement.

After taking into account all of the factors described above, as well as others, our board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to our shareholders. Accordingly, the board unanimously determined that the merger, merger agreement and other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and our shareholders.

This discussion of factors considered by our board is not intended to be exhaustive, but summarizes the material factors considered by the board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board did not find it useful and did not attempt to assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement. In addition, individual directors may have given differing weights to different factors. The board based their recommendations on the totality of the information presented, including through discussions with, and inquiry of, the Company’s management and outside legal and financial advisors regarding some of the matters described above. The explanation of our board’s reasons for recommending the merger contain forward-looking statements and should be read in conjunction with the section of this proxy statement titled Cautionary Statement Regarding Forward-Looking Statements beginning on page 11.

Financial Projections

We do not as a matter of course make public projections as to future performance or earnings and are especially wary of making projections for extended earnings periods given the unpredictability of the underlying assumptions and estimates. However, financial forecasts for the Company for the fiscal years 2021, 2022, 2023 and 2024 prepared by management were provided to our board and made available to Argo and to potential bidders during the go-shop period. The projections were also provided to our financial advisor, Janney, for use in connection with its financial analyses and opinion.

The financial projections were not prepared for public disclosure. We have included a summary of these projections below to give you access to certain nonpublic information provided to other parties, including Argo, in connection with the merger. You should not consider our inclusion of the summary of the projections as an indication that we believe this information to be material.

We have advised the recipients of the projections that the internal financial forecasts upon which the projections were based are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, NYPSC and PAPUC regulatory orders and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond our control. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than projected. The projections were prepared for internal use and to assist potential buyers with their due diligence investigations of the Company and were not prepared with a view toward public disclosure or toward compliance with generally accepted accounting principles, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections included in this proxy statement have been prepared by, and are the responsibility of, our management team. Freed Maxick CPAs, P.C., our independent auditing firm, has not examined, compiled or performed any procedures with respect to the projections, and accordingly, Freed Maxick does not express an opinion or any other form of assurance with respect to the projections.

Projections of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under Cautionary Statement Regarding Forward-Looking Statements beginning on page 11 of this proxy statement, and there is no assurance that the projections or the underlying assumptions will be realized. Since the projections cover multiple years, this information by its nature becomes less predictive with each successive year.

The following table summarizes these financial projections.

	Projections for Fiscal Years (in thousands)
	2021	2022	2023	2024
Revenue (1)	$39,264	$41,473	$42,561	$43,682
Gross Margin (2)	30,193	32,211	33,054	33,924
EBITDA (3)	14,055	15,677	16,062	16,447
Net Income	4,446	5,372	5,718	5,925

(1)	Revenue growth rate is forecasted at 21.2% in 2021, 5.6% in 2022, 2.6% in 2023, and 2.6% in 2024.
(2)	Gross Margin forecast assumes 76.9% in 2021, 77.7% in 2022, 77.7% in 2023, and 77.7% in 2024.
(3)	Adjusted EBITDA represents net income (or loss) attributable to the Company’s common shareholders, excluding: (i) interest expense, (ii) income tax expenses, and (iii) depreciation, amortization and accretion.

Opinion of Our Financial Advisor

At a meeting of our board held on January 11, 2021, our financial advisor Janney Montgomery Scott LLC delivered to the board Janney’s oral opinion, subsequently confirmed in writing, that as of January 11, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Janney’s written opinion, the merger consideration was fair, from a financial point of view, to the holders of the Company’s common stock entitled to receive the merger consideration.

The full text of the written opinion of Janney, dated as of January 11, 2021, which includes, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Exhibit B to this proxy statement and is incorporated into this proxy statement by reference in its entirety. We urge you to read the Janney opinion carefully and in its entirety. Janney’s opinion was addressed to, and provided solely for the information and benefit of, our board in connection with their evaluation of the proposed transaction. Janney’s opinion does not address the relative merits of the proposed transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of our board to engage in the proposed transaction. The opinion does not constitute a recommendation to our board or to any other persons in respect of the proposed merger, including as to how any of our shareholders should vote or act in respect of the proposed merger or otherwise.

In connection with rendering its opinion, Janney had, among other things:

•	Reviewed certain publicly available information such as annual reports, quarterly reports and SEC filings of the Company;
•	Reviewed the historical financial performance, current financial position and general prospects of the Company;

•	Reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company, including certain historical financial adjustments and financial forecasts prepared by the management of the Company, as approved for Janney’s use by the Company, which are referred to as the “forecasts,” and are described in Financial Projections beginning on page 29;
•	Discussed the Company’s historical financial performance, current financial position and general prospects with members of our senior management team;
•	Reviewed the proposed financial terms of the merger, as set forth in the draft merger agreement dated January 10, 2021;
•	Reviewed the current and historical price ranges and trading activity of the Company’s common stock;
•	To the extent deemed relevant, analyzed the premiums paid for certain selected recent control merger and acquisition transactions of publicly traded companies and compared the implied premium of the merger consideration to these transactions;
•	To the extent deemed relevant, analyzed information of certain selected publicly traded companies and compared the Company from a financial point of view to these other companies;
•	To the extent deemed relevant, analyzed information of certain other selected merger and acquisition transactions and compared the merger from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available;
•	Discussed with our board and certain members of our senior management team the strategic aspects of the merger, including, but not limited to, past and current business operations, financial condition and prospects (including their views on the risks and uncertainties of achieving the Company’s forecasts); and
•	Performed such other analyses and examinations as Janney deemed necessary, including, without limitation, its assessment of general economic, market and monetary conditions.

For purposes of its analysis and opinion, Janney assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Janney, without any independent verification of this information (and assumed no responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the forecasts, Janney assumed with the Company’s consent that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company. Janney expressed no view as to the forecasts or the assumptions on which they were based.

For purposes of its analysis and opinion, Janney assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver or modification. Janney further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the merger or reduce the contemplated benefits to our common stock shareholders with respect to the merger.

Janney did not conduct a physical inspection of the properties or facilities of the Company and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor was Janney furnished with any valuations or appraisals. Janney did not evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Janney’s opinion is necessarily based upon information made available to Janney as of January 11, 2021 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Subsequent developments may affect Janney’s opinion and Janney does not have any obligation to update, revise or reaffirm its opinion.

Janney’s opinion was furnished solely for the use and benefit of our board in connection with its consideration of the merger with companies affiliated with Argo, and does not constitute a recommendation to any shareholder of the company as to whether such shareholder should vote for the merger or any other matter. Janney’s opinion may not be relied upon by any creditors or other stakeholders of the Company. Janney’s opinion is directed only to the fairness, from a financial point of view, as of the date of its opinion, of the $24.75 per share in cash to be received by common shareholders pursuant to the merger agreement and does not address the fairness of the merger to, or any consideration received in connection therewith by, or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, whether relative to the $24.75 per share in cash to be received by common shareholders pursuant to the merger agreement or otherwise. Janney’s opinion was approved by a Janney fairness opinion committee.

Financial Analyses Conducted by Janney

The following is a summary of the financial analyses presented to our board at its meeting held on January 11, 2021, in connection with the delivery of Janney’s oral opinion at that meeting and its subsequent written opinion.

In its evaluation of the proposed transaction, Janney analyzed the historical and projected financial performance of the Company and considered several valuation methodologies, including comparable public trading multiples analysis, a precedent transaction analysis, a discounted cash flow analysis and a premiums paid analysis, among others.

The summary set forth below does not purport to be a complete description of the analyses performed by Janney in arriving at its opinion. The fact that any specific analysis has been referred to in the summary below or in this proxy statement is not meant to indicate that this analysis was given more weight than any other analysis. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. No company, business or transaction used in Janney’s analyses as a comparison is identical to the Company, nor is an evaluation of such analyses entirely mathematical. In arriving at its opinion, Janney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Janney believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of Janney, create an incomplete and misleading view of the analyses underlying Janney’s opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Janney’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Janney’s analyses.

The analyses performed by Janney include analyses based upon forecasts of future results, which results might be significantly more or less favorable than those upon which Janney’s analyses were based. The analyses do not purport to be appraisals or to reflect the prices at which the Company’s shares might trade at any time after announcement of the merger with companies affiliated with Argo. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Janney nor any other person assumes responsibility if future results or actual values are materially different from those contemplated above.

In conducting its analysis, Janney used the following valuation methodologies:

Comparable Public Trading Multiples Analysis. Janney reviewed and compared certain historical and projected financial information for the Company to corresponding historical and projected financial information, ratios and public market multiples for the following publicly-traded companies in the utility industry:

•	Atmos Energy Corporation;
•	Chesapeake Utilities Corporation;
•	Northwest Natural Holding Co.;
•	ONE Gas, Inc.;
•	RGC Resources, Inc.;
•	South Jersey Industries, Inc.;
•	Spire, Inc.;
•	Southwest Gas Holdings, Inc.; and
•	Unitil Corporation.

Although none of the chosen companies are identical to the Company, Janney selected these companies because they had publicly traded equity securities and were deemed to be similar to the Company in one or more respects including the nature of their business, size and financial characteristics or performance.

Janney reviewed and analyzed each of these companies’ enterprise value as a multiple of LTM adjusted EBITDA and 2020 and 2021 Projected Adjusted EBITDA and closing share prices as of January 8, 2021 as a multiple of LTM earnings-per-share (EPS), and 2020 and 2021 projected EPS. Based on this information, Janney calculated the Company’s implied enterprise value range, implied share price range and implied equity value per share range based on the 25th percentile and the 75th percentile range of LTM and 2020 and 2021 projected multiples of EBITDA and LTM and 2020 and 2021 projected multiples of EPS. LTM financial information and adjustments for the Company were provided to Janney by the Company’s management. LTM adjustments to EBITDA provided by the Company’s management total approximately $910,000, which includes consolidation of the full year financial impact related to the

Company’s purchase of the remaining 50% interest in the Leatherstocking Gas and Leatherstocking Pipeline join venture subsidiaries on July 1, 2020, non-recurring expenses related to technology upgrades as a result of a previous cyber attack, non-recurring expenses related to reconciliation corrections from prior years, and non-recurring expenses related to COVID-19. Projected 2020 financial information for the Company was based on nine months of actual performance from January 1 through September 30, 2020 and three months of projected performance from October 1 through December 31, 2020 provided by the Company’s management to Janney as described above in this section.

The following table summarizes the results of the comparable public trading multiples analysis:

	25th Percentile		75th Percentile		Implied Share Price Range
Enterprise Value / LTM Adjusted EBITDA	11.0	x	13.3	x	$16.74	$25.10
Enterprise Value / 2020E Adjusted EBITDA	10.3	x	13.2	x	$16.23	$27.53
Enterprise Value / 2021E Adjusted EBITDA	9.5	x	11.2	x	$20.58	$28.68
Price / LTM Earnings Per Share	16.5	x	21.1	x	$17.27	$22.08
Price / 2020E Earnings Per Share	16.6	x	20.1	x	$18.97	$22.94
Price / 2021E Earnings Per Share	14.5	x	18.3	x	$21.66	$27.35

Precedent Transactions Analysis. Based on publicly available information, Janney analyzed certain information relating to the following selected transactions announced in the utility industry since 2016 and compared the merger with companies affiliated with Argo from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available.

Date Announced	Acquirer	Target
12/30/2020	UGI Corporation	Mountaintop Energy Holdings LLC
10/21/2020	Avangrid, Inc.	PNM Resources, Inc.
12/5/2019	Chesapeake Utilities Corporation	Elkton Gas Company
6/3/2019	J.P. Morgan Asset Management, Inc.	El Paso Electric Company
10/23/2018	Aqua America Inc.	LDC Funding LLC (Peoples Natural Gas Company)
5/21/2018	NextEra Energy, Inc.	Gulf Power Company
4/23/2018	CenterPoint Energy, Inc.	Vectren Corporation
10/16/2017	South Jersey Industries, Inc.	Elizabethtown Gas Company
8/31/2017	Liberty Utilities Co.	St. Lawrence Gas Company, Inc.
2/21/2017	PNG Companies LLC (Peoples Natural Gas Company)	Delta Natural Gas Company, Inc.
1/25/2017	AltaGas Ltd.	WGL Holdings, Inc.
10/10/2016	First Reserve Energy Infrastructure Fund II, LP	Gas Natural Inc.
4/26/2016	Spire Inc.	EnergySouth, Inc.
2/1/2016	Dominion Resources, Inc.	Questar Corp.

Although none of the target companies in the selected transactions were identical to the Company, Janney selected these transactions because the respective targets were deemed to be similar to the Company in one or more respects including the nature of their business, size and financial characteristics or performance.

Janney reviewed and analyzed for each of these transactions the implied enterprise value of the target company based on the announced transaction price as a multiple of LTM adjusted EBITDA and equity value as a multiple of LTM earnings. Based on the range of this information, Janney calculated the

Company’s implied enterprise value range, implied equity value range and implied equity value per share range based on the 25th percentile and the 75th percentile range of LTM multiples of adjusted EBITDA and LTM earnings. LTM financial information and adjustments for the Company were provided to Janney by our management team.

The following table summarizes the results of the precedent transaction analysis:

	25th Percentile		75th Percentile		Implied Share Price Range
Enterprise Value / LTM EBITDA	11.9	x	15.5	x	$19.81	$33.15
Enterprise Value / LTM Earnings Per Share	22.8	x	27.7	x	$23.88	$28.91

Discounted Cash Flow Analysis. Janney performed a discounted cash flow analysis to estimate the present value of the Company’s common stock based on the Company’s projected future cash flows. Janney used the Company’s projections for the fiscal years ended 2021–2024 as described above in this section. For purposes of its discounted cash flow analyses, unlevered free cash flow is defined as operating income less taxes, plus depreciation and amortization expenses, less capital expenditures, less change in net working capital. Janney utilized an illustrative terminal value in the year 2024 based on an Enterprise Value/EBITDA exit multiple range of 11.6x to 12.6x that was determined based on Janney’s experience and professional judgment, which included, but was not limited to, reviews of relevant multiples from the Comparable Public Trading Multiples Analysis above. Janney discounted the unlevered free cash flows and terminal value to a present value as of December 31, 2020, using the mid-year discount convention and a range of discount rates of 9.2% to 11.2%. The range of discount rates was derived based on the Company’s assumed weighted average cost of capital under the capital asset pricing model based on Janney’s experience and professional judgment and included assumptions regarding post-tax cost of debt, market risk premium, equity size premium, risk free rate, beta (which was based on a re-levered adjusted beta of the companies used in the Comparable Public Trading Multiples Analysis above) and debt to total capitalization. Janney then subtracted from the range of illustrative enterprise values it derived for the Company the amount of net debt (including the Series B Preferred Stock) of the Company to calculate the present values of illustrative equity values of the Company. Janney then divided such present values of illustrative equity values by the number of shares of Company common stock outstanding on a fully diluted basis. This analysis resulted in a range of illustrative per share value of $20.82–$27.68. It should be noted that the implied valuation per share range using this method is highly dependent upon our management’s projections as well as the terminal value assumptions used.

Premiums Paid Analysis. Based on publicly available information, Janney analyzed the premiums paid on announced and completed control acquisitions over the last twelve months for companies that are publicly traded on a U.S. exchange with transaction values between $100 million and $1 billion, excluding transactions in the financial services, real estate and biotechnology sectors. Based on this information and the professional judgment of Janney, Janney used the 25th percentile and the 75th percentile range of these premiums for the one day, one-week and one-month periods prior to the Company’s share price on January 8, 2021 to reach an implied value per share range for the Company.

The results of this analysis are summarized in the following table:

	Premium		Implied Share Price Range
	25th Percentile	75th Percentile	25th Percentile	75th Percentile
One-Day	29.9%	84.8%	$22.08	$31.42
One-Week	25.3%	79.8%	$19.79	$28.39
One-Month	30.0%	78.9%	$20.43	$28.12

Miscellaneous

The terms of the merger were determined through negotiations between the Company and Argo, and were approved by our board. Although Janney provided advice to our management team and board during the course of these negotiations, the decision to enter into the merger agreement was solely that of our board. Janney did not recommend any specific consideration to the Company or our board, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger. As described above, the opinion of Janney and its presentation to our board were among a number of factors taken into consideration by our board in making its determination to approve the merger agreement and the merger.

We retained Janney based on Janney’s qualifications, experience and expertise as an investment banking and financial advisory firm. After considering a number of investment banking and financial advisory firms, the Company determined that Janney offered the optimal combination of experience, sophistication and cost effectiveness. Janney, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes.

Pursuant to the terms of the engagement letters between Janney and the Company, the Company agreed to pay to Janney a fee upon Janney’s delivery of its written opinion in the amount of $250,000, a fee for financial advisory services rendered in the amount of $175,000, and a fee upon the consummation of the merger in consideration of financial advisory services rendered in connection with the merger of $575,000, for an aggregate amount of fees of approximately $1 million. The total amount of fees contingent upon the successful completion of the merger is $575,000. The fee for rendering its written fairness opinion is not contingent on the successful completion of the merger or the conclusions expressed in the opinion. In addition, the Company agreed to reimburse Janney for its reasonable out-of-pocket expenses, including attorneys’ fees and disbursements, and to indemnify Janney and related persons against various liabilities, including certain liabilities under the federal securities laws.

Janney, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As of the date of its written opinion, Janney, on behalf of its own account and for the accounts of its customers, held 65,322 shares of our common stock, which represents approximately 2% of our issued and outstanding common stock as of that date. Except as described in this proxy statement, there are no other material relationships that existed during the two years prior to the date of this proxy statement or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Janney and any party to the merger. Janney or its affiliates may provide investment and corporate banking services to Argo and its affiliates in the future, for which Janney or its affiliates would seek customary compensation. Janney provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time affect transactions and hold securities, including, without limitation, derivative securities, of the Company or its affiliates for its own account and for the accounts of customers.

Interests of Our Directors and Officers in the Merger

In considering the recommendations of our board with respect to the merger, you should be aware that our directors and executive officers have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of our other shareholders. These interests may present our directors and executive officers with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our board was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to our shareholders that they vote for the merger and approve the transactions contemplated by the merger agreement.

Merger-Related Compensation of Our Board of Directors

Before we entered into the merger agreement, each member of our board of directors, except our CEO Michael I. German, received 450 restricted shares of our common stock on a quarterly basis for his service on the board during the prior quarter. The shares awarded become unrestricted upon a director leaving the board. Our directors did not receive cash compensation for serving on the board. On January 12, 2021, we discontinued the issuance of stock compensation for our directors as required by the merger agreement, and in 2021, we intend to compensate our directors with deferred cash payments equal in value to 450 shares a quarter. For more information about the compensation paid to our board, please turn to Director Compensation on page 75.

If the merger is completed, the restrictions applicable to the directors’ restricted stock will lapse and the directors will be entitled to receive the $24.75 per share merger consideration for their restricted shares. The board members hold the following restricted shares entitling them to receive the listed aggregate merger consideration upon completion of the merger: Henry B. Cook, Jr., 21,496 restricted shares entitling him to receive $532,026; Ted W. Gibson, 21,540 restricted shares entitling him to receive $533,115; Robert B. Johnston, 16,650 restricted shares entitling him to receive $412,088; each of Joseph P. Mirabito, William Mirabito and John B. Williamson III, 17,696 restricted shares entitling them to receive $437,976; and George J. Welch, 21,450 restricted shares entitling him to receive $530,888.

In addition to their restricted shares, our board members, including Mr. German, and companies affiliated with our board members, own a significant number of shares of our common and preferred stock, aligning their interest with those of all of our shareholders. For example, as a group our board members own nearly one third of our outstanding common shares. As a result, upon completion of the merger our board members will be entitled to receive a significant portion of the merger consideration. For more information about the board’s stock ownership, please turn to Stock Ownership of Management and Other Major Shareholders on page 84.

Merger-Related Compensation of Our Senior Executive Officers

This section provides information required by Item 402(t) of Regulation S-K of the Exchange Act regarding the compensation for each of our senior executive officers that relates to the merger. The following table summarizes amounts that may be payable to the listed officers if the merger is completed. The amounts included in the following table have been calculated assuming that the merger is completed on January 12, 2022 (the initial expiration date of the merger agreement), the merger consideration is $24.75 per share of our common stock, and each listed officer experiences a qualifying termination of employment on January 12, 2022. The amounts indicated below are estimates of amounts that would be payable to the listed officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. The merger-related compensation payable to these individuals is subject to a non-binding advisory vote of our shareholders, which is described in Proposal 3: Advisory Proposal to Approve Merger-Related Compensation beginning on page 87 of this proxy statement.

Name and Title	Cash	Equity (1)	Total
Michael I. German (2) Chief Executive Officer and President	$572,220	—	$572,220
Charles A. Lenns (3)(4) Chief Financial Officer and Treasurer	243,987	$193,875	437,862
Matthew J. Cook (3) Vice President — Operations	162,463	—	162,463
Russell S. Miller (3) Vice President — Gas Supply and Marketing	153,685	—	153,685

1.	Does not include unrestricted common or preferred shares. For more information about the stock ownership of our officers, please turn to Stock Ownership of Management beginning on page 84.
2.	Mr. German’s employment agreement provides that if his employment is terminated within a year of a “change in control” by the Company without “cause” or by Mr. German for “good reason” (the terms in quotes are defined in the employment agreement), then Mr. German will be entitled to a severance package equal to three times his then current annual salary. The merger with companies affiliated with Argo would be considered a “change in control” under the employment agreement. The cash column reflects Mr. German’s annual 2021 salary multiplied by three. For more information about Mr. German’s employment agreement, please turn to Employment Agreements on page 82.
3.	The Company has entered into change of control agreements with Messrs. Cook, Lenns and Miller. The change of control agreements provide that if the executive’s employment is terminated within a year of a “change in control” by the Company without “cause” or by the executive for “good reason” (the terms in quotes are defined in the agreements), then we will be required to pay to the executive an amount equal to the executive’s average includable compensation (salary and cash bonuses) for the base period (generally the most recent five tax years before the change in control under Section 280G of the tax code), subject to reduction if the payment is subject to the excise tax imposed by Section 4999 of the tax code (we do not believe that the excise tax would be imposed on the payments). We are required to make the payment in a lump sum within 90 days after the executive’s separation from service. The merger with companies affiliated with Argo would be considered a “change in control” under the agreements. The cash column reflects our calculation of each of Messrs. Cook, Lenns and Miller’s average includable compensation for the base period (the calculation does not reflect a 2021 bonus, as it has not yet been determined if they will receive a 2021 bonus). The base period for Mr. Lenns includes 2020 and 2021, as he joined the Company in 2020. For more information about the executives’ change in control agreements, please turn to Change of Control Agreements on page 82.
4.	In August 2020, the Company granted to Mr. Lenns 4,500 shares of restricted common stock and an option to purchase 10,000 common shares for $16.50 a share. Upon completion of the merger with companies affiliated Argo, the restricted shares will vest and Mr. Lenns will receive the $24.75 per share merger consideration for his restricted shares. Pursuant to the merger agreement, Mr. Lenns’ options will be converted into the right to receive the excess of the merger consideration over the per share exercise price of the options. The equity column includes $111,375 for Mr. Lenns’ restricted shares and $82,500 for his options (the $24.75 per share merger consideration less the $16.50 exercise price multiplied by the number of options). For more information about the treatment of options under the merger agreement, please turn to Stock Options on page 47. In addition, Mr. Lenns received a $12,500 bonus in connection with the signing of the merger agreement, which is included in the cash column.

New Employment Arrangements

As of the date of this proxy statement, none of our executive officers has entered into any agreement or understanding with Parent regarding employment with, or the right to participate in the equity of, Parent or the Company. Although there are no agreements or understandings currently, certain of our executive officers may, prior to the closing of the merger, enter into new arrangements with Parent regarding these or similar matters. Argo has informed us that it currently intends to retain our senior management team following completion of the merger.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the terms of the merger agreement, directors and executive officers of the Company will be entitled to ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For more information, please turn to Directors’ and Officers’ Indemnification and Insurance beginning on page 60.

Voting Agreements

Our board members, who collectively own approximately one-third of the shares of our preferred and common stock as of the record date, have entered into a voting agreement with Parent, pursuant to which they agreed to vote in favor of the merger and the transactions contemplated by the merger agreement, subject to limitations included in the voting agreement relating to circumstances under which the board no longer supports the merger as permitted by the merger agreement.

Consequences If the Merger Is Not Completed

If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved by our shareholders, or if the merger is not completed for any other reason, you will not receive any consideration for your shares of our stock. Instead, we will remain a public company, and our stock will continue to be listed and traded on the OTCQX and registered under the Exchange Act.

We expect that our management team will operate our business in a manner similar to that in which it is being operated today and that holders of shares of our stock will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of our stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our stock, including the risk that the market price of our stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the proposal to approve the merger and the other transactions contemplated by the merger agreement is not approved or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

In addition, upon termination of the merger agreement under specified circumstances, we would be obligated to pay Parent a termination fee equal to equal to $2,486,648. There is no reverse termination fee in the event that Parent elects not to consummate the merger, although the merger agreement specifies that we retain all of our legal and equitable rights if Parent fails to complete the merger. For more information, please to Termination Fee beginning on page 66 of this proxy statement.

Financing of the Merger

The consummation of the merger is not conditioned upon Parent’s receipt of third-party financing. We anticipate that the total amount of funds necessary to pay all of the merger consideration to our common and preferred shareholders in connection with the merger will be approximately $94.7 million. The payment of the merger consideration by Parent will be funded in its entirety by an affiliate of Argo that has delivered an equity commitment letter to Parent in support of the merger and that affiliate’s investors.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of our shareholders whose shares of our stock are converted into the right to receive cash in the merger. This discussion is based on the current provisions of the tax code, applicable U.S. Treasury regulations promulgated under the tax code, judicial authority and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. Any change could alter the tax consequences to the holders as described below. No ruling from the Internal Revenue Service (IRS) has been or will be sought with respect to any aspect of the merger.

This discussion does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not these transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of our stock other than pursuant to the merger. This discussion does not address the U.S. federal income tax consequences to holders of shares who demand appraisal rights under New York law. Furthermore, this discussion applies only to our shareholders that hold their stock as “capital assets” within the meaning of Section 1221 of the tax code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our stock,
•	persons holding our stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction,
•	U.S. holders whose functional currency is not the U.S. dollar,
•	persons who acquired our stock as compensation through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation,
•	banks and certain other financial institutions,
•	insurance companies,
•	regulated investment companies,
•	real estate investment trusts,
•	partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes,
•	controlled foreign corporations and passive foreign investment companies,
•	certain former citizens or residents of the United States,
•	tax-exempt organizations,

•	tax-qualified retirement plans or other tax-deferred accounts, or
•	persons subject to the United States alternative minimum tax.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds our stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is:

•	an individual citizen or resident of the United States,
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia,
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•	a trust if a court within the United States can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The conversion of our common stock into the right to receive cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for the shares. Gain or loss will be determined separately for each block of our common stock (i.e., shares of our common stock acquired at the same cost in a single transaction). This gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in our common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Certain U.S. holders that are individuals, trusts or estates are subject to a 3.8% U.S. federal tax on certain investment income, including gain from the conversion of our common stock into the right to receive cash in the merger.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of our common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes). Payments made to a non-U.S. holder upon the conversion of the shares of our common stock into the right to receive cash in the merger may also be subject to U.S. federal income tax unless the non-U.S. holder qualifies for an exemption. There are a number of exemptions for non-U.S. holders, and you should consult with your tax advisor to determine if one exists for your particular situation.

Preferred Shareholders

Payments made to our preferred shareholders, both in the form of cash in exchange for their preferred shares and unpaid dividends will also generally be a taxable event to our preferred shareholders, and subject to the same rules and regulations as our common shareholders, including the rules and regulations as they relate to U.S. holders and non-U.S. holders. We suggest that you consult with your tax advisors to determine your particular tax consequences.

Information Reporting and Backup Withholding

Payments made in exchange for our common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

This discussion of material U.S. federal income tax consequences is for general information only and is not tax advice. We urge you to consult with your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the merger arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Regulatory Approvals Required for the Merger

We currently anticipate completing the merger in the first quarter 2022. In order to complete the merger, the Company and Argo are required to obtain certain federal and state regulatory approvals. The required regulatory approvals include the expiration or termination of the waiting period under the HSR Act (if applicable), and approvals of the New York Public Service Commission (NYPSC) and the Pennsylvania Public Utility Commission (PAPUC).

We cannot definitively determine the time frame necessary to obtain the requisite authorizations, approvals and consents, as described in additional detail below, although we anticipate the timely receipt of the required approvals in the fourth quarter 2021 or first quarter 2022. However, there can be no assurance as to the precise timing of or our ability to obtain the approvals.

This section briefly summarizes the federal and state regulatory approvals required in order to consummate the merger.

Hart-Scott-Rodino Act

Completion of the merger may be subject to the expiration or termination of the waiting period under the HSR Act. At this time, we believe that the merger does not meet the reporting requirements of the HSR Act and the related rules and regulation that are presently in effect. However, nearer to the closing date of the merger, we will reevaluate whether the merger meets the reporting requirements of the HSR Act and the related rules and regulations that are in effect at that time, which may differ from those presently effective.

If the merger meets the relevant criteria under the HSR Act and the related rules and regulations, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the U.S. Department of Justice (DOJ) and the Federal Trade Commission (FTC) by each of the Company and Parent and the applicable waiting period has expired or been terminated.

The waiting period with respect to the notification and report forms filed under the HSR Act expires thirty calendar days after the date both parties have submitted their filings, unless otherwise terminated or extended. The waiting period can be earlier terminated by the DOJ and FTC upon request of either the Company or Parent. The waiting period can be extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material (known as a second request) to the Company and Parent. A second request is a request that the parties to a merger or acquisition provide the DOJ or FTC with information, documents and data that allows the agency to further consider whether the proposed transaction violates the federal antitrust laws. The issuance of a second request extends the required waiting period to consummate the transaction for an additional thirty days, measured from the time both the Company and Parent certify that they have substantially complied with the second request, unless that waiting period is earlier terminated by the DOJ and FTC, or unless the parties extend that thirty-day period by agreement with the DOJ or FTC, as applicable. Responding to a second request is burdensome and time-consuming, often requiring more than six to eight months for the parties to comply.

At any time before or after consummation of the merger, regardless of the termination of the waiting period under the HSR Act, the DOJ, FTC or any U.S. state could take any action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Argo. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if a challenge is made, there can be no assurance as to its result.

Under the merger agreement, the Company and Argo generally must use reasonable best efforts to take necessary actions to obtain all regulatory approvals required to complete the merger, subject to certain exceptions.

State Regulatory Approvals

New York Regulatory Approvals

In New York, the acquisition of a public utility is governed by Section 70 of the New York Public Service Law (Public Service Law). Under the Public Service Law, the NYPSC may not approve a merger unless the merger is shown to be in the public interest, which generally requires showing that the merger will result in net positive benefits to customers of the utility. The determination of net positive benefits generally involves totaling up benefits and risks and determining whether the benefits outweigh the risks. The net positive benefits must be demonstrated.

Under the Public Service Law, the Company and Argo will submit a joint request for approval of the merger by filing a petition with the NYPSC. The petition must provide basic information about the parties, the transaction and their financial condition, and it typically includes a copy of the acquisition agreement, financial information regarding the parties, and prepared written testimony from one or both parties supporting the petition. Since the emphasis of the NYPSC’s inquiry is likely to be on the suitability of the acquiring entity (in this case, Parent/Argo) to own and operate the utility being acquired, much of the petition and supporting documentation, including the prepared testimony, tends to focus on the attributes, experience and financial strength of the acquiring entity.

Once the petition is filed, the NYPSC will generally assign an administrative law judge to oversee the case. The petition is a public document and interested parties may participate in its consideration. The administrative law judge will typically hold one or more procedural conferences to establish a schedule for the filing of testimony and for evidentiary hearings and public statement hearings and to deal with any other matters raised by the parties. Cases are generally either litigated or resolved via settlement.

In either the litigation or settlement procedural path, the parties and interested third parties will exchange information (for example, discovery, testimony and exhibits) and will address procedural and discovery questions with the administrative law judge.

If the case goes to litigation, following the exchange of information, the case will proceed to evidentiary hearings before the administrative law judge. In some cases, the administrative law judge may issue what is referred to as a “recommended decision,” with an opportunity for the parties to file briefs in favor of or against the recommended decision. In other cases, the administrative law judge simply issues a report or draft order to the NYPSC. The case will then be presented to the NYPSC for decision.

If the parties decide that some or all issues may be settled without resort to litigation, they may notify the NYPSC, the administrative law judge and all parties of their intent to enter into settlement negotiations. Those negotiations are confidential, open to all parties to the proceeding and are conducted off the record. If negotiations are successful, the parties to the settlement will prepare and file a joint proposal to document the terms of the agreement. At that point, the administrative law judge will typically hold evidentiary hearings on the joint proposal to permit the signatory parties to enter into the record the joint proposal and to permit opponents of the joint proposal to cross-examine the signatory parties and introduce into the record the opponents’ testimony in opposition to the joint proposal. The administrative law judge will prepare a draft order for the NYPSC that outlines the judge’s recommendation on the joint proposal. The NYPSC will then make its decision to approve, reject or modify the joint proposal. These draft orders are generally not public record.

There is no statutory timeline for the NYPSC to make its decision, and it is not unusual for the NYPSC to take several months to do so. If the NYPSC approves a petition or the joint proposal, the approval order typically includes a requirement that the acquiring entity (Parent) agree to abide by the provisions of the order and to submit a written statement of acceptance. Parties may seek a rehearing if their petition or joint proposal is denied.

Pennsylvania Regulatory Approvals

Under Pennsylvania law, the PAPUC reviews mergers and acquisitions (sometimes called change of control) under its specific authority granted in the Public Utility Code to issue certificates of public convenience. A certificate of public convenience will only be issued if the proposed transaction is “necessary or proper for the service, accommodation, convenience, or safety of the public.” This has been interpreted by courts as requiring the PAPUC to determine whether granting an application will potentially provide “affirmative benefits” to the public in some substantial way.

The PAPUC requires applicants (in this case, Argo and the public utilities who will be acquired by Argo) seeking a certificate of public convenience in a connection with a proposed merger, acquisition or change of control of a public utility to demonstrate it will have the necessary (1) financial, (2) technical and (3)

legal fitness to provide the proposed utility service. Additionally, it must be shown that the proposed transaction will provide “affirmative benefits” to the public.

After an application is filed, the PAPUC will publish notice of the application in the Pennsylvania Bulletin to allow interested parties an opportunity to protest the relief requested in the application or to intervene in the proceeding. The applicant(s) must also publish the notice in a newspaper of general circulation covering the territory sought, usually once a week for two consecutive weeks. The application process follows one of two tracks depending upon whether the application is contested— litigation or an on-paper/staff review.

In litigation, the matter will proceed with testimony and hearings on the standards stated above. At the conclusion of the hearings, briefs are filed and an administrative law judge issues an initial decision, which is a recommendation to the PAPUC. Parties may file exceptions to the initial decision, and the PAPUC will then review the initial decision and exceptions. The initial decision does not bind the PAPUC. The PAPUC will then issue a decision/final order on whether to approve the application.

Under the second option (on-paper/staff review), if no parties contest the application, it will proceed under PAPUC staff review. PAPUC staff will recommend specific action with respect to the application, which the PAPUC will ultimately approve or disapprove.

Regardless of the track on which the application proceeds, the PAPUC has the right to impose conditions on any approval that the applicant(s) must fulfill.

There is no statutory deadline for the PAPUC to decide this type of application which seeks the issuance of a certificate of public convenience.

The Merger Agreement

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Exhibit A and which we incorporate by reference into this proxy statement. We urge you to read the copy of the merger agreement attached to this proxy statement as Exhibit A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained or incorporated by reference into this proxy statement.

The merger agreement contains representations and warranties made by the Company, Parent and Merger Sub. These representations and warranties, which are included in the merger agreement attached to this proxy statement as Exhibit A, were made for the purposes of negotiating and entering into the merger agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to our shareholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties, and information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. None of the representations and warranties will survive the closing of the merger and, therefore, they will have no legal effect under the merger agreement after the closing of the merger.

Structure of the Merger

When the merger is completed, Merger Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent. At the merger effective time, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving entity.

Closing; Effective Time

The closing of the merger under the merger agreement is set to occur no later than twelve business days after the satisfaction or waiver of the conditions precedent set forth in the merger agreement, unless another date is agreed to by Parent and the Company (please turn to the Conditions Precedent section of this proxy statement on page 62 for more information). Throughout this summary, we sometimes refer to the date on which the closing of the merger occurs as the closing date and the time at which the merger occurs as the merger effective time.

On the closing date, the Company and Merger Sub will file a certificate of merger with the Secretary of State of the State of New York to effect the merger. The certificate will comply with the relevant provisions of the New York Business Corporation Law. The merger will be effective at the time the certificate of merger has been accepted for record by the Secretary of State of the State of New York or such later time as agreed to by the parties and specified in the certificate of merger.

Organizational Documents

At the merger effective time, the certificate of incorporation of the Company will be amended and restated in its entirety and will be substantially in the form of the articles of incorporation that are attached to the merger agreement as Exhibit A. The by-laws of Merger Sub effective immediately before the merger effective time will become the by-laws of the Company following the merger effective time, except that the name will be replaced with the Company’s name as the surviving entity.

Directors and Officers

The directors and officers of Merger Sub immediately prior to the merger effective time will become the directors and officers of and will manage the Company following the merger effective time.

Treatment of Common Stock

At the merger effective time, each issued and outstanding share of the Company’s common stock owned by the Company or Parent or any direct or indirect wholly owned subsidiary of the Company or Parent (but not including the Rabbi Trust established by Corning Gas to fund a deferred compensation plan for certain officers) will automatically be cancelled and retired and cease to exist and the holders of these shares will have no right to receive any cash or other consideration. All other shares of the Company’s common stock issued and outstanding prior to the merger effective time will be converted into the right to receive merger consideration of $24.75 in cash, without interest. At the merger effective time all shares of our common stock will be automatically cancelled and retired and will cease to exist.

Treatment of Preferred Stock

At the merger effective time, each holder of shares of Series A Preferred Stock will be paid by the Company an amount equal to $25.00 per share of Series A Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding.

At the merger effective time, each holder of shares of Series B Preferred Stock will be paid by the Company an amount equal to $29.70 per share of Series B Preferred Stock consisting of $24.90 in respect of the Series B Preferred Stock liquidation preference and $4.80 in respect of the conversion right of the holders of the Series B Preferred Stock, plus an amount equal to any accumulated unpaid dividends then outstanding.

At the merger effective time, each holder of shares of Series C Preferred Stock will be paid by the Company an amount equal to $25.00 per share of Series C Preferred Stock plus an amount equal to any accumulated unpaid dividends then outstanding.

Stock Options

At the merger effective time, each outstanding Company stock option representing the right to acquire shares of common stock of the Company will be cancelled and converted into the right to receive from Parent and the surviving entity an amount in cash, without interest, equal to the product of the number of shares of Company common stock subject to the stock option; multiplied by the excess, if any, of the merger consideration over the per share exercise price of the stock option. The cash being exchanged for options will be paid net of any withholding taxes as may be required to be withheld under the merger agreement.

Restricted Shares

At the merger effective time, each restricted share of Company common stock will vest in full and become free of restrictions and will be cancelled and converted automatically into the right to receive from Parent and the surviving entity an amount in cash, without interest, equal to the merger consideration. The cash provided for the restricted shares will be paid net of any withholding taxes as may be required to be withheld under the merger agreement.

Merger Sub Stock

Each share of Merger Sub common stock issued and outstanding immediately prior to the merger effective time will be converted into one validly issued, fully paid and non-assessable share of common stock of the Company.

Exchange and Payment Procedure

Prior to the merger effective time, Parent will designate a bank or trust company to act as the paying agent for the merger consideration, and will deposit with the paying agent cash sufficient to cover the payment of the merger consideration. Prior to the disbursement of the cash in the payment fund to the shareholders, Parent may decide to invest those funds, provided that no losses with respect to any invested fund will affect the amounts payable to the shareholders.

As soon as practicable after the merger effective time (but in no event more than three business days after the merger effective time), the Company will cause the paying agent to mail to each holder of our common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates or book-entry shares. Upon surrender of a certificate or book-entry share that previously represented shares of our common stock to the paying agent, together with a letter of transmittal, duly completed and validly executed, the holder of such certificate or book-entry share will be entitled to receive the applicable merger consideration. Until surrendered, each certificate or book-entry share (other than shares of common stock that are cancelled pursuant to the merger agreement) will be deemed, at any time after the merger effective time, to represent only the right to receive upon such surrender the merger consideration, without interest.

Payment to Non-Registered Holders

If any portion of the merger consideration is to be paid to a person other than the registered holder of a surrendered certificate or the transferred book-entry share, it will be a condition to the payment that: the certificate will be properly endorsed or will otherwise be in proper form for transfer or the book-entry share will be properly transferred; and the person requesting payment will pay the paying agent any transfer or other tax required as a result of the payment to a person other than the registered holder.

Full Satisfaction

All merger consideration paid upon the surrender of a certificate or book-entry shares will be deemed to have been paid in full satisfaction of all rights pertaining to shares of our common stock previously represented by such certificate or book-entry share. From and after the merger effective time, there will be no further registration or transfers of shares of our common stock. If, after the merger effective time, certificates or book-entry shares are presented to the Company, they will be cancelled and exchanged for the merger consideration.

Termination of Payment Fund

Any portion of the funds made available to the paying agent that remain unclaimed by our shareholders twelve months after the merger effective time will be delivered to Parent. Any shareholder who has not exchanged his or her shares will look only to Parent (subject to abandoned property, escheat, or other similar laws), as general creditors, for payment of the merger consideration without any interest. Any amounts remaining unclaimed immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity will become the property of Parent free and clear of any claims or interest.

Parent will not be liable to any shareholder for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar laws.

Dissenting Shares

Prior to the merger effective time, any shares of our common stock issued and outstanding immediately prior to the merger effective time that are held by shareholders of the Company who did not vote in favor of the adoption of the merger agreement and who complied with the requirements to dissent described under Dissenters’ Rights beginning at page 67 of this proxy statement will not be converted into or represent the right to receive a portion of the merger consideration, but instead will be entitled to only those rights that are granted by Section 623 of the New York Business Corporation Law.

If, after the merger effective time, a dissenting shareholder fails to perfect, waives, withdraws, or loses his or her right to appraisal under Section 623 of the New York Business Corporation Law, the shares held by the shareholder will be treated as if they had been converted into the right to receive the merger consideration, without interest.

We agreed to provide Parent notice of any demands we receive for appraisal of our shares, any waiver or withdrawal of any appraisal demand, and any other demand, notice, or instrument delivered to the Company prior to the merger effective time. Parent will also have the opportunity and right to direct all negotiations with respect to appraisal demands.

Any portion of the funds made available to the paying agent in respect of any dissenting shares will be returned to Parent upon demand.

Adjustments

If, prior to the merger effective time, there is a change in the outstanding shares of capital stock of the Company, for example, by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, the merger consideration and any other amounts payable under the merger agreement would be appropriately and equitably adjusted to reflect the change.

Withholding Rights

The paying agent, the surviving entity and Parent are entitled to deduct from the merger consideration any amounts that Parent, the surviving entity or the paying agent are required to deduct and withhold with respect to payments under the merger consideration, or any provision of any other tax law. To the extent that amounts are so deducted and withheld by the paying agent, Parent, or the surviving entity, as the case may be, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which the paying agent, Parent, or the surviving entity, as the case may be, made the deduction and withholding.

Lost Certificates

If any certificate has been lost, stolen or destroyed, then, upon providing an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and, if required by Parent, the posting of a bond in a reasonable amount as Parent may direct, as an indemnity against any claim that may be made against it with respect to such certificate, the paying agent will deliver in exchange for the lost, stolen or destroyed certificate, the merger consideration.

Representations and Warranties

Company Representations and Warranties

The Company made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection with the merger agreement. These representations and warranties relate to, among other things:

•	Organization, standing, corporate power, the Company’s charter documents and its subsidiaries;
•	The Company’s capital structure;
•	Authorization to enter into the merger agreement and to complete the merger and the other transactions contemplated by the merger agreement;
•	The enforceability of the merger agreement against the Company;
•	The absence of conflicts with, or violations or breaches of, or defaults under, organizational documents, contracts and laws applicable to the Company or any of its subsidiaries as a result of executing and performing the provisions of the merger agreement;

•	Consents, approvals, orders or authorizations of, actions by or in respect of, or registrations, declarations or filings with governmental authorities required by or with respect to the Company or any of its subsidiaries in connection with the execution and performance of the merger agreement by the Company or the consummation of the merger;
•	The resolutions of our board recommending that the Company enter into the merger agreement and consummate the transactions contemplated in the merger agreement and recommending that our shareholders adopt the merger agreement;
•	The absence of any applicable anti-takeover or similar statutes;
•	The timely filing and accuracy of all relevant documents with the SEC by the Company since January 1, 2019;
•	The accuracy of the Company’s financial statements;
•	The absence of undisclosed liabilities or off-balance sheet arrangements;
•	Compliance with the Sarbanes-Oxley Act;
•	The absence of certain changes or events since September 30, 2020;
•	The timely filing of all tax returns and the payment of all taxes;
•	Intellectual property owned or licensed by the Company and its subsidiaries and the validity of our intellectual property;
•	The absence of any cyberattacks or breaches of the Company’s IT systems since January 1, 2019;
•	Compliance with applicable privacy and data security laws;
•	Compliance with laws generally since January 1, 2019 and possession and validity of permits;
•	Compliance with all regulatory laws, including making all necessary filings with the applicable regulatory bodies;
•	The absence of any pending or threatened material litigation or orders against the Company or any of its subsidiaries;
•	The absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fee;
•	The absence of any related party transactions (i.e. agreements between the Company or any of its subsidiaries and its or their affiliates);
•	Employee and labor matters affecting the Company and its subsidiaries, including compliance with ERISA, compliance with Section 409A, healthcare plan compliance, and union activity;
•	The Company’s and its subsidiaries’ employee benefit plans;
•	The Company’s and its subsidiaries’ owned and leased real property;
•	Environmental matters affecting the Company and its subsidiaries;
•	Material contracts, the enforceability of material contracts and the absence of any violation of, or default under, any material contract;
•	The Company’s and its subsidiaries’ insurance coverage;
•	The accuracy of the proxy statement;
•	Compliance with anticorruption laws; and
•	The opinion of the Company’s financial advisor.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a material adverse effect means any event, occurrence, fact, condition, or change that would reasonably be expected to be materially adverse to our business or operations or materially adverse to our ability to timely close the merger. However, no event, occurrence, fact condition or change resulting from any of the following items will be taken into account in determining whether a material adverse effect has occurred:

•	Changes generally affecting the economy, financial or securities markets, or political conditions;
•	The execution and delivery, announcement, or pendency of the transactions contemplated by the merger agreement, including the impact on relationships, contractual or otherwise, of the Company and its subsidiaries with employees, suppliers, customers, governmental entities, or other third parties (however, this does not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of the merger agreement or the announcement or the pendency of the merger agreement);
•	Any changes in applicable law or generally accepted accounting principles or other applicable accounting standards;
•	Acts of war, sabotage, or terrorism, or military actions;
•	Natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies or other force majeure events;
•	General conditions in the natural gas distribution industry;
•	Any failure by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (however, the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a material adverse effect, to the extent permitted by the definition of material adverse effect and not otherwise excepted by another clause);
•	Any change in the market price or trading volume of the Company’s securities or in its credit ratings (however, the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a material adverse effect, to the extent permitted by the definition of material adverse effect and not otherwise excepted by another clause);
•	Any change to the extent disclosed in the confidential disclosure schedules attached to the merger agreement or in the Company’s SEC filings;
•	The outcome of Corning Gas New York State Rate Case 20-G-0101;
•	The outcome of the Pike electric rate case, Rate Case R-2020-3022135;
•	The outcome of Pike gas rate case, Rate Case R-2020-3022134; or
•	Actions taken as required or specifically permitted by the merger agreement or actions or omissions taken with Parent’s consent.

With respect to bullets one, three, four, five, or six above, such conditions or events may be taken into account in determining whether a material adverse effect has occurred to the extent such event or condition has a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the natural gas distribution business and related businesses in the same state or states in which the event or condition has taken place. Additionally, bullets one through twelve above will not be applicable solely for purposes of determining whether any undertakings, terms, conditions liabilities, obligations, commitments or sanctions imposed or required by any government entity or order issued in respect thereof have or would reasonably be expected to have a material adverse effect.

Parent and Merger Sub Representations and Warranties

The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	Organization;
•	Authorization to enter into the merger agreement and to complete the merger;
•	The enforceability of the merger agreement against Parent and Merger Sub;
•	The absence of conflicts with, or violations or breaches of, or defaults under, organizational documents, contracts and laws applicable to Parent or Merger Sub as a result of executing and performing the provisions of the merger agreement;
•	Consents, approvals, orders or authorizations of, actions by or in respect of, or registrations, declarations or filings with governmental authorities required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the merger agreement by Parent and Merger Sub or the consummation the merger;
•	Vote by the board of directors and Parent and Merger Sub approving the merger agreement and the consummation of the transaction contemplated by the agreement;
•	The accuracy of the information provided by Parent or Merger Sub for use in the proxy statement;
•	Their financial resources, including, in particular, the commitment of ACP Series 3 Partnership LP, sufficient to consummate the merger and pay the merger consideration;
•	The absence of pending or threatened litigation or orders against Parent or Merger Sub;
•	The absence of undisclosed broker’s, finder’s, financial advisor’s or other similar fee; and
•	The solvency of the surviving entity and its subsidiaries.

Conduct of Business Pending the Merger

Under the merger agreement, we agreed that, subject to certain exceptions listed in the merger agreement, between the date of the merger agreement and the earlier of the closing date or the termination of the merger agreement in accordance with its terms (referred to as the interim period), we will, and to the extent that we have the ability to do so by contract or otherwise, will cause each of our subsidiaries to:

•	Carry on our business in the ordinary course consistent with past practice; and
•	Use commercially reasonable efforts to preserve intact in all material respects our current business organization, assets and properties, to keep available the services of our and our subsidiaries’ current officers and employees, and to preserve our and our subsidiaries’ present relationships with customers, suppliers, distributors and licensors.

We have also agreed that during the interim period, subject to certain exceptions described in the merger agreement or unless Parent gives its prior written consent, we will not, and will not permit any of the of our subsidiaries to, among other things:

•	Amend any of its organizational documents;
•	Split, combine, reclassify, repurchase or redeem any of the Company’s securities;
•	Declare, set aside or pay any dividend on or make any other distributions with respect to the Company’s common stock or capital stock of any of its subsidiaries, except for: (i) the declaration and payment of quarterly cash dividends with respect to the Company’s common stock not to exceed $0.1525 per share, (ii) the declaration and payment of dividends from a subsidiary of the Company to the Company, and (iii) a special cash dividend to the Company’s common stock with respect to the fiscal quarter in which the closing date occurs, not to exceed $0.1525 per share multiplied by the fraction, the numerator of which is the number of days in the quarter prior to the closing date, and the denominator of which is the total number of days in such fiscal quarter;
•	Issue, sell, pledge, dispose of, or encumber any of the Company’s (or its subsidiaries’) securities, other than (i) the issuance of shares of the Company’s common stock upon the exercise of any common stock award agreement outstanding as of the date of the merger agreement, or (ii) the issuance of Series A Preferred Stock or Series C Preferred Stock for the purposes of making capital expenditures in the ordinary course of business;
•	Except as required by applicable law or any contract, (i) increase the compensation for any directors, officers, consultants or employees, other than in the ordinary course of business, (ii) promote any officers or employees, (iii) terminate the employment of any officer other than in the ordinary course of business or for cause, (iv) establish, amend, terminate, or take any action to accelerate rights under any of the Company’s employee benefit plans, (v) loan or advance any money or other property to any director, officer, or employee, (vi) grant to any director, officer, or employee any increase in change-in control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any director, officer, or employee, (vii) establish, adopt, enter into, amend in any material respect or terminate any collective bargaining agreement or employee benefit plans, (viii) take any action to accelerate the time of vesting, funding or payment of any compensation or benefit under any employee benefit plans, or (ix) hire any employees with aggregate annual base salary above $100,000;
•	Acquire any business, person or division or make any loans or capital contributions in excess of $100,000;
•	Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity, in excess of $100,000;
•	Issue or sell any debt securities or options to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of a third party, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables;
•	Other than in the ordinary course of business, (i) enter into or amend or modify in any material respect, or consent to the termination of, any material contract of the Company, including any lease, (ii) enter into any agreement, arrangement or understanding with, any affiliate of the Company, (iii) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor or materially accelerate, or materially alter practices and policies relating to, the rate of collection of accounts receivable or payment of accounts payable, or (iv) waive, release, grant, encumber or transfer any right with a value in excess of $100,000;
•	Institute, settle, or compromise any lawsuit involving monetary damages exceeding $100,000 in the aggregate, other than (i) any lawsuit brought against Parent or Merger Sub arising out of a breach or alleged breach of the merger agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company’s balance sheet; provided, that neither the Company nor any of its subsidiaries agree to settle any lawsuit that involves a non-monetary remedy or injunctive relief or has a restrictive impact on the Company;
•	Settle or compromise any tax claim, audit, or assessment for any amount materially in excess of the amount reserved or accrued on the Company balance sheet, make or change any material tax election, amend any material tax return, or enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;
•	Abandon, allow to lapse, sell, assign, transfer, grant any security interest in or otherwise encumber or dispose of any of the Company’s intellectual property, or grant any right or license to any of the Company’s intellectual property;
•	Make any material change in accounting methods, principles or practices, except to the extent required by law or GAAP;
•	Adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•	Make, or agree or commit to make, any capital expenditures in excess of $250,000;
•	Enter into any new line of business;
•	Terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy; or
•	Agree or commit to do any of the foregoing.

Additionally, neither the Company nor Parent will take, or permit their subsidiaries to take, any action that would reasonably be expected to prevent, materially delay, or materially impede the consummation of the merger.

Access to Information

During the interim period, we will provide Parent and its representatives with reasonable access, during normal business hours, and in a manner so as not to unreasonably interfere with the business or operations of the Company, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its subsidiaries, and will promptly furnish additional information that Parent reasonably requests. We are not required to provide access to or disclose information that is protected by attorney-client privilege or would violate applicable law.

Confidentiality Agreement

The Company and Parent acknowledge that their obligations under the non-disclosure agreement, dated March 6, 2020, remain in effect.

Solicitation of Takeover Proposals

Go-Shop Period

During the forty-five day period after the signing of the merger agreement (referred to as the “go-shop period”), we had the right to solicit takeover proposals from third parties and otherwise work with third parties to facilitate any proposal that could lead to a takeover proposal.

We agreed to notify Parent of each takeover proposal (or any inquiry that could reasonably be expected to lead to a takeover proposal) received prior to the expiration of the go-shop period, and the notice would include (i) a copy of each takeover proposal and a summary of materials terms, and (ii) and the identity of the parties that have made each takeover proposal. There were no takeover proposals to report upon expiration of the go-shop period.

A takeover proposal, as defined in the merger agreement, means an inquiry, proposal, or offer from, or indication of interest by any third party relating to any transaction involving any:

•	Direct or indirect acquisition of assets of the Company or its subsidiaries equal to 20% or more of the fair market value of the Company’s and its subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable;
•	Direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole;
•	Tender offer or exchange offer that if consummated would result in any party beneficially owning 20% or more of the voting power of the Company;
•	Merger, consolidation or similar transaction that if consummated would result in any party beneficially owning 20% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole;
•	Liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole; or
•	Any combination of the foregoing.

Conduct of the Company after the Expiration of the Go-Shop Period

After the expiration of the go-shop period, other than with respect to any parties that had been identified by us as having made a takeover proposal, we agreed to (i) cease and cause to be terminated any discussions or negotiations with any other party with respect to a takeover proposal, (ii) provide notice of termination to each party, and (iii) promptly request that each party return or destroy all confidential information furnished to them by or on behalf of the Company and withdraw or revoke access of each party to any data room (virtual or actual) containing any non-public information with respect to the Company and its subsidiaries.

Upon the expiration of the go-shop period, we agreed not to, and will cause our subsidiaries and their directors and officers not to:

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes a takeover proposal;
•	furnish to any third party any non-public information relating to the Company or any of its subsidiaries or afford to such party any access to the business, properties, assets, books, records, or to any personnel, of the Company or any of its subsidiaries;
•	participate, or engage in discussions or negotiations, with any third party with respect to a takeover proposal;
•	approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, a takeover proposal;
•	enter into any merger agreement, acquisition agreement or other contract relating to a takeover proposal;
•	exempt any third party from any restrictions on “business combinations” under applicable laws or the Company’s organizational documents;
•	waive or release any party from, or forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract; or
•	authorize or commit to do any of the foregoing.

Notwithstanding these prohibitions, if, at any time following the expiration of the go-shop period and prior to obtaining the approval of the merger by our shareholders:

•	The Company receives a written unsolicited bona fide takeover proposal that did not result from a breach of the provisions described in the bullet points above;
•	Our board determines, in good faith, after consultation with the Company’s financial and outside legal advisors, that such unsolicited takeover proposal constitutes, or is reasonably expected to lead to, a superior proposal, and
•	Our board determines, in good faith, after consultation with the Company’s outside legal and any other advisor our board chooses to consult, that the failure to participate in such negotiations or discussions or to furnish such information to such third party would be inconsistent with our board’s fiduciary duties under applicable law;

then the Company may participate or engage in discussions or negotiations with, or disclose any non-public information relating to the Company or any of our subsidiaries or afford access to the business, properties, assets, employees, books or records of Company or any of our subsidiaries to the person that made the unsolicited takeover proposal or to any person in connection with that takeover proposal.

A superior proposal is defined in the merger agreement as a bona fide written takeover proposal (as defined above, except that, for purposes of this definition, each reference in the definition of “takeover proposal” to “20%” will be “51%”) that our board determines in good faith is more favorable to the our shareholders than the transactions contemplated by the merger agreement, taking into account the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such takeover proposal; and the other terms and conditions of such takeover proposal and the implications to the Company, including relevant legal, regulatory, and other aspects of such takeover proposal deemed relevant by our board.

As part of its obligations under the merger agreement with respect to a takeover proposal that is, or could lead to a superior proposal, we:

•	will not deliver any information to any person without first entering into a confidentiality agreement with them;
•	will promptly (and in no event later than 24 hours thereafter) advise Parent in writing of the takeover proposal, which notice will include a copy of any such takeover proposal made in writing and any other written terms and proposals provided (including financing commitments) to the Company and a written summary of material terms and conditions of any such takeover proposal not made in writing.

Company Shareholder Approval

The Company shareholder approval refers to the requisite number of votes by our shareholders to approve the merger agreement. Specifically, this requires the adoption of the merger agreement by the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of our common stock and a majority of the outstanding shares of our preferred stock voting as a single class.

Company Board Recommendation

The merger agreement provides that, except as described below, our board of directors will not:

•	fail to make, withdraw, amend, modify, or materially qualify, in a manner adverse to Parent, the Company’s board’s recommendation to adopt the merger agreement;
•	fail to include the Company’s board’s recommendation in the proxy statement that is mailed to the Company’s shareholders;
•	recommend adoption of a takeover proposal;
•	fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company’s common stock within 10 days after the commencement of such offer;
•	make any public statement inconsistent with the Company’s board’s recommendation; or
•	resolve or agree to take any of the foregoing actions.

The merger agreement refers to an action described in any of the bullet points above as an “adverse recommendation change.”

At any time prior to the Company shareholder vote, the merger agreement permits our board to make an adverse recommendation change, provided that the following conditions are met:

•	Our board determines in good faith, (i) after consulting with its legal, financial and any other advisors, that any alternative transaction proposed by Parent does not result in the pending takeover proposal ceasing to be a superior proposal, and (ii) after receipt of advice from the Company’s outside legal counsel, that its failure to make the adverse recommendation change would reasonably likely be inconsistent with its fiduciary duties under applicable law;
•	The Company promptly notifies Parent in writing that it has received a takeover proposal that our board intends to declare a superior proposal and that our board intends to effect an adverse recommendation change and declare a superior proposal, provided that in the event of any change in the financial or other material terms of a superior proposal the Company will deliver to Parent a new notice of such superior proposal;

•	The Company identifies the party making the superior proposal and the material terms and conditions, and provides an unredacted copy of the takeover proposal;
•	The Company negotiates with Parent in good faith to make adjustments in the terms and conditions of the merger agreement so that the takeover proposal ceases to constitute a superior proposal, if Parent, in its discretion, proposes to make these adjustments; and
•	Our board reaffirms in good faith that the takeover proposal either continues to constitute a superior proposal or the failure to agree to such takeover proposal would be inconsistent with its fiduciary duties, after taking into account any adjustments made by Parent during the course of negotiations described in the bullet point above.

Intervening Event

Under the merger agreement an “intervening event” means, with respect to the Company:

•	any material event, circumstance, change, effect, development, or condition, not known to, nor reasonably foreseeable by, our board, occurring or arising after the date of the merger agreement and not resulting from the announcement or pendency of, or any actions required to be taken by the Company pursuant to, the merger agreement;
•	provided, however, that the following events, circumstances, or changes in circumstances will not constitute an intervening event: the receipt, existence, or terms of a takeover proposal or any related matter; or any change in the price, or change in trading volume, of our common stock (however, this exception does not apply to the underlying cause of the change).

In response to an intervening event that has occurred prior to the Company shareholder vote, the merger agreement permits our board to make an adverse recommendation change if:

•	The Company promptly notifies Parent, in writing, at least five business days before making an adverse recommendation change, of its intent to consider making an adverse recommendation change, including a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action;
•	The Company negotiates with Parent in good faith to make adjustments in the terms and conditions of the merger agreement so that the underlying event ceases to constitute an intervening event, if Parent, in its discretion, proposes to make the adjustments; and
•	Our board determines in good faith after consultation with the Company’s outside legal counsel that the failure to make an adverse recommendation change, after taking into account any adjustments made by Parent, would continue to be inconsistent with its fiduciary duties under applicable law.

Voting Agreement

We agreed to deliver the executed voting agreement attached as Exhibit B to the merger agreement, within five business days following the date of the merger agreement.

Preparation of Proxy Materials

Within 90 days of the date of the merger agreement we agreed to prepare and file this proxy statement with the SEC. We agreed to use commercially reasonable efforts and to cooperate and consult with other parties, including Parent and Merger Sub, to resolve any SEC comments with respect to the proxy statement, as promptly as practicable after receipt and further agreed to cause the proxy statement, once in its definitive form, to be cleared by the SEC. The Company and Parent will also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations applicable to the merger. The Company will then file the proxy statement in definitive form with the SEC and cause the proxy statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the SEC advises the Company that the SEC has no further comments on the proxy statement. Unless our board has made an adverse recommendation change, the Company will include the Company’s recommendation that the shareholders adopt the merger agreement, in both the preliminary and definitive proxy statements. Parent, Merger Sub, and the Company agreed to correct any information provided by it for use in the proxy statement which subsequently becomes false or misleading and the Company will promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction, after notice to and cooperation with Parent.

Shareholder Meeting

We agreed to hold a shareholder meeting within 30 days after the proxy statement has been cleared by the SEC. The Company will mail the proxy statement to the shareholders in advance of the meeting. Unless our board has made an adverse recommendation change, the proxy statement will include the Company’s recommendation to adopt the merger agreement.

The Company agreed to use commercially reasonable efforts to: solicit from shareholders proxies in favor of the adoption of the merger agreement and approval of the merger; and take all other actions necessary or advisable to secure the vote or consent of shareholders required by applicable law to obtain such approval.

No other proposals for approval will be included at the shareholder meeting without consent of Parent. We agreed to keep Parent and Merger Sub updated with respect to proxy solicitation results. Once the Company shareholder meeting has been called and noticed, the Company agreed not to postpone or adjourn the shareholder meeting without the consent of Parent (other than: in order to obtain a quorum of its shareholders; or to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the proxy statement for compliance with applicable legal requirements). Unless our board makes as adverse recommendation change, it will not alter the obligation of the Company to submit the adoption of the merger agreement for approval by the shareholders.

Parent, as sole shareholder of Merger Sub, agreed to adopt the merger agreement and approve the merger.

Notice of Events

We agreed to provide notice to Parent of any of the following:

•	Any material notice or other communication from any party alleging that the consent of such party is required in connection with the merger.
•	Any material notice or other communication from any governmental entity in connection with the merger.
•	Any event, change, or effect that would cause the failure of certain of the conditions described in the Conditions Precedent section of this proxy statement on page 62.

We also agreed to provide notice to Parent of any legal action commenced against the Company or any of its directors by any shareholder of the Company relating to the merger or merger agreement. We agreed to allow Parent to have the opportunity to participate in, but not control, the defense or settlement negotiations of such legal action. We agreed not to settle any shareholder litigation without the prior written consent of Parent.

Employees and Benefits Plans

Under the merger agreement, for a period of one year after the merger effective time, Parent agreed to cause the Company and its subsidiaries to provide our employees who remain employed after the merger effective time with annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are no less favorable, in the aggregate, than what the employee is currently receiving.

Additionally, for any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA, any defined benefit retirement plans or programs, and any equity compensation arrangements (excluding any retiree health plans or programs), each maintained by Parent or its subsidiaries, and in which continuing employees participate, and subject to the terms of the governing plans documents, Parent agreed to cause the Company to credit all service of the continuing employees with the Company or its subsidiaries as if such service were with Parent, for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual, except for vacation, if applicable) for full or partial years of service in any employee benefit plan in which a continuing employee may be eligible to participate after the merger effective time; provided, that such service will not be credited to the extent that: crediting would result in a duplication of benefits; or service was not credited under the corresponding employee benefit plan of the Company.

Notwithstanding the foregoing, we agreed that the above provisions do not make employees third party beneficiaries of the merger agreement, nor do these provisions:

•	Establish, amend, or modify any benefit plan, program, agreement, or arrangement;
•	Alter or limit the ability of the surviving entity or Parent to amend, modify, or terminate any benefit plan, program, agreement, or arrangement; or
•	Prevent the surviving entity or Parent from terminating the employment of any such continuing employee.

Additionally, we agreed not to send any written notices or other communication materials to any employees without the consent of Parent.

Directors’ and Officers’ Indemnification and Insurance

Parent and Merger Sub agreed that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of the current and former officers and directors of the Company or its subsidiaries as provided in their respective organizational documents and any indemnification or other similar contracts of the Company or any of our subsidiaries that were listed in a confidential disclosure schedule to the merger agreement, in each case, as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms to the extent provided in the following paragraph.

Additionally, Parent agreed that for a period of six years after the merger effective time it will (or cause the surviving entity to) maintain in effect exculpation, indemnification, and advancement of expenses provisions that were equivalent to those included in the Company’s organizational documents, immediately prior to the merger effective time, with respect to acts by the current and former officers and directors of the Company or its subsidiaries. Parent further agreed not to amend, repeal, or otherwise modify any such provisions in any manner adverse to the current and former officers and directors of the Company or its subsidiaries.

Parent agreed to cause the surviving entity to obtain a six-year “tail” insurance policy with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the current and former officers and directors of the Company or its subsidiaries; provided, however, that the surviving entity in no event will be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company. If such insurance coverage cannot be obtained without exceeding that annual premium, then the surviving entity agreed to obtain the greatest coverage available within that budget.

Parent agreed that the provisions outlined in this section will survive after the merger effective time and remain in effect, and if Parent is sold, either by sale, merger or otherwise, then Parent shall make proper provision that these obligations will be assumed by the successor to Parent.

Reasonable Best Efforts

Each of the parties agreed to, and agreed to cause their subsidiaries to, use commercially reasonably efforts to consummate and make effective, and to satisfy all conditions to, the transactions contemplated by the merger agreement, including:

•	Obtaining of all necessary permits, waivers, consents and approvals from, and making all necessary registrations and filings with, the appropriate governmental entities or third parties, including with respect to providing documents and information in connection with the HSR Act (if applicable) and other applicable antitrust laws;
•	Executing and delivering any additional documents in order to consummate the merger agreement;
•	Informing the other parties with respect to any communications from or with governmental entities related to the merger agreement, including providing any substantive correspondence or filings;
•	In the event that a governmental entity requests additional information or documentation, using each party’s respective reasonable best efforts so as to provide the appropriate response after consultation with the other party; and
•	Providing the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any governmental entity in respect of any filing made in connection with the transactions contemplated by the merger agreement.

Parent and the Company further agreed that neither will commit to or agree with any governmental entity to stay, toll, or extend any applicable waiting period under the HSR Act (if applicable) or other applicable antitrust laws. Nor will either party participate in or attend any formal meeting with any governmental entity with respect to the merger without providing reasonable prior notice of such formal meeting to the other party and providing a representative of the other party an opportunity to participate or attend.

The parties also agreed to the extent that any legal or administrative action or proceeding is instituted by a governmental entity or private party challenging the merger, then the parties will cooperate and use their commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any ruling prohibiting or restricting the merger.

Parent and Merger Sub are not required to, and the Company agreed not to, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, accept or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order:

•	to sell, transfer, license or otherwise dispose of any assets or business of the Company, the surviving entity, Parent, Merger Sub, or any of their subsidiaries, or propose, negotiate or commit to do any of the foregoing;
•	to conduct, restrict, operate, invest, or otherwise change the assets, or business of the Company, the surviving entity, Parent, Merger Sub, or any of their subsidiaries in any manner, including accepting financial restrictions on the surviving entity or its subsidiaries and accepting governance and operational restrictions;
•	that imposes any restriction, requirement, or limitation on the operation of the business of the Company, the surviving entity, Parent, Merger Sub, or any of their subsidiaries; provided, that if requested by Parent, the Company will agree to become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such restriction, requirement or limitation, so long as it is only binding on the Company in the event the merger closes; or
•	that contains terms, conditions, liabilities, obligations, commitments or sanctions, that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect.

Other Covenants and Agreements

The Company, on the one hand, and Parent and Merger Sub, on the other hand, have each agreed with each other regarding various other matters, including:

•	Press releases or other public statements or announcements with respect to the merger agreement or the transactions contemplated by the merger agreement;
•	Actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or minimize the effects of, any applicable anti-takeover statutes;
•	The Company taking actions as may be required to cause any dispositions of the Company’s equity securities (including derivative securities) by individuals who will be subject to the reporting requirements of Section 16 of the Exchange Act in connection with the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;
•	The parties cooperating so as to delist the surviving entity’s shares of common stock from the OTCQX;
•	Parent agreeing to cause Merger Sub to take such actions as are necessary to consummate the merger agreement;
•	The officers and directors of the surviving entity being authorized to take additional actions so as to effectuate the transactions in the merger agreement; and
•	The Company agreeing to maintain and cause its subsidiaries to maintain in place their current insurance policies.

Conditions Precedent

Conditions to Each Party’s Obligations

Each party’s obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	The Company shareholder vote will have been obtained;
•	The waiting period under the HSR Act (if applicable) will have expired or been terminated and all required filings have been made and all required approvals obtained under applicable antitrust laws;
•	No law, order, injunction or decree, whether preliminary, temporary or permanent, will have been in effect that prevents, makes illegal or prohibits the consummation of the merger; and
•	All consents, approvals and other authorizations of any governmental entity listed on a confidential disclosure schedule will have been obtained.

Conditions to Parent’s and Merger Sub’s Obligations

The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	The representations and warranties of the Company will, with respect to certain representations related to the organization, good standing and power and authority of the Company and its subsidiaries to carry on their business, the governing documents of the Company and its subsidiaries, the subsidiaries of the Company, the capital structure of the Company and its subsidiaries, the authority and power of the Company to enter into the merger agreement and the Company’s board’s recommendation, be true and correct in all respects when made and as of immediately prior to the merger effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date) and will, with respect to every other representation and warranty, be true and correct in all respects (without giving effect to any materiality or material adverse effect limitation), when made and as of immediately prior to the merger effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (as that term is defined in the section titled Representations and Warranties of the Company).
•	The Company will have performed in all material respects all its obligations and complied in all material respects with the agreements and covenants in the merger agreement required to be performed or complied with at or prior to the closing of the merger.
•	Since the date of the merger agreement, there will have not been any material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a material adverse effect.
•	The Company will have provided to Parent a certificate from the chief executive officer or chief financial officer of the Company certifying that the first three bullet points are true and a certificate from the secretary of the Company certifying the resolutions of our board approving and declaring advisable the merger agreement and the merger, directing that the merger agreement be submitted to a vote by our shareholders and recommending that our shareholders vote to adopt the merger agreement.
•	The Company will have obtained all the required governmental consents, which will have become final orders, and there are no terms or conditions of those consents that would reasonably be expected to have a material adverse effect.

•	The Company will have obtained all the necessary third-party consents listed on a confidential disclosure schedule.
•	The number of dissenting shareholders will not exceed 10% of the outstanding shares of the Company’s common stock.

Condition to the Company’s Obligations

Our obligations to complete the merger are subject to the satisfaction or waiver (where permitted) of the following conditions:

•	The representations and warranties of Parent and Merger Sub will, with respect to certain representations related to the organization of Parent and Merger Sub and the authority and power of Parent and Merger Sub to enter into the merger agreement, be true and correct in all respects when made and as of immediately prior to the merger effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date) and will, with respect to every other representation and warranty, be true and correct in all respects (without giving effect to any materiality or material adverse effect limitation), when made and as of immediately prior to the merger effective time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the merger.
•	Parent and Merger Sub will have performed in all material respects all their obligations and complied in all material respects with the agreements and covenants in the merger agreement required to be performed or complied with at or prior to the closing of the merger.
•	Parent will provide a certificate from an officer of Parent to the Company certifying that the first two bullet points are true.

Termination of Merger Agreement

Mutual Termination Right

The parties agreed that the merger agreement could be terminated by the written consent of both parties, or by either party in the following instances, by making written notice to the other party:

•	If the merger effective time has not occurred by January 12, 2022, provided that either the Company or Parent may extend that date by six months if, as of that date, the only conditions to closing remaining to be satisfied are any of those described in the second, third and fourth bullet points of the section titled Conditions to Each Party’s Obligations on page 62, and further provided that the right to terminate the merger agreement in such an event or to extend the termination date will not be available to the Company, if the Company, or to Parent, if Parent and Merger Sub, as applicable, has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach has caused the failure of the closing to have occurred prior to January 12, 2022;
•	If any governmental entity has enacted, issued or enforced, any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by this merger agreement, and which law or order becomes final and non-appealable; provided that the right to terminate the merger agreement in such an event will not be available to the Company, if the Company, or to Parent, if Parent and Merger Sub, as applicable, has breached any of its representations, warranties, covenants or agreements under the merger agreement and such breach has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or
•	If the Company shareholder approval has not been obtained at a duly convened shareholder meeting (unless such meeting has been adjourned or postponed); provided, however, that the right to terminate the merger agreement in such an event will not be available to the Company, if the Company, or to Parent, if Parent and Merger Sub, as applicable, failed to perform in any material respect its obligations under the merger agreement and the non-satisfaction of the condition in the first bullet point of the section titled Conditions to Each Party’s Obligations on page 62 primarily resulted from such failure.

Parent Termination Right

We also agreed that Parent can terminate the merger agreement:

•	If our board makes an adverse recommendation change, as described in the section titled Company Board Recommendation on page 57.
•	If the Company breaches any of its representations or warranties (as outlined in the section titled Representations and Warranties) or covenants or agreements in the merger agreement and such breach causes the conditions listed in the first and second bullets in the section titled Conditions to Parent’s and Merger Sub’s Obligations to not be satisfied, and the breach is incapable of being cured or could not be cured by January 12, 2022, and provided that Parent or Merger Sub is not then in material breach of the merger agreement, which breach has not been cured.

Company Termination Right

We can terminate the merger agreement:

•	If prior to the Company shareholder approval, our board authorizes the Company to enter into an agreement with a third party and such agreement constitutes a superior proposal, as such term is used in the section titled Conduct of the Company after the Expiration of the Go-Shop Period; provided that the Company has paid the termination fees outlined in the section below titled Termination Fee and provided that the Company does in fact enter into such agreement substantially concurrently with such termination.
•	If Parent or Merger Sub breaches any of its representations or warranties (as outlined in the section titled Representations and Warranties) or covenants or agreements in the merger agreement and such breach causes the conditions listed in the first and second bullets in the section titled Condition to the Company’s Obligations to not be satisfied, and the breach is incapable of being cured or could not be cured by January 12, 2022, and provided that the Company is not then in material breach of the merger agreement, which breach has not been cured.

If either party wishes to terminate the merger agreement other than by mutual consent, it must provide written notice of the termination to the other party and specify the reason the merger agreement is being terminated. After an effective termination, the merger agreement will be of no further force or effect, except with respect to the certain provisions, including confidentiality and the termination fees described in the next section.

Termination Fee

We agreed to pay a termination fee to Parent if either Parent terminates the merger agreement in accordance with the first bullet point under the section titled Parent Termination Right or the Company terminates the merger agreement in accordance with the first bullet point under the section titled Company Termination Right.

In either instance, if the merger agreement had terminated prior to the expiration of the go-shop period, then the termination fee would have been equal to $1,721,526, or if the merger agreement is terminated after the expiration of the go-shop period, then the termination fee will be equal to $2,486,648. We further agreed that the termination fee is an integral part of the merger agreement, and acknowledged that without the termination fee, Parent would not have entered into the merger agreement; however, in no event will we be required to pay the termination fee more than once, and if paid, the termination fee will be Parent’s exclusive remedy for monetary damages under the merger agreement, other than monetary damages resulting from expenses incurred by Parent in connection with the Company’s failure to timely pay the termination fee, if such expenses are awarded by a court.

Additionally, we agreed to pay a termination fee equal to $2,486,648, if:

•	The merger agreement is terminated because the Company shareholder approval was not obtained, the Company breached its representations, warranties, covenants or agreements in the merger agreement, or the merger is not closed by January 12, 2022 solely as a result of the failure to timely hold the shareholder meeting; and
•	A takeover proposal is made prior to the date of the event giving rise to the termination; and, in the case of a termination due to the failure to obtain the Company shareholder approval, the takeover proposal is publicly available; and
•	The takeover proposal has not publicly withdrawn prior to the Company shareholder meeting in the case of a termination due to the failure to obtain the Company shareholder approval, or withdrawn prior to the date of the event giving rise to the termination in the case of a termination due to the Company’s breach, or at the time of the termination in the case of a termination due to the failure to timely close solely in the event of the failure to timely hold the shareholder meeting; and
•	Prior to or within one year of the termination, the Company enters into any definitive agreement with respect to a takeover proposal (however, for purposes of this provision, the references to “20%” in the definition of “takeover proposal” will be deemed to be references to “50%).

Other Miscellaneous Items

Expenses

Each party agreed that any expenses incurred by such party in connection with the merger will be paid by that party; provided that Parent agreed to be responsible for all filing fees related to any HSR Act filing, if applicable.

Amendment

The merger agreement may be amended by written agreement of the parties, provided, that the merger agreement cannot be amended after the Company shareholder approval if the amendment would require further approval of the shareholders without such approval.

Extension; Waiver

Prior to the merger effective time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (i) extend the time for the performance of any of the obligations of the other party(ies); (ii) waive any inaccuracies in the representations and warranties of the other party(ies) contained in the merger agreement or in any document delivered under the merger agreement; or (iii) unless prohibited by applicable law, waive compliance with any of the covenants, agreements, or conditions contained in the merger agreement. A party does not waive its rights under the merger agreement for failure to assert any of its rights.

Specific Performance

If either party fails to perform its obligations under the merger agreement, the parties agreed that the non-breaching party would be entitled to specific performance, that is, requiring the breaching party to perform its obligations under the merger agreement. The parties further agreed that they would not object to the granting of specific performance by any court.

Governing Law

The merger agreement and any legal actions arising out of the merger agreement will be governed by New York law.

Dissenters’ Rights

Under Sections 623 and 910 of the New York Business Corporation Law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to file a written objection including a notice of election to dissent to the merger and demand payment of the “fair value” of your shares of the Company. If you intend to dissent and demand payment of the “fair value” of your shares, you must comply with the provisions of Section 623 of the NYBCL in order to receive payment for your shares. We will require strict compliance with the statutory procedures by any shareholder wishing to exercise their dissenters’ rights.

The following brief summarizes the material provisions of the New York statutory procedures you must follow if you wish to dissent from the merger and receive payment of the “fair value” of your shares. Because such “fair value” could potentially be determined in a judicial proceeding, the outcome of which cannot be predicted, there is no guarantee that shareholders exercising dissenters’ right would receive an amount per share equal to or greater than the amount that shareholders may receive through a public or private sale of shares of the Company.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL, the full text of which appears in Exhibit C of this proxy statement.

This proxy statement constitutes the Company’s notice to its shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirement of Section 623 of the NYBCL. Dissenters’ rights are available to holders of shares of common stock and preferred stock of the Company. If you wish to consider exercising your dissenters’ rights, you should carefully review the text of Section 623 of the NYBCL contained in Exhibit C because failure to timely and properly comply with the requirements of Section 623 will result in the loss of your rights under the NYBCL. In view of the complexity of Section 623 of the NYBCL, shareholders who may wish to dissent from the merger and pursue dissenters’ rights should consult their own legal advisors to ensure that they fully and properly comply with the requirements of Section 623 of the NYBCL.

If you elect to dissent, you must satisfy the conditions stated below.

Notice of Election to Dissent

Section 623 of the NYBCL requires that if you intend to enforce your right to dissent in connection with the merger, you must file with the Company, before the meeting of shareholders, or at the meeting, but before the vote, written objection to the merger. The written objection must include:

(1)   a notice of your election to dissent;

(2)   your name and residence address;

(3)   the number and class of shares as to which you dissent; and

(4)   a demand for payment of the fair value of your shares if the merger is consummated.

The objection is not required from any shareholder to whom the Company did not give notice of the annual meeting.

If you intend to exercise your dissenters’ rights, you must not vote in favor of the approval of the merger. Voting against or failing to vote for the merger by itself does not constitute an election to dissent within the meaning of Section 623 of the NYBCL and will not satisfy the requirement of filing a written objection. An abstention or failure to vote will not waive your right to receive payment so long as you have properly and timely filed the appropriate written objection to the merger in accordance with Section 623 and have not voted in favor of approval of the merger. A vote in favor of the merger, by proxy or online, will constitute a waiver of your election to dissent in respect of the shares voted and will nullify any previously filed written notices of election to dissent. Since a proxy left blank will be voted for adoption of the merger, if you wish to exercise your dissenters’ rights you must either vote against approval of the merger or abstain. You may not dissent as to less than all of your shares as to which you have a right to dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of the owner, as to which the nominee or fiduciary has a right to dissent, held of record by the nominee or fiduciary. The written notice of election to dissent must be in addition to and separate from any proxy or vote abstaining from or against the merger. Finally, you must continuously be the beneficial owner of your shares through the effective date of the merger. If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive payment for your shares as provided for in the merger agreement, but you will have no dissenters’ rights with respect to your shares.

All written objections to the merger and notices of election to dissent pursuant to NYBCL Section 623(a) should be addressed to Charles A. Lenns, Vice President and Chief Financial Officer, Corning Natural Gas Holding Corporation, 330 West William Street, Corning, New York 14830 and should be executed by, or on behalf of, the record holder of the shares.

To be effective, a notice of election to dissent by a holder of our common or preferred stock must be made by or in the name of the registered shareholder, fully and correctly, as the shareholder’s name appears on his, her or its stock certificate(s) and cannot be made by the beneficial owner if he, she or it does not also hold the shares of record. The beneficial holder must, in that case, have the registered owner submit the required notice of election to dissent.

If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a notice of election to dissent should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. A record owner, such as a broker, who holds shares as a nominee for others, may exercise the record owner’s dissenters’ rights with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners.

If you hold your shares in a brokerage account or in other nominee form and you wish to exercise dissenters’ rights, you should consult with your broker or other nominee to determine the appropriate procedures.

Notice of Authorization by the Company

If the holders of at least two-thirds of the outstanding shares of our common stock and a majority of the outstanding shares of our preferred stock voting as a single class approve the merger, then within ten days of the date of approval, we will give written notice of approval by registered mail to each shareholder who filed a timely notice of election to dissent, and who did not withdraw the notice of election to dissent prior to the vote or did not vote in favor of the merger, or from whom a dissent was not required.

Notice of Dissent by Shareholder Not Previously Required to Submit Notice of Election to Dissent

Within twenty days after the giving of notice to any shareholder from whom written objection was not required, and who elects to dissent, the dissenting shareholder must file with the Company a written notice of the election, stating the shareholder’s name and residence address, the number and classes of shares as to which the shareholder dissents and a demand for payment of the fair value of the shares.

Rights of Dissenting Shareholders Upon Consummation of the Merger

Upon consummation of the merger, each shareholder will cease to have any of the rights of a shareholder except the right to be paid the fair value of the shareholder’s shares and any other rights under Section 623 of the NYBCL. A notice of election may be withdrawn by a shareholder at any time prior to the shareholder’s acceptance in writing of an offer made by the Company, as provided below, but in no case later than sixty days from the date of consummation of the merger except that if the Company fails to make a timely offer, the time for withdrawing a notice of election will be extended until sixty days from the date an offer is made. Upon expiration of that time, withdrawal of a notice of election requires the written consent of the Company. To be effective, withdrawal of a notice of election must be accompanied by the return to the Company of any advance payment made to the shareholder. If a notice of election is withdrawn, or the merger is rescinded, or a court determines that the shareholder is not entitled to receive payment for the shareholder’s shares, or the shareholder otherwise loses dissenters’ rights, the shareholders will not have the right to receive payment for the shareholder’s shares and will be reinstated to all rights as a shareholder as of the consummation of the merger, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any of these rights have expired or any dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the Company, the fair value thereof in cash as determined by the board of directors of the Company as of the time of expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

Submission of Stock Certificates for Notation

At the time of filing the notice of election to dissent or within one month after filing, the dissenting shareholder must submit the shareholder’s stock certificate(s) representing the shareholder’s dissenting shares to the Company, or to its transfer agent, which, upon receipt, will note conspicuously on the certificate(s) that a notice of election has been filed and return the certificate(s) to the shareholder who submitted them. Any shareholder with stock certificates who fails to submit them for notation will at the option of the Company, by written notice to the shareholder within forty-five days of the date of filing the notice of election to dissent, lose the shareholder’s rights, unless a court, for good cause shown, otherwise directs. Upon transfer of a certificate bearing the notation, each new certificate issued will bear a similar notation together with the name of the original dissenting holder of the shares and a transferee will acquire no rights in the Company except those rights the original dissenting shareholder had at the time of transfer.

Written Offer by the Company

Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed merger is consummated, whichever is later (but in no case later than ninety days from the date of the shareholders’ meeting at which the merger agreement was adopted and approved), the Company will make a written offer by registered mail to each shareholder who has filed a notice of election to dissent to pay for the shareholder’s shares at a specified price that the Company considers to be their fair value.

This offer will be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of these shares. If the merger has become effective, the offer must also be accompanied by (1) advance payment to each shareholder who submitted stock certificates to the Company for notation in an amount equal to 80% of the amount of the offer, or (2) as to a shareholder who has not yet submitted stock certificates, if the time period has not expired, or if the Company elects to grant the shareholder additional time, a statement that advance payment of 80% of the offer will be promptly made by the Company once certificates have been submitted and notated. If the merger has not become effective at the time of the offer, then the Company may wait until the merger becomes effective to send the advance payment or statement of advance payment to the dissenting shareholders and any offer extended without the payment or statement of payment may be conditioned on the effectiveness of the merger. Each advance payment or statement as to advance payment must advise the recipient shareholder that acceptance of payment does not constitute a waiver of any dissenters’ rights. If the merger has not been consummated upon the expiration of the ninety-day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of the merger. The offer made to each dissenting shareholder must be made at the same price per share to all dissenting shareholders of the same class and series of stock and will be accompanied by a balance sheet of the Company as of the latest available date, which must not be earlier than twelve months before the offer was made, and a profit and loss statement or statements for not less than a twelve-month period ended on the date of the balance sheet.

If within thirty days of the Company making the offer to the dissenting shareholders, the Company and any shareholder agree on the price to be paid for the shareholder’s dissenting shares, payment for the shares must made within sixty days after the later of the offer or the effective date of the merger, upon surrender of stock certificates for the shares.

Judicial Enforcement

If the Company fails to make an offer for the dissenting shares within the fifteen-day period described above, or if the Company makes the offer and any dissenting shareholder fails to agree with the Company upon the price to be paid for their shares within thirty days, the Company must within twenty days of the expiration of the applicable period, institute a special proceeding in the Steuben County Supreme & County Court (the supreme court in the judicial district where the office of the Company is located) to determine the rights of dissenting shareholders and to fix the fair value of their shares. If the Company fails to timely institute the special proceeding within the twenty-day period, any dissenting shareholder may institute the proceeding within thirty days of the expiration of the twenty-day period. If a special proceeding is not then timely instituted, all dissenters’ rights will be lost unless the court, for good cause shown, otherwise directs.

All dissenting shareholders, excepting those who have agreed with the Company upon the price to be paid for their shares, will be made parties to the special proceeding. The Company must serve a copy of the petition in the special proceeding upon each dissenting shareholder who is a resident of New York in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in any other manner that is permitted by law.

If a special proceeding is instituted, the court will determine whether a dissenting shareholder is entitled to receive payment for the shareholder’s shares, and the court will fix the fair value of the shares as of the close of business on the day prior to the shareholders’ meeting at which the merger was authorized. In fixing the fair value of the shares, the court will consider the nature of the merger giving rise to the shareholder’s right to receive payment for shares and its effects on the Company and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court will determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the Company or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding.

A final order will be entered by the court against the Company for payment to the dissenting shareholders including interest from the date the merger was consummated to the date of payment. In determining the rate of interest, the court will consider all relevant factors, including the rate of interest which the Company would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for the shareholder’s shares was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to that shareholder. Each party to the special proceeding will bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it, provided that the court may apportion or assess all or any part of the costs, expenses and fees incurred by the Company against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election, if the court finds that their refusal to accept the Company offer was arbitrary, vexatious or otherwise not in good faith. Similarly, the court may apportion and assess all or any part of the costs, fees and expenses incurred by any or all of the dissenting shareholders who are parties to the proceeding against the Company if the court finds any of the following: (1) the fair value of the shares as determined by the court materially exceeds the amount which the Company offered to pay; (2) no offer or required advance payment was made by the Company; (3) the Company failed to institute the special proceeding within the specified period; or (4) the action of the Company in complying with its obligations as provided in Section 623 of the NYBCL was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause the first clause, the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the Company’s offer. The Company must make payment to each dissenting shareholder that is a party to the proceeding pursuant to the court order within sixty days after final determination of the special proceeding, upon surrender of the certificates for any shares represented by certificates.

Shares acquired by the Company upon the payment of the agreed value or of the amount due under the final order, may be held and disposed of as the merger agreement provides.

Other Considerations

No payment may be made to a dissenting shareholder at a time when the Company is insolvent or when the payment would make it insolvent. In that event, the dissenting shareholder must, at the shareholder’s option: withdraw the shareholder’s notice of election, which will then be deemed withdrawn with the written consent of the Company; or retain the shareholder’s status as a claimant against the Company and, if the Company is liquidated, be subordinated to the rights of creditors of the Company, but have rights superior to the non-dissenting shareholders, and if the Company is not liquidated, retain the shareholder’s right to be paid for the shareholder’s shares, which right the Company must satisfy when the restrictions of this paragraph do not apply. The dissenting shareholder must exercise an option by written notice given to the Company within thirty days after the Company has given the shareholder written notice that payment for the shareholder’s shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise an option, then the Company will exercise the option by written notice given to shareholder within twenty days after the expiration of the thirty-day period.

The enforcement by a shareholder of the shareholder’s right to receive payment for shares excludes the enforcement by that shareholder of any other right to which the shareholder might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e) of Section 623 of the NYBCL, and except that Section 623 of the NYBCL does not exclude the right of a shareholder to bring or maintain an appropriate action to obtain relief on the ground that the merger is unlawful or fraudulent as to the shareholder.

Except as otherwise expressly provided in Section 623 of the NYBCL, any notice to be given by the Company to a shareholder under Section 623 of the NYBCL shall be given in the manner provided in Section 605 of the NYBCL (Notice of meetings of shareholders).

Proposal 2: Election of Directors

At the annual meeting, eight directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified. Nominees for election this year are Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Robert B. Johnston, Joseph P. Mirabito, William Mirabito, George J. Welch, and John B. Williamson III. Each nominee has consented to be named in this proxy statement and to serve if elected. Information about the director nominees is included under Board of Directors following this section. If any director nominee is unable to stand for re-election, the board may provide for a fewer number of directors or designate a substitute director nominee. If the board designates a substitute, shares represented by proxies may be voted for the substitute director.

Our board of directors unanimously recommends that you vote FOR Mr. Cook, Mr. German, Mr. Gibson, Mr. Johnston, Mr. Joseph Mirabito, Mr. William Mirabito, Mr. Welch and Mr. Williamson. The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting is required to elect directors.

Board of Directors

The nomination of each of the nominees listed below to serve for a one-year term was approved by our board. The name, age, position, business experience, and principal occupation and employment of each director nominee is provided below, including service as directors of our wholly owned subsidiary, Corning Gas.

Name	Age	Position	Director of the Company Since	Director of Corning Gas Since
Henry B. Cook, Jr.	73	Chairman of the Board	2013	2007
Michael I. German	70	Chief Executive Officer, President, and Director	2013	2006
Ted W. Gibson	78	Director	2013	2006
Robert B. Johnston	56	Director	2014	2014
Joseph P. Mirabito	62	Director	2013	2010
William Mirabito	61	Director	2013	2010
George J. Welch	75	Director	2013	2007
John B. Williamson III	66	Director	2013	2010

Henry B. Cook, Jr. is our chairman of the board of directors and has served as a director since May 2007. He has served as the president of Triple Cities Acquisition, LLC, a heavy truck parts and vehicle dealer, and Roadwolf Transportation Products, LLC, an importer of heavy-duty truck parts, since 2001. Mr. Cook has exhibited his expertise in the development and management of the business of those two companies. This business experience, together with the expertise about our business and operations derived from his years of service on the board of the Company and leadership as chairman of the board, led the board of directors to conclude that Mr. Cook has the judgment and skills desired for continued service on the board. He is not related to Matthew J. Cook, our vice president — operations.

Michael I. German has served as our chief executive officer, president, and director since December 2006. Mr. German serves as president of Corning Gas, Corning Appliance, Pike County Light & Power Company, Leatherstocking Gas and Leatherstocking Pipeline. He also serves on the boards of Leatherstocking Gas, Leatherstocking Pipeline, and Pike. Prior to joining the Company, he was senior vice president, utility operations for Southern Union Company where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island, and Massachusetts. From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, a publicly held energy services and delivery company, including president of several utilities. From 1978 to 1994, Mr. German worked at the American Gas Association, finishing as senior vice president. From 1976 to 1978, Mr. German worked for the US Energy Research and Development Administration. Mr. German is a board member of the Northeast Gas Association, Ampco Pittsburgh Corporation, and several non-profit organizations. Mr. German’s role as president and chief executive officer, responsibility for the day-to-day operations and significant strategic initiatives, as well as his extensive experience in utility and public company operations led the board to conclude that Mr. German should continue to serve as a director.

Ted W. Gibson has been a director since November 2006. He has served as the chief executive officer of Classic City Mechanical, an underground utility business, since 1979. Mr. Gibson is also a corrosion specialist in the National Association of Corrosion Engineers and a graduate of the Georgia Institute of Technology — Mechanical Engineer. Mr. Gibson previously served as a United States Marine Corps Captain and is a Vietnam veteran. He is also an inspector for the Nevada State Boxing Commission. Mr. Gibson’s professional background and extensive experience with pipelines and other underground utilities, his business and management expertise in his service as chief executive officer of Classic City

Mechanical, his knowledge of our business, and contributions during his years of service on the board of directors led the board of the Company to conclude that Mr. Gibson has the skills desired for continued service on the board.

Robert B. Johnston has been a director since July 2014. He has served as the executive vice president and chief strategy officer for The InterTech Group, Inc. since 2008. In this capacity, he is responsible for merger and acquisition activities, investments and communications, as well as oversight of a number of InterTech operating companies. He currently serves as chairman of the board of directors of Colabor Inc. Additionally, he serves on the board of directors of the South Carolina Community Loan Fund, Supremex Inc., FIH Group PLC, Circa Enterprises, and Swiss Water Decaffeinated, Inc. Mr. Johnston previously served as the president, chief executive officer, and deputy governor of the Hudson’s Bay Company, and on the boards of the Hudson’s Bay Company, Gas Natural Inc., Pacific Northern Gas, Central Vermont Public Service Corporation, Produce Investments PLC, Fyffes PLC, Galvanic Applied Sciences, Span America Medical Products, Experiences Canada, Carolina Youth Development Center, and Canada’s National History Society. He was also a member of the advisory board of the McGill University Executive Institute. Mr. Johnston completed the University of Oxford Advanced Management and Leadership Program and received an MBA from the John Molson School of Business, an MA in Public Policy & Public Administration, and a BA in Political Science from Concordia University. Additionally, he holds the ICD.D Designation from the Institute of Corporate Directors (Canada). Mr. Johnston’s extensive financial and operational experience coupled with his corporate governance and regulated utility experience led the board to conclude that he should continue to serve as a director.

Joseph P. Mirabito has been a director since November 2010. He was president of Mirabito Fuel Group from 1986 to 1998. He has also served as president of Granite Capital Holdings, Inc. from 1998 to 2009. He is currently chairman and chief executive officer of Mirabito Holdings, Inc. and Mirabito Regulated Industries, LLC. He serves as a director on several professional and civic boards in the central New York region. He and William Mirabito are cousins. Mr. Mirabito’s business and corporate management experience in the energy delivery businesses where he serves as the president and chief executive officer, his knowledge of the local communities in Central New York served by those businesses, and commitment to the growth of our business as a significant shareholder, as well as his prior experience in advising and serving on the board and committees of Wilber Bank led the board of directors to conclude that Mr. Mirabito has the skills, connections, and experience desired for continued service on the board.

William Mirabito has served as a director since November 2010. He was president of Mang Insurance Agency from 2008 to 2015 and has served as vice chairman and treasurer of Mirabito Holdings, Inc. and Mirabito Regulated Industries, LLC since 2014. He is also the chairperson of the audit committee for Mirabito Holdings. He previously served on the board and finance committee of Fox Hospital in Oneonta, New York. He is also a board member of Springbrook, New York, and serves on its executive committee. He and Joseph Mirabito are cousins. Mr. Mirabito’s business and management experience as president of Mang Insurance Agency and vice chairman and treasurer of Mirabito Holdings and Mirabito Regulated Industries, his commitment to the growth of our business as a significant shareholder, as well as his experience in advising and serving on the board and committees of Fox Hospital and Springbrook led the board of directors to conclude that Mr. Mirabito has the skills and experience desired for continued service on the board.

George J. Welch has served as a director since May 2007. He is the senior partner in Welch Law LLP in Corning, New York, concentrating on real estate and business transactions. He has served as a director of many regional organizations, including a regional economic development organization, and PaneLogic,

Inc., a provider of control system integration services. Mr. Welch serves on the Alfred State College Council, an advisory group to the president of the college. Mr. Welch’s extensive experience in legal matters and economic development, and as a community leader led the board to conclude that he should continue to serve as a director.

John B. Williamson III has served as a director since November 2010. Since 2004, Mr. Williamson has served as chairman of RGC Resources, Inc., a $230 million energy distribution and services holding company, and as director, president, and chief executive officer from 1999 to 2013. He currently serves as a director of Bank of Botetourt, Optical Cable Corporation, and Lawrence Transportation Company, an ESOP. He previously served as a director on the board of Luna Innovations Corporation. Mr. Williamson received an MBA from the College of William and Mary, and a BS from Virginia Commonwealth University. Mr. Williamson’s experience as the chairman, president, and chief executive officer of an energy distribution and services company, as well as his experience in advising and serving on the board and committees of other corporations has resulted in his broad understanding of the operational, financial, and strategic issues that businesses and utilities face. This led the board to conclude that he should continue to serve as a director.

Director Independence

The board of directors has determined and confirmed that each of Mr. Cook, Mr. Gibson, Mr. Johnston, Mr. Joseph Mirabito, Mr. William Mirabito, Mr. Welch, and Mr. Williamson do not have a material relationship with the Company or any of its subsidiaries that would interfere with the exercise of independent judgment and are, therefore, independent as defined by applicable laws and regulations and the listing standards of the New York Stock Exchange. In making the determination that each of the members of our board and our board’s committees is independent, the board considered that Mr. Joseph Mirabito and Mr. William Mirabito are officers of Mirabito Regulated Industries, LLC. The Company and Mirabito Regulated Industries are each 50% owners of Leatherstocking Gas Company of New York, Inc.

Director Compensation

For fiscal year 2020, we paid our directors with restricted stock grants of 450 shares per quarter. The shares awarded become unrestricted upon a director leaving the board. Directors who also serve as officers are not compensated for their service as directors. On February 24, 2020, shares were issued for the quarter ended December 31, 2019, on June 15, 2020, shares were issued for the quarter ended March 31, 2020, on August 14, 2020, shares were issued for the quarter ended June 30, 2020, and on November 17, 2020, shares were issued for the quarter ended September 30, 2020. Information regarding shares of restricted stock awarded to directors in the fiscal year ended September 30, 2020, is summarized below, at the amount recognized for financial statement reporting purposes in accordance with FASB ASC 718.

Name	Fee Earned or Paid in Cash	Stock Awards	All Other Compensation	Total*
Henry B. Cook, Jr.	—	$23,863	—	$23,863
Ted W. Gibson	—	23,863	—	23,863
Robert B. Johnston	—	23,863	—	23,863
Joseph P. Mirabito	—	23,863	—	23,863
William Mirabito	—	23,863	—	23,863
George J. Welch	—	23,863	—	23,863
John B. Williamson III	—	23,863	—	23,863

*As of September 30, 2020, each director had 450 shares of stock award outstanding, which were issued on November 13, 2020. On January 12, 2021, we discontinued the issuance of stock compensation for our directors in connection with our entry into the merger agreement with Argo. In 2021, we intend to compensate our directors with deferred cash payments equal in value to 450 shares a quarter.

Board Meeting Attendance

Our board of directors met twelve times during fiscal 2020. All members of the board of directors participated in at least 75% of all board and applicable committee meetings in the last fiscal year. We strongly encourage our directors to attend our annual meetings of shareholders. All members of our board attended last year’s annual meeting.

Risk Oversight

Our board is actively involved in oversight of risks that could affect the Company and particularly focuses on operational risks such as those identified in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The full board has overall responsibility for the general oversight of risks that could affect the Company, but some of this oversight is conducted by committees of the board. Our board satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within the Company, as well as through reports by each committee chair regarding the committee’s considerations and actions.

Board Leadership Structure

The roles of our chief executive officer and chairman of the board are separated in recognition of the differences between the two roles. The chief executive officer is responsible for the Company’s strategic initiatives and day-to-day operations and performance, while the chairman of the board provides guidance to the chief executive officer and presides over meetings of the full board.

Audit Committee

Our audit committee is currently comprised of Mr. Welch, the committee’s chairman, Mr. Cook, Mr. William Mirabito, and Mr. Williamson, each of whom was determined by our board of directors to be “independent directors” as defined in the New York Stock Exchange listing standards. For additional information regarding the audit committee, please turn to Audit Committee Report beginning on page 78 of this proxy statement.

Nominating and Compensation Committee

Our nominating and compensation committee is comprised of Mr. Joseph Mirabito, the committee’s chairman, Mr. Gibson, Mr. Cook, Mr. Johnston and Mr. Williamson. The nominating and compensation committee oversees our executive compensation program. In this role, the committee reviews and approves, or recommends for approval by the full board, the compensation that is paid or awarded to our executive officers. The goal of our nominating and compensation committee is to ensure that the total compensation paid to our executive officers and significant employees is fair, reasonable, and competitive.

No officers or employees of the Company or its subsidiaries served on the nominating and compensation committee. Mr. German meets with the committee at their request and makes recommendations with respect to the compensation of other officers. Mr. Joseph Mirabito is an officer, director, and shareholder of a company that has entered into a joint venture with the Company (Leatherstocking New York). There are no interlocks between our nominating and compensation committee, our officers, and those of any other company.

The nominating and compensation committee also administers our stock compensation plan. On January 12, 2021, we discontinued the issuance of stock compensation for our directors in connection with the proposed merger with companies affiliated with Argo. The nominating and compensation committee met twice in the last fiscal year to recommend salaries and report those recommendations to the full board of directors for approval and to nominate directors. Our board has approved the charter of the nominating and compensation committee, which is available on our website at www.CorningGas.com.

If there are any vacancies on the board, or if the nominating and compensation committee determines not to re-nominate an incumbent director for election to the board, our president and chief executive officer and our chairman of the board generally would identify a qualified candidate for the committee’s consideration. Director nominees are approved by the nominating and compensation committee and recommended to the full board for their approval. Nominees are not required to possess specific skills or qualifications; however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity, and ability and willingness to devote their time and efforts to the Company. Qualified nominees are considered without regard to age, race, color, sex, religion, disability, or national origin. We do not use a third party to locate or evaluate potential candidates for director. Neither the board of directors nor the nominating and compensation committee have adopted any policy on whether to consider candidates recommended by shareholders for nomination to fill board seats, or the terms on which any such consideration would be made. The board of directors has not adopted any policy regarding shareholder recommendations of candidates since vacancies on the board occur infrequently, and the board has not received any recommendations.

Corporate Governance and Community Relations Committee

Our corporate governance and community relations committee is currently comprised of Mr. Gibson, the committee’s chairman, Mr. Johnston, Mr. William Mirabito and Mr. Welch. The committee did not meet during fiscal 2020. The committee is responsible for developing corporate governance principles and practices, considering corporate governance issues, administering our related person transaction policy, and assisting the board in compliance with our code of business conduct and ethics. Our board has approved the charter of the corporate governance and community relations committee, which is available on our website at www.CorningGas.com.

Shareholder Communications with Directors

A shareholder who wishes to communicate directly with our board of directors, a committee of the board, or with an individual director, should send the communication to:

Corning Natural Gas Holding Corporation

Board of Directors [or committee name, or director’s name, as appropriate]

330 West William Street

Corning, New York 14830

We will forward shareholder correspondence about the Company to the board, committee, or individual director, as appropriate.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including our chief executive officer and our chief financial officer, who also serves as our principal accounting officer. This code is available on our website at www.CorningGas.com. Any amendments or waivers to the code that apply to our chief executive officer or chief financial officer will be promptly disclosed to our shareholders by posting that information on our website.

Policy Concerning Hedging Transactions

We have adopted an insider trading policy that governs the ability of our directors, officers and employees to trade in stock of the Company. Under the policy our board members and executive officers are only permitted to trade in our stock during prescribed “open window” periods and generally only after obtaining pre-clearance for the transaction. Although the policy does not specifically address transactions that hedge or offset a decrease in the market value of our shares (an equity swap or collar, for example), the policy applies broadly to all Company “securities.” We have not been requested to approve any hedging transaction and would deny a request to hedge our stock. We do not believe that any of our directors or executive officers have engaged in any hedging transactions relating to our shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Our officers, directors, and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year.

Insurance and Indemnification

We have renewed our directors and officers’ indemnification insurance coverage with The Travelers Indemnity Company. This insurance covers directors and officers individually where we would be required to provide indemnification. This coverage runs from June 1, 2020 through June 1, 2021, at a total cost of approximately $83,417.

Audit Committee Report

Our board of directors has a separately designated standing audit committee. In accordance with its written charter, which was approved and adopted by our board, our audit committee assists the board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. A copy of the audit committee charter is available on our website at www.CorningGas.com. The audit committee is directly responsible for the appointment of our independent registered public accounting firm, currently Freed Maxick CPA’s, P.C., and is charged with reviewing and approving all services performed for us by Freed Maxick and for reviewing the firm’s fees. The audit committee reviews Freed Maxick’s internal quality control procedures, reviews all relationships between Freed Maxick and the Company and its subsidiaries in order to assess the firm’s independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by Freed Maxick. In addition, the audit committee ensures the regular rotation of the lead audit partner and concurring partner. The audit committee reviews management’s programs to monitor compliance with our policies on business ethics and risk management.

The audit committee is currently comprised of Mr. Welch, the committee’s chairman, Mr. Cook, Mr. William Mirabito and Mr. Williamson. Mr. Mirabito is an officer, director, and shareholder of a company that has entered into joint venture with the Company (Leatherstocking New York). The committee met five times in the last fiscal year. Mr. Welch, Mr. Cook, Mr. Mirabito, and Mr. Williamson are “independent directors” as defined in the New York Stock Exchange listing standards. In addition, each member of the audit committee is able to read and understand financial statements, including balance sheets, income statements, and cash flow statements. Our board has determined that Mr. Williamson meets the qualifications for designation as a financial expert as defined in SEC rules through his experience as the chief executive officer of RGC Resources, Inc., a publicly-held company. The audit committee reviews and reassesses its charter as needed from time to time and will obtain the approval of the board for any proposed changes to its charter.

Our audit committee oversees management’s implementation of internal controls and procedures for financial reporting which are designed to ensure the integrity and accuracy of our financial statements and our ability to timely record, process, and report the information required for public disclosure. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the financial statements with management and Freed Maxick. The audit committee reviewed and discussed the audited financial statements of the Company for the years ended September 30, 2020 and September 30, 2019, with Freed Maxick. The audit committee also discussed with Freed Maxick the matters required by AU Section 380, “Communication with Audit Committees” (Statement on Auditing Standards No. 61, as amended). The audit committee reviewed with Freed Maxick, which is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

In discharging its oversight responsibility as to the audit process, our audit committee obtained from Freed Maxick a formal written statement describing all relationships between Fred Maxick and the Company that might bear on Freed Maxick’s independence consistent with the requirements of the Public Company Accounting Oversight Board, and discussed with Freed Maxick any relationships that may impact its objectivity and independence. In considering Freed Maxick’s independence, the audit committee also considered whether the non-audit services performed by Freed Maxick on our behalf were compatible with maintaining the independence of Freed Maxick.

In reliance upon (1) the audit committee’s reviews and discussions with management and Freed Maxick, (2) management’s assessment of the effectiveness of our internal control over financial reporting, and (3) the receipt of an opinion from Freed Maxick dated December 21, 2020 stating that the Company’s financial statements for the fiscal year ended September 30, 2020 are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, the audit committee recommended to our board that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC.

Audit Committee

George J. Welch, Chairman

Henry B. Cook, Jr.

William Mirabito

John B. Williamson III

Principal Accounting Firm Fees and Services

The following is a summary of the aggregate fees for the fiscal years ended September 30, 2020 and 2019, by our independent registered public accounting firm, Freed Maxick CPA’s, P.C.

	2020	2019
Audit Fees	$171,000	$181,000
Audit-related Fees	10,000	9,700
Tax Fees	32,400	34,500
All Other Fees	11,400	—
Total	$224,800	$218,200

Audit Fees. These are fees for professional services for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Audit-related Fees. These are fees related to our employee benefit plan audit.

Tax Fees. These are fees for professional services rendered with respect to tax compliance, tax advice and tax planning. These services include the review of tax returns and consulting on tax planning matters.

All Other Fees. These are fees related to the due diligence process in connection with our proposed merger with companies affiliated with Argo.

Our audit committee’s charter requires that all audit and permissible non-audit services provided by Freed Maxick to the Company must be pre-approved by the audit committee. The audit committee pre-approved all of the services provided by Freed Maxick in fiscal 2020 and the payment by us of the fees listed in the table above. The decision to engage Freed Maxick was approved by our audit committee and in making that decisions the audit committee considered whether the provision of non-audit services is compatible with maintaining independence. In fiscal 2020 and 2019, Freed Maxick had no direct or indirect financial interest in the Company in the capacity of promoter, underwriter, voting director, officer or employee.

Representatives of Freed Maxick will attend the 2021 annual meeting of shareholders to answer appropriate questions and make statements if they desire.

Executive Officers

The names, ages, positions, and certain other information concerning our current executive officers and significant employees is set forth below. Biographical information for Mr. German can be found under Board of Directors beginning on page 73.

Name	Age	Position
Michael I. German	70	Chief Executive Officer, President and Director
Charles A. Lenns	67	Chief Financial Officer and Treasurer
Matthew J. Cook	59	Vice President — Operations
Russell S. Miller	57	Vice President — Gas Supply and Marketing

Charles A. Lenns joined the Company on July 1, 2020 as vice president, chief financial officer and treasurer. Mr. Lenns began his professional career with Ernst & Young, LLP, and became a partner with the firm in 1989, primarily serving clients in the power and utilities industry group. He later became a transaction advisory services tax partner, advising power and utility industry clients on the tax consequences of business combination transactions. In 2012, Mr. Lenns retired from E&Y and became the vice president — tax at Consolidated Edison Corporation in New York City, where he was responsible for the financial accounting for income taxes, and all other tax affairs of the company. Mr. Lenns retired from Consolidated Edison in 2018 and formed his own business and tax consulting firm. He is an adjunct instructor at the University of Scranton, in Scranton, Pennsylvania, where he also serves on the university’s business advisory council. He serves as a director of Brayman Corporation, a closely held construction company. Mr. Lenns also serves as a director on the boards of Leatherstocking Gas and Pike.

Matthew J. Cook joined Corning Gas in February 2008 as vice president — operations. Mr. Cook has more than three decades of natural gas utility experience. In addition to the operations department, Mr. Cook manages the customer service department and our facilities. From 2000 until joining Corning Gas, Mr. Cook was employed by Mulcare Pipeline Solutions, a supplier of products and services to the natural gas industry, in various positions including sales manager and technical specialist. Previously, Mr. Cook served as operations engineer and gas engineer for New York State Electric and Gas. Mr. Cook also serves as a director on the boards of Leatherstocking Gas and Pike. He is not related to our director, Henry B. Cook, Jr.

Russell S. Miller rejoined Corning Gas as director of gas supply and marketing in June 2008 and was appointed as vice president — gas supply and marketing, in December 2009. From 1987 through 2004 he was employed by us in various positions including vice president — operations, gas supply manager and mapping technician. From 2006 until rejoining Corning Gas, he was employed by IBM, as energy distribution manager where he managed a team of energy buyers. From 2004 through 2006, he was employed as an industrial account manager for Sprague Energy Corp. located in Portsmouth, New Hampshire. Mr. Miller also serves as a director on the boards of Leatherstocking Gas and Pike.

Executive officers are generally chosen or elected to their positions annually and hold office until the earlier of their removal or resignation or until their successors are chosen and qualified.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation paid to our chief executive officer, chief financial officer and our most highly compensated executive officers. Mr. Lenns was appointed chief financial officer on July 1, 2020 and Ms. Sarhangi retired on July 6, 2020.

Name and Principal Position	Year	Salary	Bonus	Change in Pension Value	Stock Awards (1)	Option Awards (2)	All Other (3)	Total
Michael I. German President and CEO	2020	$186,293	—	$45,357	—	—	$6,315	$237,965
	2019	181,812	—	39,520	—	—	5,446	226,778
Fiouzeh Sarhangi CFO and Treasurer	2020	136,923	$15,500	66,792	—	—	4,127	223,342
	2019	149,807	8,460	70,661	$9,500	—	3,886	242,314
Charles A. Lenns CFO and Treasurer	2020	37,019	—	—	74,250	$19,505	19,557	150,331
	2019	—	—	—	—	—	—	—
Matthew J. Cook VP — Operations	2020	158,788	15,900	50,544	—	—	4,763	229,995
	2019	153,308	4,420	44,113	9,500	—	4,453	215,794
Russell S. Miller VP — Gas Supply	2020	149,790	10,875	62,350	—	—	4,127	227,142
	2019	144,308	5,635	59,286	9,500	—	3,998	222,727

(1)	The amounts reported include stock grants in fiscal 2019 valued at $9,500 for each of Ms. Sarhangi, Mr. Cook, Mr. Miller and Mr. Grandinali, and in fiscal 2020 to Mr. Lenns valued at $74,250.
(2)	The amount includes stock options to acquire 10,000 common shares in fiscal 2020 for Mr. Lenns valued at $19,505.
(3)	The amounts reported include 401(k) matching contributions by the Company in fiscal 2020 of $5,607 for Mr. German, $4,763 for Mr. Cook and $4,127 for Mr. Miller and in fiscal 2019 of $5,446 for Mr. German, $3,886 for Ms. Sarhangi, $4,453 for Mr. Cook and $3,998 for Mr. Miller. The amount reported for Mr. Lenns includes $6,000 for a housing allowance provided to Mr. Lenns from July to December 2020 and $13,557 paid to Lenns Consulting Group for June 2020 before he became our chief financial officer.

Employment Agreements

Pursuant to his employment agreement dated November 30, 2006, as amended effective December 31, 2008, Mr. German continued to serve as president and chief executive officer of Corning Gas for 2020 under the automatic renewal provisions of his contract. The employment agreement provides for termination payments to Mr. German as follows:

•	If Mr. German terminates his employment for “good reason” (as defined in the employment agreement — generally a decrease in title, position or responsibilities, a decrease in salary or bonus or a reduction in benefits), then he will receive compensation and benefits until the effective date of his termination, plus a severance package equal to his then current annual salary.
•	If Mr. German’s employment is terminated without “cause” (as defined in the employment agreement), then he will receive compensation and benefits until the effective date of his termination, plus a severance package equal to his then current annual salary.
•	If Mr. German’s employment is terminated for a “change in control” (as defined in the employment agreement), then he will receive compensation and benefits until the effective date of his termination, plus a severance package equal to three times his then current annual salary.

The employment agreement also contains standard confidentiality, non-competition and non-solicitation provisions for a period including Mr. German’s employment and the twelve months immediately following the date of the termination of his employment.

On April 17, 2012, Corning Gas entered into change of control agreements with all executive officers other than Mr. German. None of our other executive officers have employment agreements.

Change of Control Agreements

On April 27, 2017, we entered into change of control agreements with Mr. Cook and Mr. Miller. On August 31, 2020, we entered into a change of control agreement with Mr. Lenns. The Cook and Miller agreements terminate on the first to occur of: (i) termination of the executive’s employment with the Company prior to a “change of control” (as defined in the agreements); (ii) one year from the date of a change of control; or (iii) May 1, 2022, but only if no change of control has occurred as of that date. The agreement with Mr. Lenns is identical to the agreements with Messrs. Cook and Miller, except its termination date is October 1, 2025.

Under each agreement, upon termination of the executive’s employment with the Company within twelve months following a change of control, unless termination is because of the executive’s death, or by the Company for “cause” or “disability” (each as defined in the agreements) or by the executive other than for “good reason” (as defined in the agreements), we will be required to pay to the executive the following: (i) the executive’s full salary through the date of termination and all other unpaid amounts to which the executive is entitled as of the date of termination under any plan or other arrangement of the Company, at the time such payments are due (and in any event within 90 days after the executive’s separation of service from the Company); and (ii) an amount equal to the executive’s annualized includable compensation for the base period (within the meaning of Section 280G of the tax code), subject to reduction if the payment is or will be subject to the excise tax imposed by Section 4999 of the tax code, which payment must be made in a lump sum within 90 days after the executive’s separation from service.

The executives are not required to mitigate the amount of any payment under the change of control agreements by seeking employment or otherwise. We also agreed to pay to each of the executives all legal fees and related expenses incurred by the executive in connection with enforcing the agreement, whether or not the executive prevails (subject to certain conditions with respect to Mr. Cook).

Executive Employee Incentive Program

Each year, our board of directors approves the performance goals and terms of an executive employee incentive program. The program is designed to attract and retain high caliber executives who can optimize the Company’s performance and to reward our executive officers for the achievement of annual corporate and operational goals. Performance bonuses, if earned, are paid in cash during the first calendar quarter of the calendar year following the calendar year for which performance was measured and are based upon the board’s determination of the percentage of the goals that were met. Eligible employees include each of our executive officers listed in the summary compensation table who are officers on the date of payment of the awards, other than Mr. German. Awards under the program are at the discretion of our board and may be modified or discontinued at any time.

Benefit Plans

We provide competitive welfare and retirement benefits to our executive officers as an important element of their compensation packages. Our executives receive medical and dental coverage, life insurance, disability coverage and other benefits on the same basis as our other employees. Our executives are also eligible to participate in our employee savings and pension plans.

Corning Natural Gas Corporation Employees Savings Plan. All employees of Corning Gas who work for more than 1,000 hours per year and who have completed one year of service may enroll in the savings plan at the beginning of each calendar quarter. Under the savings plan, participants may contribute up to 50% of their wages. Corning Gas matches one-half of the participant’s contributions up to a total of 3% of the participant’s wages. Matching contributions vest in the participants’ accounts at a rate of 20% per year and become fully vested after five years. All participants may select one or a combination of ten investment plans for their account. Distribution of amounts accumulated under the savings plan occurs upon the termination of employment or death of the participant. The savings plan also contains loan and hardship withdrawal provisions.

Pension Plan. We maintain a defined benefit pension plan, the retirement plan for salaried and non-union employees of Corning Gas that covers substantially all our employees. We make annual contributions to the plan equal to amounts determined in accordance with the funding requirements of the Employee

Retirement Security Act of 1974. The benefit payable under the pension plan is calculated based upon the employee’s average salary for the four years immediately preceding his or her retirement. As defined in the plan, the normal retirement age is 62. The compensation covered by the pension plan includes only base salary, identified in the summary compensation table as “salary.”

Shareholder Advisory Vote to Approve Executive Compensation

At our 2020 annual meeting of shareholders, executive officer compensation for 2019 was approved by approximately 91.9% of the votes cast on the matter. The nominating and compensation committee and the board of directors viewed the vote as an expression of the shareholders’ general satisfaction with our current executive compensation programs and therefore did not implement any changes to those programs as a result of, or reaction to, the shareholder advisory vote.

Outstanding Equity Awards at Fiscal Year End

In fiscal 2020, we issued restricted shares and options to our new chief financial officer, Charles Lenns. The following table summarizes Mr. Lenns’ grants at September 30, 2020. There were no other outstanding equity grants at year-end.

Name	Option Awards				Stock Awards
	Shares Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Shares of Unvested Stock	Market Value of Unvested Stock
	Exercisable	Unexercisable
Charles A. Lenns CFO & Treasurer	10,000	—	$16.50	8/31/2030	4,500	$74,250

Equity Compensation Plan Information

At the annual meeting held on April 24, 2018, our shareholders approved the Company’s 2018 long-term incentive plan, which replaced the 2007 plan. The 2018 incentive plan provides for grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, and dividend equivalent units to officers, employees, and directors of the Company and its subsidiaries. There are a total of 350,000 shares authorized for grant under the 2018 plan. At September 30, 2020, there were 307,350 shares available under the plan.

Plan Category	Shares to Be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	10,000	$16.50	307,350
Equity compensation plans not approved by security holders	—	—	—
Total	10,000	$16.50	307,350

Stock Ownership of Management and Other Major Shareholders

The following table summarizes information about ownership of our stock by each of our directors and senior executive officers, all of our directors and executive officers as a group, and each other person we know beneficially owns more than 5% of our stock. We have determined beneficial ownership in accordance with the rules of the SEC. The information is as of the meeting record date, April 7, 2021. On the record date, there were 3,083,577 shares of common stock outstanding, 260,600 shares of Series A Preferred Stock, 244,263 shares of Series B Preferred Stock and 180,000 shares of Series C Preferred Stock. Each share of the Series B Preferred Stock is convertible into 1.2 shares of common stock at the option of the holder.

			Preferred Stock
	Common Stock (2)		Series A		Series B		Series C
Name and Address (1)	Shares	Percent	Shares	Percent	Shares	Percent	Shares	Percent
The Gabelli Group (3)	527,745	17.1%	—	—	73,298	30.0%	16,200	9.0%
The Zucker Marital Trust (4)	347,341	11.3%	26,736	10.6%	—	—	30,000	16.7%
Directors
Henry B. Cook, Jr. (5)	41,595	1.4%	—	—	—	—	—	—
Michael I. German (6)	570,675	18.5%	5,129	2.0%	57,936	23.7%	—	—
Ted W. Gibson (7)	157,489	5.1%	43,047	16.5%	—	—	51,000	28.3%
Robert B. Johnston (8)	18,980	0.6%	15,000	5.8%	—	—	10,000	5.6%
Joseph P. Mirabito (9)	66,528	2.2%	10,900	4.2%	102	<0.1%	—	—
William Mirabito (10)	75,689	2.5%	17,868	6.9%	1,039	0.4%	4,000	2.2%
George J. Welch (11)	27,708	0.9%	10,600	4.1%	912	0.4%	—	—
John B. Williamson III (12)	22,464	0.7%	1,052	0.4%	1,416	0.6%	—	—
Officers
Matthew J. Cook (13)	2,169	0.1%	—	—	—	—	—	—
Russell S. Miller (14)	2,016	0.1%	—	—	—	—	—	—
Charles A. Lenns (15)	14,500	0.5%	—	—	—	—	—	—

All directors and officers as a group (eleven individuals)	999,813	32.3%	103,596	39.8%	61,405	25.1%	65,000	36.1%

1.	Unless otherwise indicated, we believe that each person named in the table has sole investment and voting power over the shares of stock owned. Unless otherwise indicated, the address of each person is c/o Corning Natural Gas Holding Corporation, 330 West William Street, Corning, New York 14830.
2.	Does not include shares of our common stock issuable upon conversion of any shares of Series B Preferred Stock held.
3.	The address of the Gabelli Group is One Corporate Center, Rye, New York 10580. Includes 513,086 shares of common stock and 73,298 shares of Series B Preferred Stock held by Gabelli Funds, LLC. Includes 105,664 shares of common stock held by Teton Advisors, Inc. The Series C Cumulative Preferred Stock is held by the Gabelli Foundation. Each of Gabelli Funds, Teton Advisors and Gabelli Foundation has sole voting and dispositive power over the shares of stock held by it. Based primarily on information in Amendment No. 17 to Schedule 13D filed with the SEC on June 28, 2016.
4.	The address of The Article 6 Marital Trust Under the First Amended and Restated Jerry Zucker Revocable Trust is 4838 Jenkins Avenue, North Charleston, South Carolina 29405. Based primarily on information in Amendment No. 2 to Schedule 13D filed with the SEC on April 23, 2014.
5.	Common stock includes 21,450 shares of restricted stock and 2,762 shares of common stock acquired through the Company’s dividend reinvestment program, or DRP.
6.	Includes 9,382 shares of common stock owned by Mr. German’s son, of which Mr. German disclaims beneficial ownership, and 50,023 shares of common stock acquired by Mr. German through the DRP.
7.	Common stock includes 48,837 shares of restricted stock. The Series C Preferred Stock includes 8,000 shares held by the Gibson Family Trust.
8.	Common stock includes 16,650 shares of restricted stock.

9.	Common stock includes 21,450 shares of restricted stock. Includes 4,791 common shares 102 shares of Series B Preferred Stock held by Mr. Mirabito’s wife. Mr. Mirabito disclaims beneficial ownership of the shares owned by his wife except to the extent of his pecuniary interest in them.
10.	Common stock includes 17,696 shares of restricted stock and 1,775 shares acquired through the DRP.
11.	Common stock includes 21,450 shares of restricted stock and 4,791 shares acquired through the DRP.
12.	Common stock includes 17,696 shares of restricted stock. Includes 1,687 common shares and 1,416 shares of Series B Preferred Stock and owned jointly with his spouse.
13.	Includes 720 shares of common stock acquired through the DRP.
14.	Includes 79 shares owned by Mr. Miller’s wife, 142 shares held jointly with his wife and 274 shares acquired through DRP. Mr. Miller disclaims beneficial ownership of the shares owned by his wife except to the extent of his pecuniary interest in them.
15.	Include 4,500 shares of restricted stock and options to acquire 10,000 shares that are currently exercisable.

Voting Agreement

On January 12, 2021, we entered into the merger agreement with companies affiliated with Argo. In connection with the merger agreement, our directors entered into a voting agreement pursuant to which each director agreed to vote in favor of the merger and the approval of the merger agreement as a shareholder of the Company, subject to the limitations set forth in the voting agreement. The obligations under the voting agreement will terminate if, among other reasons, the merger agreement is terminated in accordance with its terms.

Certain Relationships and Related Transactions

On July 1, 2020, we completed the acquisition of the 50% interests in Leatherstocking Gas and Leatherstocking Pipeline held by Mirabito Regulated Industries, LLC. Immediately before the acquisition, Leatherstocking Gas distributed to its members franchises, engineering and gas pipeline assets located in New York having a book value of $532,000. These assets were then contributed to the equity of the newly-formed Leatherstocking Gas Company of New York, Inc. The Company and Mirabito Regulated Industries each own 50% of Leatherstocking New York. Joseph Mirabito and William Mirabito are officers, directors and are 20% and 21% shareholders, respectively, of Mirabito Holdings, Incorporated, a sister company of Mirabito Regulated Industries. Together they hold approximately 4% of our outstanding common stock and are also directors of the Company, Corning Gas, Corning Appliance, Leatherstocking Gas and Leatherstocking Pipeline. In fiscal 2020, we paid $114,650 to US Bank Voyager Fleet System for purchase of gas for our service vehicles. Mirabito Holdings dba Mirabito Energy Products is a Voyager Network Partner. For coverage of emergency services in the Town of Virgil in fiscal 2020, we paid Mirabito Holdings dba Mirabito Energy, Vestal, $8,910.

Effective March 27, 2020, we issued 180,000 shares of our newly-authorized Series C Preferred Stock to twelve investors for $25.00 a share, or $4,500,000 in the aggregate. The purchasers included members of our board of directors Ted Gibson (51,000 shares), Robert Johnston (10,000 shares) and William Mirabito (4,000 shares), as well as significant shareholder The Article 6 Marital Trust under The First Amended and Restated Jerry Zucker Revocable Trust (30,000 shares). We used the funds raised for general working capital and to finance a portion of the acquisition of the 50% of Leatherstocking Gas and Leatherstocking Pipeline held by Mirabito Regulated Industries.

We paid a total of $12,109 to the law firm of Welch Law LLP for legal services performed during fiscal 2020. Director George Welch is the managing partner of Welch Law.

We paid $2,861 to Cook Brothers Truck Parts in fiscal 2020. Director Henry Cook is the majority owner of Cook Brothers Truck Parts.

Proposal 3: Advisory Proposal to Approve Merger-Related Compensation

As required by Rule 14a-21(c) under the Exchange Act, we are seeking advisory shareholder approval of the merger-related compensation of our senior executive officers described under Merger-Related Compensation of Our Senior Executive Officers on page 37 of this proxy statement. The proposal gives our shareholders the opportunity to express their views on the merger-related compensation of our officers. Accordingly, we are asking our shareholders to adopt the following resolution, on a non-binding, advisory basis:

“Resolved, that the compensation that may be paid or become payable in connection with the merger to the Company’s chief executive officer, chief financial officer, and other most highly compensated executives, and the agreements or understandings pursuant to which this compensation may be paid or become payable, in each case as disclosed in the merger-related compensation table and narrative discussions pursuant to Item 402(t) of Regulation S-K in the Company’s Proxy Statement for the 2021 Annual meeting of Shareholders under “The Merger — Interests of Our Directors and Officers in the Merger — Merger-Related Compensation of Our Senior Executive Officers,” is hereby approved.”

Our board unanimously recommends that you vote FOR the proposal to approve, on a non-binding, advisory basis, the merger-related compensation that may be paid by the Company to our senior executive officers as described in this proxy statement.

The approval of the merger-related compensation advisory proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal. The vote is advisory, which means that the vote is not binding on the Company or our board of directors. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Approval of this proposal is not a condition to completion of the merger. Accordingly, if the merger is approved by our shareholders and completed, the compensation that is based on or otherwise relates to the merger will be payable to our executive officers even if this proposal is not approved, subject to the terms of the applicable arrangements.

Proposal 4: Advisory Vote to Approve the Company’s 2020 Executive Compensation

As required by Rule 14a-21 under the Exchange Act, we are seeking advisory shareholder approval of the fiscal 2020 compensation of our executive officers as disclosed in this proxy statement. Our executive compensation program is designed to attract, develop, and retain high caliber executives who are capable of optimizing the Company’s and its subsidiaries’ performance for the benefit of its shareholders, and reward our executive officers for the achievement of annual, long-term, strategic, and operational goals. Please read the Executive Compensation section of this proxy statement beginning on page 81 for additional details about our executive compensation program, including information about the fiscal 2020 compensation of the listed executive officers.

We are asking our shareholders to indicate their support for the fiscal 2020 compensation of our executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our most highly compensated executive officers. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our executive officers as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our shareholders to adopt the following resolution, on a non-binding, advisory basis:

“Resolved, that the compensation paid to the Company’s chief executive officer, chief financial officer, and other most highly compensated executives, as disclosed in the Company’s Proxy Statement for the 2021 Annual meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the various compensation tables and related narrative discussion, is hereby approved.”

Our board unanimously recommends that you vote FOR the proposal to approve, on a non-binding and advisory basis, the fiscal 2020 compensation of our senior executive officers as described in this proxy statement.

The approval of the 2020 compensation advisory proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal. The vote is advisory, which means that the vote is not binding on the Company, the board of directors, or the nominating and compensation committee. Our board and the nominating and compensation committee value the opinions of our shareholders, and to the extent there is any significant vote against the compensation of our executive officers, we will consider our shareholders’ concerns and the nominating and compensation committee will evaluate whether any actions are necessary to address those concerns.

Proposal 5: Ratification of Appointment of the Company’s Independent Accounting Firm

The audit committee of our board of directors has appointed, and our board of directors has ratified the appointment of, the accounting firm of Freed Maxick CPAs, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. Freed Maxick has also served as Corning Gas’ independent registered public accounting firm since August 20, 2013 and is considered by the audit committee, the board of directors, and management of the Company to be well qualified. We are asking our shareholders to ratify the audit committee’s appointment of Freed Maxick. If the shareholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain Freed Maxick. Even if the appointment is ratified, the audit committee may direct the appointment of a different accounting firm at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders. Representatives of Freed Maxick will attend the annual meeting to answer appropriate questions and make statements if they desire.

Our board unanimously recommends that you vote FOR the proposal to ratify the appointment of Freed Maxick as our independent registered public accounting firm for the fiscal year ending September 30, 2021. The approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Proposal 6: Authority to Adjourn the Meeting

Our shareholders may be asked to adjourn the meeting to a later date or time if needed to solicit additional proxies in favor of the proposals contained in this proxy statement if there are insufficient votes at the time of the meeting to approve any of the proposals. If our shareholders approve the adjournment proposal, we could adjourn the meeting and any adjourned session of the meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against any of the proposals. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger and the other transactions contemplated by the merger agreement so that the merger proposal would be defeated, we could adjourn the meeting without a vote on the approval of the merger and the other transactions contemplated by the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the merger and the other transactions contemplated by the merger agreement. Additionally, we may seek to adjourn the meeting if a quorum is not present at the meeting.

Our board unanimously recommends that you vote FOR the proposal to adjourn the meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposals contained in this proxy statement if there are insufficient votes at the time of the meeting to approve any of the proposals.

The approval of the proposal to adjourn the meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal. In addition, even if a quorum is not present at the meeting, the affirmative vote of a majority of the votes cast at the meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the meeting may not be delayed without Argo’s consent other than in limited circumstances).

Other Matters

Our board of directors is not aware of any other matters to be submitted at this year’s annual meeting of shareholders. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors recommends.

We urge you to sign and return your proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

Future Shareholder Proposals

A shareholder intending to present a proposal to be included in our proxy statement for our 2022 annual meeting of shareholders must deliver the proposal, in accordance with the requirements of Rule 14a-8 under the Exchange Act, to our corporate secretary at our principal executive office no later than December 23, 2021. A shareholder’s notice to the corporate secretary must include as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business proposed to be brought before the meeting and the reasons for conducting this business at the meeting,
•	the name and record address of the shareholder making the proposal,
•	the number of shares of our common stock that are beneficially owned by the shareholder, and
•	any material interest of the shareholder in the proposal.

A shareholder may submit nominees for election to the board of directors at our 2022 annual meeting. For a nominee to be included in the 2022 proxy statement, the nomination must be submitted to our corporate secretary not before February 26, 2022 and not after March 18, 2022.

A shareholder may also present a proposal directly to our shareholders at next year’s annual meeting. For a proposal to be voted upon at our 2022 annual meeting, it must be submitted to our corporate secretary not before February 26, 2022 and not after March 18, 2022. However, if we do not receive notice of the shareholder proposal prior to the close of business on March 18, 2022, SEC rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the shareholder proposal not before February 26, 2022 and not after March 18, 2022, management can only vote proxies in their discretion if they advise shareholders in our 2022 proxy statement about the nature of the proposed matter and how management intends to vote on the matter.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.SEC.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C., 20549. You may request copies of these documents by contacting the SEC and paying a fee for the copying cost. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330.

We also make available free of charge through our website the Company’s annual, quarterly and current reports, proxy statements and other information. Our website address is www.CorningGas.com. The information available on our website is not, and is not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference documents that we may file with the SEC under Section 13(a), 13(C), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request copies of these filings, at no cost, by writing to Charles A. Lenns, vice president and chief financial officer, 330 West William Street, Corning, New York 14830, or by calling 607-936-3755.

You should rely only on the information contained in this proxy statement, the exhibits to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the approval of the merger and the other transactions contemplated by the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated <ProxyDate>. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

* * *

EXHIBIT A

Execution Version

AGREEMENT AND PLAN OF MERGER

By and Among

ACP CROTONA CORP.,

ACP CROTONA MERGER SUB CORP.

and

CORNING NATURAL GAS HOLDING CORPORATION

Dated as of

JANUARY 12, 2021

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

Page
Section 8.10	Severability	A-71
Section 8.11	Assignment	A-71
Section 8.12	Remedies	A-72
Section 8.13	Specific Performance	A-72
Section 8.14	Counterparts; Effectiveness	A-72

-iv-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of January 12, 2021, by and among Corning Natural Gas Holding Corporation, a New York corporation (the “Company”), ACP CROTONA CORP., a Delaware corporation (“Parent”), and ACP CROTONA MERGER SUB CORP., a New York corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration, except as otherwise provided in this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company; in each case, in accordance with the New York Business Corporation Law (“NYBCL”);

WHEREAS, the board of directors of Parent and Merger Sub and the sole shareholder of Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective stockholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the Delaware General Corporation Law (“DGCL”) and NYBCL; and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

Article I
THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the NYBCL, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the NYBCL as the surviving corporation in the Merger and a wholly-owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place via the electronic exchange of documents, as soon as practicable (and, in any event, within twelve (12) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause a certificate of merger (the “NYBCL Certificate of Merger”) to be executed, acknowledged, and filed with the Secretary of State of the State of New York in accordance with the relevant provisions of the NYBCL and shall make all other filings or recordings required under the NYBCL. The Merger will become effective at such time as the NYBCL Certificate of Merger has been duly filed with the Secretary of State of the State of New York, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the NYBCL Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05 Certificate of Incorporation; By-Laws. At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety substantially in the form set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law; and (b) the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, or as provided by applicable Law.

Section 1.06 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Article II
EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a)       Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned Subsidiaries (but not including the Rabbi Trust established by Corning Natural Gas Corporation to fund a deferred compensation plan for certain officers) as of immediately prior to the Effective Time and (the “Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)       Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive $24.75 in cash, without interest (the “Merger Consideration”).

(c)       Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d)       Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding share of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(e)       Preferred Stock. Prior to the Effective Time, the Company had issued and outstanding 260,000 shares of Series A Preferred Stock (the “Series A Stock”), 244,263 shares of Series B Preferred Stock (the “Series B Stock”), and 180,000 shares of the Series C Preferred Stock (the “Series C Stock” together with the Series B Stock, and the Series A Stock, the “Company Preferred Stock”).

(i)       As of the Effective Time, each holder of shares of Series A Stock shall be paid by the Company an amount equal to $25 per share of Series A Stock plus an amount equal to any accumulated unpaid dividends thereon.

(ii)       As of the Effective Time, each holder of shares of Series B Stock shall be paid by the Company an amount equal to $29.70 per share of Series B Stock consisting of (i) $24.90 in respect of the Series B Stock liquidation preference and (ii) $4.80 in respect of the conversion right of the holders of the Series B Stock, plus an amount equal to any accumulated unpaid dividends thereon.

(iii)       As of the Effective Time, each holder of shares of Series C Stock shall be paid by the Company an amount equal to $25 per share of Series C Stock plus an amount equal to any accumulated unpaid dividends thereon.

(f)       Company Stock Options. The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of the holder thereof, cancelled and converted into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of: (i) the aggregate number of shares of Company Common Stock subject to such Company Stock Option; multiplied by (ii) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.05. For the avoidance of doubt, in the event that the per share exercise price under any Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.

(g)       Company Restricted Shares. The Company shall take all requisite action so that, at the Effective Time, each share of Company Common Stock subject to vesting, repurchase, forfeiture, or other lapse of restrictions (a “Company Restricted Share”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration less any Taxes required to be withheld with respect to such Company Restricted Share in accordance with Section 2.05.

(h)       Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 2.01.

Section 2.02     Surrender and Payment.

(a)       Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent, reasonably acceptable to the Company, (the (“Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. On or before the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than: (A) shares to be cancelled and retired in accordance with Section 2.01(a); and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time, but in any event not later than 3 Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(b)       Procedures for Surrender; No Interest. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c)       Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States; (ii) short-term commercial paper rated the highest quality by Moody’s

Investors Service, Inc. or Standard & Poor’s Corporation; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d)       Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e)       Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

(f)       Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g)       Dissenting Shares Merger Consideration. Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.03     Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 623 of the NYBCL (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the NYBCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 623 of the NYBCL; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 623 of the NYBCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 623 of the NYBCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

Section 2.04     Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately and equitably adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.05     Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.06     Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article II.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the correspondingly numbered Section of the disclosure schedule, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), that relates to such Section or in another Section of the Company Disclosure Schedule to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, and (b) as set forth in any Company SEC Documents (excluding any statement set forth in any “risk factor” section or section relating to forward looking statements) (it being understood that (i) any matter disclosed in the Company SEC Documents will be deemed to be disclosed in a section of the Company Disclosure Schedule only to the extent that it is reasonably apparent on its face from such disclosure in such filing or report that it is applicable to such section of the Company Disclosure Schedule and (ii) this clause (b) will not apply to any of Section 3.01, Section 3.02, Section 3.03 and Section 3.05), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01     Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)       Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents. The Charter Documents of the Company and its Subsidiaries are in full force and effect.

(c)       Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Schedule sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02     Capital Structure.

(a)       Capital Stock. The authorized capital stock of the Company consists of: (i) 4,500,000 shares of Company Common Stock; (ii) 261,500 shares of Series A Stock, (iii) 244,500 shares of Series B Stock and (iv) 180,000 shares of Series C Stock. As of the date of this Agreement: (A) 3,088,071 shares of Company Common Stock were issued and outstanding (not including shares held in treasury); (B) 0 shares of Company Common Stock were issued and held by the Company in its treasury; (C) 260,600 shares of Series A Stock were issued and outstanding, (D) 244,263 shares of Series B Stock were issued and outstanding, and (E) 180,000 shares of Series C Stock were issued and outstanding; and since the date hereof, no additional shares of Company Common Stock or shares of Company Preferred Stock have been issued. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights.

(b)       Other Equity Securities. Except (A) as set forth in Section 3.02(a), (B) as set forth in Section 3.02(b) of the Company Disclosure Schedule, or (C) pursuant to the terms of this Agreement, there are not issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company or any of its Subsidiaries to issue, deliver, grant or sell, or cause to be issued, delivered, granted or sold, (i) any capital stock of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (ii) any equity-based awards, contingent value rights, “phantom” stock warrants, calls, options or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company, or other rights to acquire from the Company or any of its Subsidiaries, or any other obligation or agreement of the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries or (iii) any other rights, arrangements or agreements to receive cash in respect of the value of capital stock of the Company or any of its Subsidiaries (the securities described in foregoing clauses (i), (ii) and (iii), collectively, “Equity Securities”). Except pursuant to the Company Stock Plans, there are not any: (i) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Equity Securities; (ii) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; or (iii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound. Other than as set forth in Section 3.02(a), there is no outstanding indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or any of its Subsidiaries may vote (“Company Voting Debt”). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company. None of the Subsidiaries of the Company own any Equity Securities.

(c)       Company Restricted Shares. Section 3.02(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Restricted Shares outstanding as of the date of this Agreement, including with respect to each award, the holder, the grant date, and the number of shares of Common Stock subject thereto (assuming the target level of attainment of the applicable performance conditions).

(d)       Voting Agreements. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Equity Securities.

Section 3.03     Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a)       Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Company Common Stock and a majority of the outstanding shares of the Company Preferred Stock voting as a single class (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)       Non-Contravention. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, the execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate in any material respect any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, or give rise to the loss of a material benefit under, any Contract or Permit to which the Company or any of its Subsidiaries is a party or otherwise bound; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (iii), and (iv), for any breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the NYBCL Certificate of Merger; (ii) the filing of the Company Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or (B) any other Laws that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or creation or strengthening of a dominant position through merger or acquisition (collectively and with the HSR Act “Antitrust Laws”), in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of the OTC Markets; (v) approval from the Pennsylvania Public Utility Commission (“PaPUC”) for the transfer of control of Pike County Light & Power, LLC and Leatherstocking Gas Company, (vi) approval from the New York State Public Service Commission (“NYPSC”) for the transfer of control of Corning Natural Gas Corporation; (vii) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Schedule (together with the approvals set forth in clauses (vi) and (vii), the “Other Governmental Approvals”); and (ix) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Assuming the receipt and effectiveness of the Other Governmental Approvals and the compliance by the applicable parties with the terms thereof, the consummation of the Merger and the other transactions contemplated by this Agreement shall not cause the loss of any franchise held by, nor the invalidity of any tariff or rate schedule filed by or for, the Company or any of its Subsidiaries.

(d)       Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) resolved to recommend that Company stockholders vote in favor of adoption of this Agreement in accordance with the NYBCL (collectively, the “Company Board Recommendation”).

(e)       Anti-Takeover Statutes. The Merger is not subject to any “control share acquisition,” “business combination,” “fair price,” “moratorium” or any other antitakeover statute or regulation (each, a “Takeover Statute”) or any antitakeover provision in the Charter Documents of the Company, including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising its ownership of shares of Company Common Stock acquired in the Merger. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement in effect.

Section 3.04     SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a)       SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including all exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2019 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC and the Company and any of its Subsidiaries occurring since January 1, 2019 and prior to the date of this Agreement. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. As of the date hereof, the Company has not received written notice of any pending or ongoing SEC review or investigation, or any outstanding or unresolved comments, received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC.

(b)       Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c)       Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.

(d)       Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. Since January 1, 2019, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. The Company’s principal executive officer and principal accounting or financial officer (or each former principal executive officer and principal accounting or financial officer) have disclosed based on their most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee since January 1, 2019.

(e)       Undisclosed Liabilities. The audited balance sheet of the Company dated as of September 30, 2020 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; or (iii) are incurred in connection with the transactions contemplated by this Agreement. Section 3.04(e) of the Company Disclosure Schedule contains a true, correct and complete list of each item of indebtedness involving an amount greater than $100,000 or that is otherwise material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, other than indebtedness reflected in the Company Balance Sheet.

(f)       Off-Balance Sheet Arrangements. Except as described in the Company SEC Documents filed as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, unconsolidated Subsidiary or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).

(g)       Sarbanes-Oxley Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(h)       Accounting, Securities, or Other Related Complaints or Reports. Since January 1, 2019: (i) none of the Company or any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of its Subsidiaries or any written complaint, allegation, assertion, or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of its Subsidiaries; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer, or general counsel of the Company.

Section 3.05     Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been or occurred:

(a)       any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)       any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.06     Taxes.

(a)       Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements included in the Company SEC Documents (in accordance with GAAP). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice.

(b)       Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after December 31, 2016.

(c)       Withholding. The Company and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, independent contractor, creditor, customer, stockholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law, including the maintenance of required records in connection with amounts paid to any Company Employee, independent contractor, creditor, or any other party.

(d)       Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the Company SEC Documents.

(e)       Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries has not been satisfied by payment, settled or withdrawn. There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Company or any of its Subsidiaries, nor has any request been made in writing for any such extension or waiver. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries.

(f)       Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g)       Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h)       Consolidated Groups, Transferee Liability, and Tax Agreements. Neither Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i)       Change in Accounting Method. Except as set forth on Section 3.06(i) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j)       Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.

(k)       Ownership Changes. Without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(l)       Section 355. Neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(m)       Reportable Transactions. Neither Company nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(n)       Except as set forth on Section 3.06(n) of the Company Disclosure Schedule, the Company and all of its Subsidiaries are classified as corporations for U.S. federal and applicable state income Tax purposes.

(o)       The Company and its Subsidiaries have not deferred any payroll Taxes or availed themselves of any of the Tax deferral, credits or benefits pursuant to the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748) (“CARES Act”) or otherwise taken advantage of any change in applicable law in connection with COVID-19 that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable payment obligations of the Company or its Subsidiaries to any governmental authority. Except as set forth on Section 3.06(o) of the Company Disclosure Schedule, the Company and its Subsidiaries have not sought and does not intend to seek (nor have any of its Affiliates sought or intend to seek) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

Section 3.07     Intellectual Property.

(a)       Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of all Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Entity or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations.

(b)       Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted and as proposed to be conducted (“Company IP”), in each case, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)       Validity and Enforceability. To the Company’s Knowledge, the Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)       Non-Infringement. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and to the Knowledge of the Company: (i) the conduct of the businesses of the Company and any of its Subsidiaries is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) no third party is infringing upon, violating, or misappropriating any Company IP.

(e)       IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)       Company IT Systems. Since January 1, 2019, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)       Privacy and Data Security. The Company and each of its Subsidiaries have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s and its Subsidiaries’ businesses, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2019, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.08     Compliance; Permits; Regulatory Status.

(a)       Compliance. The Company and each of its Subsidiaries are, and at all times since January 1, 2019 have been, in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since January 1, 2019, no Governmental Entity has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect. Neither the Company nor any of its Subsidiaries is party to, nor the subject of, any actual, pending, or, to the Knowledge of the Company, threatened proceeding under 18 C.F.R. Part 1b or Part 1c, nor is party to, nor the subject of, any actual, pending, or, to the Knowledge of the Company, threatened investigation or proceeding, by any Governmental Entity, including the NYPSC, PaPUC, FERC, the New York Independent System Operator or PJM Interconnection, L.L.C., other than routine proceedings arising in the ordinary course of business (such as rate cases before a Governmental Entity with respect to rates charged by the Company’s Subsidiaries). Neither the Company, nor any of its Subsidiaries, is subject to any actual, pending, or to the Knowledge of the Company, threatened proceeding that seeks, or that could reasonably be expected to result in, the revocation, termination, or limitation of any franchise or related distribution or sale right under state law. The Company and its Subsidiaries are in compliance in all material respects with all applicable requirements relating to their purchases and receipts of gas and electricity, and their obligations under all tariffs and contracts providing for such purchases and receipts of gas and electricity.

(b)       Permits. The Company and its Subsidiaries hold, to the extent necessary to own, lease, maintain operate and conduct their respective businesses as such businesses are being operated as of the date hereof, all material permits, licenses, registrations, variances, clearances, consents, certifications, exemptions, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Entities (collectively, “Permits”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such Permits are in full force and effect, and no suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. The Company and each of its Subsidiaries are, and at all times since January 1, 2019 have been, in compliance in all material respects with the terms of all Permits. No Governmental Entity has given written or, to the Knowledge of the Company, oral notice to the Company or any of its Subsidiaries that it has taken or intends to take any action to terminate, suspend, cancel or reform any such Permit.

(c)       Regulatory Status.

(i)       The Company and its Subsidiaries not subject to or is otherwise exempt from regulation with respect to FERC access to books and records under the PUHCA 2005. None of the Company or its Subsidiaries is regulated as a “public utility” under the Federal Power Act. Except as set forth in Section 3.08(c)(i) of the Company Disclosure Schedule, none of the Company or its Subsidiaries is regulated as a “natural gas company” under the Natural Gas Act, provided that Corning Natural Gas Corporation is subject to regulation by FERC under the Natural Gas Policy Act, and the assets of the Company and the Company Subsidiaries are not regulated by the FERC as an interstate pipeline and are not subject to any FERC abandonment approval prior to disposition. Other than Corning Natural Gas Corporation, Pike County Light & Power Company, LLC, Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company LLC, the Company is not an “affiliate” of any entity that is an “electric utility” (as that term is defined under the Federal Power Act, as amended), nor a “public-utility company” (as that term is defined under PUHCA 2005).

(ii)       All filings (except for immaterial filings) required to be made by the Company or any of its Subsidiaries since January 1, 2019, with any of the State Utilities Commissions or FERC, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related material documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder in all material respects.

(iii)       Except as set forth in Section 3.08(c)(iii) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries all or part of whose rates or services are regulated by a Governmental Entity (1) is a party to any rate case before a Governmental Entity with respect to rates charged by the Company or any of its Subsidiaries, (2) has rates in any amounts that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Entity or on appeal to a court (other than rates based on estimated costs and/or revenues that are subject to adjustment once the actual costs and/or revenues become known) or (3) is a party to any contract with any Governmental Entity imposing conditions on rates or services in effect as of the date hereof or that are as of the date hereof scheduled to go into effect at a later time.

Section 3.09     Litigation. Except as set forth in Section 3.09 of the Company Disclosure Schedule, there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $50,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity or arbitrator, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10     Brokers’ and Finders’ Fees. Except for fees payable to Janney Montgomery Scott (the “Company Financial Advisor”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Schedule, a correct and complete copy of which has been provided to Parent and pursuant to that engagement letter related to the Go-Shop Period listed in Section 3.10 of the Company Disclosure Schedule, a correct and complete copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.11     Related Person Transactions. Other than as disclosed in the Company SEC Documents, there are no Contracts, transactions, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer, or employee or any of their respective family members) thereof or any holder of 5% or more of the shares of Company Common Stock (or any of their respective family members), but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 3.12     Employee Matters.

(a)       Schedule. Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, incentive, bonus, performance awards, stock or stock-based awards, fringe, retirement, death, disability, medical, health, welfare, flexible benefit, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).

(b)       Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and any other service provider agreements each in effect as of the date hereof or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent IRS advisory opinion or determination letter received regarding the tax-qualified status of each Company Employee Plan that is a pension plan (as defined in Section 3(2) of ERISA) which is intended to be qualified under Section 401(a) of the Code; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the three (3) most recent plan years for each Company Employee Plan; (v) the current summary plan description for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans for the past three (3) years.

(c)       Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code, and to the Company’s Knowledge, no event has occurred which will cause any Company Employee Plan to fail to comply with such requirements and no written notice has been issued by any Governmental Entity questioning or challenging such compliance; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) except to the extent limited by applicable Law, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); (v) there are no investigations, audits, inquiries, enforcement actions, or Legal Actions pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, Health and Human Services, Equal Employment Opportunity Commission, PBGC, or any similar Governmental Entity with respect to any Company Employee Plan or any trust which serves as a funding medium for such Company Employee Plan; (vi) there are no Legal Actions pending, or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan or the assets thereof (in each case, other than routine claims for benefits) and to the Knowledge of the Company no facts or circumstances exist that would reasonably be expected to give rise to any such Legal Action; (vii) neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA; and (viii) all non-US Company Employee Plans that are intended to be funded or book-reserved are funded or book-reserved, as appropriate, based on reasonable actuarial assumptions; (ix) except as set for in Schedule 3.12(c)(ix) of the Company Disclosure Schedule, none of the assets of any Company Employee Plan are invested in employer securities or employer real property; (x) there have been no acts or omissions by the Company or any Company ERISA Affiliate which have given rise to or to the Company’s Knowledge may give rise to interest, fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or the Company ERISA Affiliates are or may be liable; (xi) neither the Company nor any Company ERISA Affiliate is a nonqualified entity within the meaning of Section 457A of the Code; and (xii) no Company Employee Plan or any other contract, agreement, plan, policy, or arrangement with any employee, officer, director, consultant, or contractor of the Company or its Subsidiaries provides for a “gross-up” or similar payment in respect of any taxes that may become payable under Sections 409A or 4999 of the Code.

(d)       Plan Liabilities. No complete or partial termination of any Company Employee Plan has occurred or is expected to occur. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, none of the Company Employee Plans is a multiple employer pension plan or a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(e)       Company Employee Plans subject to Title IV of ERISA or Minimum Funding Standards. Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, with respect to each Company Employee Plan that is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code:

(i)       there has been no withdrawal (within the meaning of Section 4063 of ERISA) of a “substantial employer” (as defined in Section 4001(a)(2) of ERISA);

(ii)       no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;

(iii)       no steps have been taken to terminate any such plan;

(iv)       to the Knowledge of the Company, no event or condition has occurred which would give rise to liabilities under Section 4062(e) of ERISA;

(v)       no such plan has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, no waiver of the minimum funding standards have been granted, and none of the Company or any Company ERISA Affiliate has requested a funding waiver;

(vi)       none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code;

(vii)       each applicable Company Subsidiary is entitled to recover from retail customers in its rates that have been approved (or are subject to approval) by the NYPSC all pension liabilities under each of its Company Employee Plans pursuant to which pension benefits are granted, and to the Knowledge of the Company no such recovery by a Company Subsidiary has ever been disallowed by the NYPSC; and

(viii)       no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.

(f)       Multiemployer Plans. Each employee benefit plan which is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, with respect to which the Company or any Company ERISA Affiliates may have any Liability or contingent Liability (including any Liability attributable to a former Company ERISA Affiliate) and a reasonable estimate of the maximum amount of such Liability (determined as if a complete withdrawal occurred with respect to each such plan immediately after the Closing) is listed on Section 3.12(f) of the Company Disclosure Schedule. With respect to such plans:

(i)       all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements and applicable Law;

(ii)       none of the Company or any of the Company ERISA Affiliates has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability; and

(iii)       none of the Company or any of the Company ERISA Affiliates has received any notice that any such plan is in reorganization, that the plan is in critical status, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than required under section 412 of the Code, or that any such plan is or may become insolvent.

(g)       No Post-Employment Obligations. Except as set forth on Section 3.12(g) of the Company Disclosure Schedule, no Company Employee Plan provides post-termination or retiree health or life insurance benefits to any person for any reason, except as may be required by COBRA or other applicable Law, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health or life insurance benefits, except to the extent required by COBRA or other applicable Law.

(h)       Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened material claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) no Company Employee Plan is presently or has within the 3 years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Entity.

(i)       Section 409A Compliance. Each Company Employee Plan that is subject to Section 409A of the Code has been operated in all material respects in compliance with such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(j)       Health Plan Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under the Affordable Care Act, the Code, ERISA, COBRA, HIPAA, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute. No event has occurred, and no conditions or circumstance exists, that would reasonably be expected to subject the Company, its Subsidiaries, any Company Benefit Plan, to material penalties or excise taxes under Sections 4980D or 4980H of the Code.

(k)       Effect of Transaction. Except as set forth on Section 3.12(k) of the Company Disclosure Schedule, neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will (either alone or in combination with any other event): (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment, benefits or loan forgiveness; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation or benefits due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would, in the aggregate, not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

(l)       Employment Law Matters. The Company and each of its Subsidiaries: (i) is in compliance in all material respects with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance in all material respects with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees All independent contractors and consultants providing personal services to the Company have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of the Company have been properly classified under the Fair Labor Standards Act and similar state laws.

(m)       Labor. Except as set forth on Section 3.12(m) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. No material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two years, and, to the Knowledge of the Company, no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two years. Except as set forth on Section 3.12(m) of the Company Disclosure Schedule, none of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no material Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law.

(n)       Company Employee Roster. Section 3.12(n) of the Company Disclosure Schedule sets forth a list of each Company Employee and independent contractor that is an individual providing services to the Company as of the date of this Agreement, and in the case of each such Company Employee and independent contractor, the following information, as applicable, as of the date hereof: (i) title or position; (ii) date of hire or commencement of services; (iii) work location; (iv) whether full-time or part-time and whether exempt or non-exempt; (v) whether covered by the terms of a collective bargaining or similar agreement or an employment or independent contractor agreement; (vi) whether absent from active employment and if so, the date such absence commenced, the reason for such absence, and the anticipated date of return to active employment; (vii) annual salary, hourly rate or fee arrangement, and if applicable, bonus target or other incentive compensation, (viii) accrued but unused vacation or paid time off.

(o)       Restrictive Covenants. No executive officer or other key employee of the Company is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company and, to the Company’s Knowledge, no executive officer or other key employee of the Company has taken steps or is otherwise planning to terminate his or her employment with the Company for any reason (or no reason), including the consummation of the transactions contemplated by this Agreement.

(p)       Harassment; Discrimination, Retaliation. The Company has investigated or reviewed all sexual harassment or other harassment, discrimination or retaliation allegations (that were made in writing, orally to a member of management or human resources personnel) of which it had Knowledge since January 1, 2019. With respect to each such allegation with potential merit, the Company has taken corrective action that is reasonably calculated to prevent further improper action.

(q)       Form I-9. A Form I-9 has been completed and retained with respect to each such current Company Employee and, where required by law, former employees. The Company and its Subsidiaries have not been the subject of any audit or other action, suit, proceeding, claim, demand, assessment or judgments nor, has the Company or its Subsidiaries been the subject of an investigation, inquiry or other any audit or other action, suit, proceeding, claim, demand, assessment or judgments from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement, (or any predecessor thereto, including the U.S. Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding.

Section 3.13     Real Property and Personal Property Matters.

(a)       Owned Real Estate. The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.13(a) of the Company Disclosure Schedule contains a true and complete list by address and legal description of the Owned Real Estate as of the date hereof. Except as set forth on Section 3.13(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries: (i) lease or grant any Person the right to use or occupy all or any part of the Owned Real Estate; (ii) has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, and to the Knowledge of the Company threatened, condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(b)       Leased Real Estate. Section 3.13(b) of the Company Disclosure Schedule contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in material breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a material breach or default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; and (iv) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has subleased, licensed, or otherwise granted any Person (other than another wholly-owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof. The consummation of the Merger and the other transactions contemplated by this Agreement will not require the consent of any party to any Lease and will not terminate or allow any party to terminate any Lease.

(c)       Real Estate Used in the Business. The Owned Real Estate identified in Section 3.13(a) of the Company Disclosure Schedule and the Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Schedule comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries and the buildings and improvements thereon are in good condition and repair, normal wear and tear excepted. Neither the Company nor any of its Subsidiaries has entered into any brokerage arrangement with respect to any Real Estate nor has the Company or any of its Subsidiaries assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Real Estate or any interest therein. Neither the Company nor any of its Subsidiaries has received any written notice of violation of any all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting the Real Estate (collectively, the “Real Property Laws”) and the Company and its Subsidiaries have no Knowledge of any basis for the issuance of any such notice or the taking of any action for such violation with respect to the Real Estate.

(d)       Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.14     Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)       Compliance with Environmental Laws. The Company and its Subsidiaries are, and have been, in compliance with all Environmental Laws, which compliance includes the possession, maintenance of, compliance with, or application for, all Permits required under applicable Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b)       No Disposal, Release, or Discharge of Hazardous Substances. Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring; or (ii) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (i) or (ii) under any applicable Environmental Laws.

(c)       No Production or Exposure of Hazardous Substances. Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances under circumstances reasonably expected to give rise to any Liability or obligation under any Environmental Law.

(d)       No Legal Actions or Orders. Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Entity or third party imposing any Liability or obligation with respect to any of the foregoing.

(e)       No Assumption of Environmental Law Liabilities. Neither the Company nor any of its Subsidiaries has expressly assumed or retained any Liabilities under any applicable Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

(f)       Availability of Environmental Materials. The Company has made available to Parent copies of all environmental audits, assessments, investigations, reports, and other material environmental documents relating to the Company’s and the Company’s Subsidiaries’ former and current operations and facilities that are in the possession, custody or control of the Company, any of its Subsidiaries or any of their respective representatives.

(g)       Environmental Consents. The consummation of the Merger and the other transactions pursuant to this Agreement by the Company does not require the consent or pre-approval of any Governmental Entity under any Environmental Law.

Section 3.15     Material Contracts.

(a)       Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i)       any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;

(ii)       any Contract relating to firm (A) interstate pipeline transportation, including any interconnection, balancing and transportation agreements or (B) natural gas storage service, in each case that is material to the Company as a whole or any of the Company’s Subsidiaries;

(iii)       that obligates the Company or any Company Subsidiary to make any capital commitments or capital expenditures totaling more than $100,000 on an annual basis;

(iv)        any employment or consulting Contract (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current (A) officer of the Company or any of its Subsidiaries, (B) member of the Company Board, or (C) any other Company Employee providing for an annual base salary or payment in excess of $100,000;

(v)       any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly-owned Subsidiary thereof or (2) any Subsidiary (other than a wholly-owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(vi)       any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(vii)       any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $100,000;

(viii)       any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;

(ix)       any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(x)       any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(xi)       any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contact solely between the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;

(xii)       any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $100,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly-owned Subsidiaries of the Company;

(xiii)       any employee collective bargaining agreement or other Contract with any labor union;

(xiv)       any Company IP Agreement, other than licenses for shrinkwrap, clickwrap, or other similar commercially available off-the-shelf software that has not been modified or customized by a third party for the Company or any of its Subsidiaries;

(xv)       any Contract that is a settlement or similar Contract with any Governmental Entity, or that is a settlement or similar Contract pursuant to which the Company or any Company Subsidiary is obligated to pay consideration after the date of this Agreement in excess of $100,000;

(xvi)       any Contract relating to third party guarantee obligations of the Company or any Company Subsidiary;

(xvii)       any other Contract under which the Company or any of its Subsidiaries (A) expects to receive revenues, or (B) is obligated to make payment or incur costs, in excess of $100,000 in any year and which is not otherwise described in clauses (i)–(xii) above; or

(xviii)       any Contract which is not otherwise described in clauses (i)-(xvii) above that is material to the Company and its Subsidiaries, taken as a whole.

(b)       Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c)       No Breach. (i) All the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it, and, to the Knowledge of the Company, the counterparties thereto in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach (with or without notice or lapse of time or both), or has received written notice of breach, of any Company Material Contract.

Section 3.16     Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. To the Knowledge of the Company: (a) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (b) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17     Proxy Statement. None of the information included or incorporated by reference in the letter to the stockholders, notice of meeting, proxy statement, and forms of proxy (collectively, the “Company Proxy Statement”), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.18     Anti-Corruption Matters. In the last two (2) years, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (a) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Entity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. In the last 2 years, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

Section 3.19     Opinion of Financial Advisor. The Company Board has received a written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than the Cancelled Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. A true, complete and correct copy of such opinion will be made available to Parent, for informational purposes only, as promptly as practicable following the delivery of such opinion to the Company.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01     Organization. Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02     Authority; Non-Contravention; Governmental Consents; Board Approval.

(a)       Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate or company proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)       Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the organizational documents of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate in any material respect any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, or give rise to the loss of a material benefit under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (iii), and (iv), for any breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c)       Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the NYBCL Certificate of Merger; (ii) the filing with the SEC of (A) the Company Proxy Statement in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act or other Antitrust Laws, in any case that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or rules and regulations of the OTC Markets; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement on a timely basis.

(d)       Board Approval.

(i)       The board of directors of Parent by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s members, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.

(ii)       The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole stockholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement in accordance with the NYBCL.

Section 4.03     Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the date the Company Proxy Statement is first mailed to the Company’s stockholders or at such time at or before the Company Stockholders Meeting that Parent or its Representatives furnishes an update to such information expressly for use or incorporation in any amendment or supplement to the Company Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the information so furnished or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

Section 4.04     Financial Capability. Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement. Parent has delivered to the Company a true and complete fully executed copy of the letter from ACP Series 3 Partnership, L.P., committing to contribute to Parent, subject to the terms and conditions set forth therein, cash in the aggregate amount sufficient to pay the Merger Consideration (the “Commitment Letter”). The Commitment Letter is not subject to any conditions precedent or contingencies, other than as expressly set forth in the Commitment Letter. The Commitment Letter has not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement, and the commitment contained in the Commitment Letter has not been withdrawn, rescinded, amended, restated or otherwise modified in any respect prior to the execution and delivery of this Agreement. As of the execution and delivery of this Agreement, the Commitment Letter is in full force and effect and constitute the legal, valid and binding obligation of each of Parent and the other parties thereto. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or any other party under the Commitment Letter.

Section 4.05     Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06     Brokers. Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.

Section 4.07     Solvency. On the Closing Date, immediately after giving effect to the consummation of the Merger and assuming (a) the accuracy of the representations and warranties of the Company and the Company Subsidiaries contained in this Agreement, (b) the satisfaction of the conditions in Section 6.01 and Section 6.02, and (c) any estimates, projections, or forecasts prepared by or on behalf of the Company or any of the Company Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be true and correct, to the Knowledge of Parent: (i) the Surviving Entity and its Subsidiaries, taken as a whole, will be able to pay their debts and obligations in the ordinary course of business as they become due; and (ii) the Surviving Entity and its Subsidiaries, taken as a whole, will have adequate capital to carry on their respective businesses.

Section 4.08     Disclaimer of Other Representations and Warranties. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement and except in the case of fraud, (a) neither the Company nor any of its Subsidiaries or their respective directors, officers or employees makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no Person has been authorized by the Company to make any representation or warranty relating to itself or any of its Subsidiaries or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by the Company, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives are not and shall not be deemed to be or to include representations or warranties, including any representations or warranties relating to the reasonableness of the assumptions underlying such estimates, projections and related information, except to the extent made in this Agreement.

Article V
COVENANTS

Section 5.01     Conduct of Business of the Company. During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), to use its commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to conduct its business in the ordinary course of business in all material respects, to use its commercially reasonable efforts to preserve substantially intact its and its Subsidiaries’ business organization, assets and properties, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a)       amend or propose to amend its Charter Documents;

(b)       (i) split, combine, or reclassify any Equity Securities in the Company or any of its Subsidiaries, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Equity Securities in the Company or any of its Subsidiaries, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock; except for (A) the declaration and payment of quarterly cash dividends with respect to the Company Common Stock not to exceed $0.1525 per share, with record dates and payment dates consistent with the Company’s past dividend practice, (B) the declaration and payment of dividends from a Company Subsidiary to the Company or to another wholly-owned Company Subsidiary and (C) a special cash dividend on Company Common Stock with respect to the quarter in which the Effective Time occurs with a record date on or prior to the Effective Time, which does not exceed an amount equal to $0.1525 per share multiplied by a fraction, the numerator of which is the number of days in such quarter prior to the Effective Time, and the denominator of which is the total number of days in such fiscal quarter;

(c)       issue, sell, pledge, dispose of, or encumber any Equity Securities in the Company or any of its Subsidiaries, other than (i) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, or (ii) the issuance of Series A Stock or Series C Stock for the purposes of making capital expenditures in the ordinary course of business;

(d)       except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement, (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, consultants or employees, other than increases in compensation made to consultants and non-officer employees in the ordinary course of business consistent with past practice, (ii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, (iii) terminate the employment of any officer, other than in the ordinary course of business consistent with past practice or for cause, (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice, (v) loan or advance any money or other property to any director, officer, or employee, (vi) grant to any director, officer, or employee any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any director, officer, or employee of the Company or its Subsidiaries, (vii) establish, adopt, enter into, amend in any material respect or terminate any collective bargaining agreement or Company Employee Plan (or any plan or agreement that would be a Company Employee Plan if in existence on the date hereof), (viii) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Employee Plan, or (ix) hire any employees with aggregate annual base salary above $100,000.

(e)       acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $100,000 in the aggregate;

(f)       incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, in excess of $100,000, other than in the ordinary course of business for the purposes of refinancing existing indebtedness or for capital expenditures;

(g)       issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)       other than in the ordinary course of business, (i) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder, (ii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404, (iii) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor or materially accelerate, or materially alter practices and policies relating to, the rate of collection of accounts receivable or payment of accounts payable, or (iv) waive, release, grant, encumber or transfer any right with a value in excess of $100,000;

(i)       institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $100,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s or any of its Subsidiaries’ respective businesses;

(j)       (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(k)       abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any material Company IP, or grant any right or license to any material Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(l)       make any material change in accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board) ;

(m)       adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(n)       make, or agree or commit to make, any capital expenditures in excess of $250,000 in the aggregate;

(o)       enter into any new line of business;

(p)       terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy; or

(q)       agree or commit to do any of the foregoing;

provided, however, that nothing contained herein is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time.

Section 5.02     Other Actions. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action (except as otherwise expressly permitted by Section 5.04 of this Agreement) that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 5.03     Access to Information; Confidentiality.

(a)       Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and

Parent’s Representatives, upon advance written notice, reasonable access, during normal business hours, and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure, upon advice of the Company’s counsel, would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)       Confidentiality. Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Non-Disclosure Agreement entered into on March 6, 2020, between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein and shall terminate upon the Effective Time.

Section 5.04     Solicitation of Acquisition Proposals.

(a)       Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period commencing with the execution and delivery of this Agreement and continuing until 12:01 a.m. New York city time on February 26, 2021, (the “No-Shop Period Start Date”), the Company, its Subsidiaries and their respective Representatives will have the right, acting pursuant to the direction of the Company Board (or a committee thereof), to, directly or indirectly, (i) initiate, solicit, propose, induce or encourage the making or submission of one or more Takeover Proposals from any Person or its Representatives, or knowingly encourage or facilitate any proposal, inquiry or offer that would constitute, or would reasonably be expected to lead to, a Takeover Proposal, including by furnishing to any Person or its Representatives any non-public information relating to the Company or any of its Subsidiaries or by affording to any Person or its Representatives access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries, in each case pursuant to one or more Acceptable Confidentiality Agreements; (ii) continue, enter into, participate in or engage in any discussions or negotiations with any Person or its Representatives with respect to one or more Takeover Proposals or any other proposals that could lead to a Takeover Proposal; and (iii) otherwise cooperate with, assist or take any action to facilitate any Takeover Proposal or any other proposals that could lead to a Takeover Proposal. The Company will promptly (and in any event within 48 hours) make available to Parent or its Representatives any non-public information concerning the Company and its Subsidiaries that is provided to any Person or its Representatives pursuant to this Section 5.04(a) that was not previously made available to Parent. On the No-Shop Period Start Date or promptly thereafter (and, in any event, within twenty-four (24) hours), the Company shall notify in writing Parent of each Takeover Proposal (or any inquiry that could reasonably be expected to lead to a Takeover Proposal) received prior to the No-Shop Period Start Date, which notice shall include (A) a copy of each such Takeover Proposal made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives and a written summary of material terms and conditions of each such Takeover Proposal not made in writing and (B) a list of all Excluded Parties.

(b)       No Solicitation or Negotiation after No-Shop Period Start Date. Subject to Section 5.04(c) and Section 5.04(d), and other than with respect to an Excluded Party and its Representatives, on the No-Shop Period Start Date, the Company will (i) cease and cause to be terminated any discussions or negotiations with, any Person and its Representatives with respect to a Takeover Proposal, (ii) deliver a written notice to each Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Takeover Proposal effective on and from the No-Shop Period Start Date and (iii) promptly (and in any event within three (3) Business Days after the No-Shop Period Start Date) (A) request each Person that has executed a confidentiality agreement in connection with its consideration of a Takeover Proposal to return or destroy all confidential information furnished to such Person by or on behalf of the Company and (B) withdraw or revoke access of any Person other than Parent (and its Representatives) and any Excluded Party (and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company and its Subsidiaries. Subject to Section 5.04(c), during the period commencing with the No-Shop Period Start Date and continuing until the Effective Time, the Company will not, and will cause its Subsidiaries and their respective directors and executive officers not to, and the Company will not authorize or permit any of its or its Subsidiaries’ employees, consultants or other Representatives to, directly or indirectly, (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes a Takeover Proposal; (2) furnish to any Person (other than Parent, Merger Sub or any of their respective designees) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any of their respective designees), in any such case in connection with any Takeover Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist with, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, a Takeover Proposal; (3) participate, or engage in discussions or negotiations, with any Person with respect to a Takeover Proposal or with respect to any proposals or inquiries from third Persons relating to the making of a Takeover Proposal (other than only informing such Persons of the provisions contained in this Section 5.04); (4) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, a Takeover Proposal; (5) enter into any merger agreement, acquisition agreement or other Contract relating to a Takeover Proposal (any such merger agreement, acquisition agreement or other Contract relating to a Takeover Proposal, a “Company Acquisition Agreement”); (6) exempt any Person (other than Parent or its Affiliates) from any restrictions on “business combinations” contained in any applicable Takeover Statute or the Charter Documents of the Company; (7) waive or release any Person from, or forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract; or (8) authorize or commit to do any of the foregoing.

(c)       Conduct Following the No-Shop Period Start Date. Notwithstanding anything to contrary in this Section 5.04, from the No-Shop Period Start Date until the Company’s receipt of the Requisite Company Vote, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the

Company Financial Advisor), following the execution of an Acceptable Confidentiality Agreement, (i) participate or engage in discussions or negotiations with; (ii) furnish any non-public information relating to the Company or any of its Subsidiaries to; (iii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries; or (iv) otherwise facilitate the making of a Superior Proposal by, in each case, (A) any Excluded Party or its Representatives or (B) any Person or its Representatives that has made, renewed or delivered to the Company a bona fide written Takeover Proposal after the No-Shop Period Start Date that was not solicited in breach of Section 5.04(b), but only if the Company Board (or a committee thereof) has determined in good faith that (1) after consultation with financial advisors and outside legal counsel, such Takeover Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (2) after consultation with outside legal counsel, the failure to take the actions contemplated by this Section 5.04(c) would be inconsistent with its fiduciary duties under applicable Law. In connection with the foregoing, the Company will promptly (and, in any event, within twenty-four (24) hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Excluded Party or its Representatives or such Person or its Representatives that was not previously made available to Parent. Except as it may relate to an Excluded Party, the Company shall promptly (and in any event within twenty-four (24) hours thereof) notify in writing Parent of the receipt of any Takeover Proposal (or any inquiry that could reasonably be expected to lead to a Takeover Proposal) after the No-Shop Period Start Date, which notice shall include a copy of any such Takeover Proposal made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives and a written summary of material terms and conditions of any such Takeover Proposal not made in writing. Thereafter, the Company shall keep Parent reasonably informed of the status and material terms of any such Takeover Proposal including any material changes in respect of any such Takeover Proposal and the material terms thereof. The Company agrees that it will not enter into any agreement with any Person that prohibits the Company from providing any information or materials to Parent in accordance with, or otherwise complying with this Section 5.04(c). Notwithstanding anything to the contrary herein, the Company may grant a limited waiver, amendment or release under any confidentiality or standstill agreement to allow for a Takeover Proposal to be made to the Company or the Company Board so long as the Company promptly (and in any event within forty-eight (48) hours thereof) notifies Parent thereof after granting any such limited waiver, amendment or release (such limited waiver to include an express acknowledgment by the parties thereto that under no circumstances will such restricted Person(s) be permitted to acquire, directly or indirectly, any securities of the Company or any Company Subsidiaries prior to the valid termination of this Agreement in accordance with Article VII). For the avoidance of doubt, notwithstanding the occurrence of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 5.04(a) with respect to any Excluded Party, including with respect to any amended proposal or offer submitted by an Excluded Party following the No-Shop Period Start Date, and the restrictions in Section 5.04(b) will not apply with respect thereto. Nothing in this Section 5.04 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any "stop, look and listen" communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Law; provided, however, that the Company Board shall not effect a Company Adverse Recommendation Change except in accordance with Section 5.04(d).

(d)       Company Adverse Recommendation Change, Excluded Party Agreement or Company Acquisition Agreement; Parent Matching Right. Except as expressly permitted by this Section 5.04, the Company Board shall not effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) an Excluded Party Agreement or Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) an Excluded Party Agreement or a Company Acquisition Agreement, if: (i) the Company Board determines in good faith, (1) after consulting with its legal, financial and any other advisor the Company Board chooses to consult, that any alternative transaction (including any modifications to the terms of this Agreement arising out of clause (v) below) proposed by Parent does not result in such Takeover Proposal ceasing to be a Superior Proposal, and (2) after receipt of advice from the Company’s outside legal counsel, that its failure to do so would reasonably likely be inconsistent with its fiduciary duties under applicable Law; (ii) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) an Excluded Party Agreement or a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into an Excluded Party Agreement or Company Acquisition Agreement, provided that in the event of any change in the financial or other material terms of a Superior Proposal the Company shall deliver to Parent a new notice of such Superior Proposal the Superior Proposal Notice Period shall expire two (2) Business Days after the delivery of such new notice; (iii) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal; (iv) the Company and its Representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal and the Merger may be effected, if Parent, in its discretion, proposes to make such adjustments; and (v) the Company Board reaffirms in good faith that such Takeover Proposal either continues to constitute a Superior Proposal or the failure to agree to such Takeover Proposal would be inconsistent with its fiduciary duties, after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement.

(e)       Intervening Event. Notwithstanding anything to the contrary in the foregoing, in response to an Intervening Event that has occurred after the date of this Agreement but prior to the receipt of the Requisite Company Vote, the Company Board may effect a Company Adverse Recommendation Change if: (i) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least 5 Business Days (the “Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action; (ii) the Company shall, and shall cause its Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to, and the reasons for taking such action, ceases to constitute an Intervening Event, if Parent, in its discretion, proposes to make such adjustments; and (iii) the Company Board determines in good faith after consultation with the Company’s outside legal counsel that the failure to effect such Company Adverse Recommendation Change, after taking into account any adjustments made by Parent during the Intervening Event Notice Period, would continue to be inconsistent with its fiduciary duties under applicable Law.

Section 5.05     Voting Agreement; Preparation of Proxy Materials; Stockholders Meeting; Approval by Sole Stockholder of Merger Sub.

(a)       The Company shall use reasonable best efforts to secure the execution and delivery to Parent and Merger Sub of the Voting Agreement by the stockholders listed on Exhibit B attached hereto, as promptly as practicable following the date of this Agreement, but in no event later than five (5) Business Days after the date hereof.

(b)       Preparation of Company Proxy Statement. In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, but in no event later than 90 days thereafter, the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its commercially reasonable efforts to cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the stockholders of the Company and at the time of the Company Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its commercially reasonable efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC. Each of the Company and Parent shall also take any other action (except for qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the Merger. The Company shall file the Proxy Statement in definitive form with the SEC and cause such definitive Company Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the SEC advises the Company that the SEC has no further comments on the Company Proxy Statement; and, unless the Company Board has made a Company Adverse Recommendation Change, the Company shall include the Company Board Recommendation in the preliminary and definitive Company Proxy Statements; provided the Company shall not be required to mail the Company Proxy Statement until on or after the No-Shop Period Start Date. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction, after notice to and cooperation with Parent. Except in connection with a Company Adverse Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company without the prior written consent of Parent, which approval will not be unreasonably withheld, conditioned or delayed. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(c)       Company Stockholders Meeting. The Company shall take all action reasonably necessary to duly call, give notice of, convene, and hold the Company Stockholders Meeting as soon as reasonably practicable but in no event later than 30 days after the Proxy Statement has been cleared by the SEC, and, in connection therewith, the Company shall mail the Company Proxy Statement to the holders of Company Common Stock in advance of such meeting. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.04 hereof, the Company shall use commercially reasonable efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested by Parent or Merger Sub. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent which shall not be unreasonably withheld or denied (other than: (A) in order to obtain a quorum of its stockholders; or (B) to allow reasonable additional time after the filing and mailing of any supplemental or amended disclosures to the Company Proxy Statement for compliance with applicable legal requirements). If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Company Common Stock at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.

(d)       Approval by Sole Stockholder of Merger Sub. At the Effective Time, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the NYBCL.

Section 5.06     Notices of Certain Events; Stockholder Litigation

(a)       Notice of Certain Events. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (i) any material notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any event, change, or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b), or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied.

(b)       Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any Legal Action commenced after the date hereof against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep Parent reasonably informed regarding any such Legal Action. The Company shall give Parent the opportunity to participate in, but not control, the defense or settlement negotiations of any such stockholder litigation and shall consider Parent’s views with respect to such stockholder litigation and shall not settle any such stockholder litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

Section 5.07     Employees; Benefit Plans.

(a)       Comparable Salary and Benefits. During the period commencing at the Effective Time and ending on the date which is 12 months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), and to the extent consistent with the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) that are no less favorable, in the aggregate, to the annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), and employee benefits (excluding any retiree health or defined benefit retirement benefits) provided by the Company and its Subsidiaries on the date of this Agreement.

(b)       Crediting Service. With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding any retiree health plans or programs maintained by Parent or any of its Subsidiaries, any defined benefit retirement plans or programs maintained by Parent or any of its Subsidiaries, and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, and subject to the terms of the governing plan documents, Parent shall, or shall cause the Surviving Corporation to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for purposes of eligibility to participate and vesting (but not for purposes of benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan.

(c)       Employees Not Third-Party Beneficiaries. This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.07 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

(d)       Prior Written Consent. With respect to matters described in this Section 5.07, the Company will not send any written notices or other written communication materials to Company Employees without the prior written consent of Parent.

Section 5.08     Directors’ and Officers’ Indemnification and Insurance.

(a)       Indemnification. Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”), as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08 of the Company Disclosure Schedule, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification, and advancement of expenses equivalent to the provisions of the Charter Documents of the Company as in effect immediately prior to the Effective Time with respect to acts or omissions by any Indemnified Party occurring prior to the Effective Time, and shall not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(b)       Insurance. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) obtain as of the Effective Time “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 300% of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.08(b) of the Company Disclosure Schedule (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.

(c)       Survival. The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).

(d)       Assumptions by Successors and Assigns; No Release or Waiver. In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.09     Reasonable Best Efforts.

(a)       Governmental and Other Third-Party Approvals; Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement and furnish to the other party copies of all substantive correspondence, filings and communications (and memoranda setting forth the substance thereof) with any Governmental Entity or member of a Governmental Entity’s staff with respect to this Agreement, the Merger or the transactions contemplated hereby (provided, that the parties shall be permitted to redact any correspondence, filings and communications to the extent such document contains commercially sensitive information, which information shall be provided to counsel on a confidential, counsel-to-counsel basis). If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall (i) commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Entity to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned, or delayed) or (ii) participate in or attend any formal meeting with any Governmental Entity in respect of the Merger or the other transactions contemplated hereby without providing reasonable prior notice of such formal meeting to the other party and providing a representative of the other party an opportunity to participate or attend.

(b)       Governmental Antitrust Authorities. Without limiting the generality of the undertakings pursuant to Section 5.09(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws within ninety (90) days following the date of this Agreement unless otherwise agreed by the parties hereto and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act or any other applicable Antitrust Laws; and (ii) subject to the terms set forth in Section 5.09(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c)       Actions or Proceedings. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the parties shall cooperate and use their commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement.

(d)       No Divestitures; Other Limitations. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, accept or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order:

(i)       to sell, license, assign, transfer, divest, hold separate, otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries, or propose, negotiate or commit to do any of the foregoing;

(ii)       to conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner, including accepting financial restrictions on the Surviving Corporation or its Subsidiaries and accepting governance and operational restrictions, including restrictions on the scope of the business of the Surviving Corporation or its Subsidiaries;

(iii)       that imposes any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs; or

(iv)       that contains terms, conditions, liabilities, obligations, commitments or sanctions, that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect.

Section 5.10     Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the

Company and Parent. Thereafter, each of the Company, Parent, and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or other Governmental Entity to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.10 shall not apply to any release or announcement made or proposed to be made in connection with and related to a Company Adverse Recommendation Change or in compliance with Section 5.04.

Section 5.11     Anti-Takeover Statutes. If any Takeover Statute becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.12     Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

Section 5.13     Stock Exchange Delisting; Deregistration. To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of OTC Markets to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the OTC Markets and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.

Section 5.14     Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.15     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.16     Insurance. The Company shall maintain, and cause its Subsidiaries to maintain, in full force and effect until the Closing, such insurance policies as are currently in place as of the date of this Agreement or are reasonably comparable to such policies.

Article VI
CONDITIONS

Section 6.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing Date of each of the following conditions:

(a)       Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b)       Regulatory Approvals under Antitrust Laws. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws.

(c)       No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(d)       Required Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01(d) of the Company Disclosure Schedule and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the NYBCL Certificate of Merger) (the “Required Governmental Consents”) shall have been obtained.

Section 6.02     Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a)       Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.01, Section 3.02, Section 3.03(a) and Section 3.03(d) (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date) and (ii) the representations and warranties of the Company set forth in ARTICLE III of this Agreement (other than the Company Fundamental Representations) shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)       Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c)       Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)       Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

(e)       Authorizing Resolutions. Parent will have received a certificate, signed by the secretary of the Company, certifying the resolutions of the Company Board containing the Company Board Recommendation.

(f)       Required Governmental Consents. The Required Governmental Consents shall have become Final Orders, and no such Final Order issued in connection with any Required Governmental Consent that remains in effect shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions that, individually or in the aggregate, have or would reasonably be expected to have, a Company Material Adverse Effect.

(g)       Third-Party Consents. All consents, approvals and other authorizations of any third party set forth in Section 6.02(g) of the Company Disclosure Schedule shall have been obtained, in form and substance reasonably satisfactory to Parent.

(h)       Dissenters’ Rights. Following compliance by the Company with the notification provisions of Section 623 of the NYBCL and the expiration of the time period for demanding appraisal thereunder, the number of Dissenting Shares shall not exceed ten percent (10%) of the number of outstanding shares of Company Common Stock.

Section 6.03     Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Effective Time of the following conditions:

(a)       Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 4.01 and Section 4.02, and (collectively, the “Purchaser Fundamental Representations”) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date) and (ii) the representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement (other than the Purchaser Fundamental Representations) shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)       Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c)       Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

Article VII
TERMINATION, AMENDMENT, AND WAIVER

Section 7.01     Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.

Section 7.02     Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Requisite Company Vote):

(a)       if the Merger has not been consummated on or before twelve (12) months after date of agreement (the “End Date”); provided that if, prior to the End Date, all of the conditions to the Closing set forth in Article VI have been satisfied or waived, as applicable, or, with respect to those conditions that by their terms are to be satisfied at the Closing, shall then be capable of being satisfied (except for any condition set forth in Section 6.01(b), Section 6.01(c) or Section 6.01(d)), either the Company or Parent may, prior to 5:00 p.m. New York City time on the End Date, extend the End Date to a date that is six (6) months after the End Date (and if so extended, such later date being the End Date); provided, further, that the right to terminate this Agreement or extend the End Date pursuant to this Section 7.02(a) shall not be available to any Party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(b)       if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c)       if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, however, that a Party shall not have the right to terminate this Agreement pursuant to this Section 7.02(c) if the non-satisfaction of the condition in Section 6.01(a) primarily resulted from the failure of that party to perform, in any material respect, its obligations under this Agreement.

Section 7.03     Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Effective Time:

(a)       if a Company Adverse Recommendation Change shall have occurred; or

(b)       if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 30 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 7.03(b); provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

Section 7.04     Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a)       if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof, to enter into a Company Acquisition Agreement or an Excluded Party Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 7.06(a) or Section 7.06(c), as applicable, in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement or Excluded Party Agreement; or

(b)       if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.04(b); provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.

Section 7.05     Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) no such termination shall relieve the Company (whether or not the terminating Party) from liability for any Willful Breach of this Agreement prior to such termination or fraud.

Section 7.06     Fees and Expenses Following Termination.

(a)       If this Agreement is terminated by the Company pursuant to Section 7.04(a), prior to the No-Shop Period Start Date, then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Go-Shop Termination Fee.

(b)       If this Agreement is terminated by the Company pursuant to Section 7.04(a), on or after the No-Shop Period Start Date, then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the No-Shop Termination Fee.

(c)       If this Agreement is terminated by Parent pursuant to Section 7.03(a) prior to the No-Shop Period Start Date, then the Company shall pay to Parent (by wire transfer of immediately available funds), within three (3) Business Days after such termination, the Go-Shop Termination Fee.

(d)       If this Agreement is terminated by Parent pursuant to Section 7.03(a) on or after the No-Shop Period Start Date, then the Company shall pay to Parent (by wire transfer of immediately available funds), within three (3) Business Days after such termination, the No-Shop Termination Fee.

(e)       If (i) this Agreement is terminated pursuant to Section 7.02(c), Section 7.03(b) or, solely in the event that the Company Shareholders Meeting (or, if such Company Shareholders Meeting has been adjourned or postponed, the final adjournment or postponement thereof) has not occurred prior to the End Date, Section 7.02(a), (ii) a Takeover Proposal is made after the date of this Agreement but prior to the date of the event giving rise to such right of termination and, in the case of a termination pursuant to Section 7.02(c), such Takeover Proposal is publicly available, (iii) such Takeover Proposal has not been (A) withdrawn prior to (1) the date of the event giving rise to such right of termination, in the case of a termination pursuant to Section 7.03(b) or (2) the time of such termination, in the case of a termination pursuant to Section 7.02(a), or (B) publicly withdrawn prior to the Company Shareholders Meeting, in the case of a termination pursuant to Section 7.02(c) and (iv) prior to or within one (1) year of such termination, the Company enters into any definitive agreement with respect to, or consummates, any Takeover Proposal (in each case whether or not such Takeover Proposal is the same Takeover Proposal referred to in clause (ii)) (provided that for purposes of this Section 7.06(e), the references to “20%” in the definition of “Takeover Proposal” shall be deemed to be references to “50%”), then the Company shall promptly (but in no event later than three (3) Business Days after the date on which the Company consummates the Takeover Proposal or, if earlier, after the date on which the Company enters into a definitive agreement with respect thereto, pay or cause to be paid to Parent or its designees the No-Shop Termination Fee by wire transfer of immediately available funds (it being understood that in no event shall the Company be required to pay the No-Shop Termination Fee pursuant to this Section 7.06(e) on more than one occasion).

(f)       The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. The parties acknowledge and agree that: (i) the right to receive a Termination Fee under this Agreement shall not limit or otherwise affect Parent’s or Merger Sub’s right to specific performance as provided in Section 8.13; and (ii) in no event shall the Company be obligated to pay a Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, the parties hereby acknowledge and agree that in the event that the Termination Fee is paid by the Company to Parent in accordance with this Section 7.06, the Termination Fee shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement, other than monetary damages resulting from Expenses incurred by Parent in connection with the Company’s failure to timely pay the Termination Fee in accordance with this Section 7.06, solely to the extent such monetary damages are awarded by a court of competent jurisdiction.

(g)       Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses; provided, however, that Parent shall be solely responsible for all filing fees incurred in connection with the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.07     Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.

Section 7.08     Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

Article VIII
MISCELLANEOUS

Section 8.01     Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 3.03(c). For purposes of this Agreement, the Laws administered exclusively by the State Utilities Commissions are not Antitrust Laws.

“Book-Entry Share” has the meaning set forth in Section 2.01(c).

“Business Day” means any day, other than Saturday, Sunday, or any day on which banking institutions located in New York City, New York or Cleveland, Ohio are authorized or required by Law or other governmental action to close.

“Cancelled Shares” has the meaning set forth in Section 2.01(a).

“CARES Act” has the meaning set forth in Section 3.06(o).

“Certificate” has the meaning set forth in Section 2.01(c).

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning set forth in Section 4.04.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.04(b).

“Company Adverse Recommendation Change” means the Company Board: (a) failing to make, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement that is mailed to the Company’s stockholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer; (e) making any public statement inconsistent with the Company Board Recommendation; or (f) resolving or agreeing to take any of the foregoing actions.

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.07(a).

“Company Disclosure Schedule” has the meaning set forth in the introductory language in Article III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company Equity Award” means a Company Stock Option or a Company Restricted Share granted under one of the Company Stock Plans, as the case may be.

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) which, together with the Company or any of its Subsidiaries, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

“Company Financial Advisor” has the meaning set forth in Section 3.10.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, occurrence, fact, condition, or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery, announcement, or pendency of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this Agreement or the announcement or the pendency of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, or terrorism, or military actions, or the escalation thereof; (v) natural disasters, or weather conditions, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (ix) any change to the extent disclosed in the Company Disclosure Schedule or the Company SEC Documents, (x) the outcome of Corning Natural Gas Corporation, New York State Rate Case 20-G-0101, (xi) the outcome of the Pike County Light and Power Pennsylvania electric rate case, Rate Case R-2020-3022135, (xii) the outcome of Pike County Light and Power Pennsylvania gas rate case, Rate Case R-2020-3022134; or (xiii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent; provided, however, that the events or conditions set forth in clauses (i), (iii), (iv), (v) or (vi) above may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent such event or condition has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other entities (if any) engaged in the natural gas distribution business and related businesses in the same state or states in which such event or condition has taken place; provided further, that clauses (i) through (xii) above shall not be applicable solely for purposes of determining whether any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions imposed or required by any Required Governmental Consent or the Final Order issued in respect thereof have or would reasonably be expected to have a Company Material Adverse Effect.

“Company Material Contract” has the meaning set forth in Section 3.15(a).

“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” has the meaning set forth in Section 2.01(e).

“Company Proxy Statement” has the meaning set forth in Section 3.17.

“Company Restricted Share” has the meaning set forth in Section 2.01(g).

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Stock Option” has the meaning set forth in Section 2.01(f).

“Company Stock Plans” means the following plans, in each case as amended: the Amended and Restated 2007 Stock Plan and the 2018 Employee Long-Term Incentive Plan.

“Company Stockholders Meeting” means the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Voting Debt” has the meaning set forth in Section 3.02(b).

“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).

“Consent” has the meaning set forth in Section 3.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“EDGAR” has the meaning set forth in Section 3.04(a).

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any hazardous material. The term “Environmental Law” includes, without limitation, the following (including all of their amendments, their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.

“Equity Securities” has the meaning set forth in Section 3.02(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Excluded Party” means a Person (i) that, prior to the No-Shop Period Start Date, has submitted a written Takeover Proposal to the Company or one of its Representatives and in respect of which the Company Board (or a committee thereof) has concluded in good faith, after consultation with the Company’s financial and legal advisors, prior to the No-Shop Period Start Date is, or is reasonably expected to lead to, a Superior Proposal; and (ii) with which, prior to the No-Shop Period Start Date, the parties have entered into a final letter of intent, memorandum of understanding, acquisition agreement, merger agreement or other Contract for such Superior Proposal; provided that a Person shall cease to be an “Excluded Party” in the event such Takeover Proposal is withdrawn in writing.

“Excluded Party Agreement” means any merger agreement, acquisition agreement or other Contract relating to a Takeover Proposal with an Excluded Party.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement, the filing of any required notices under the HSR Act or Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.

“FERC” means the Federal Energy Regulatory Commission.

“Final Order” means an Order or action by the relevant Governmental Entity that (a) is not then reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (b) with respect to which, if applicable, any mandatory waiting period prescribed by Law applicable to such Order before the transactions contemplated by this Agreement may be consummated has expired or been terminated and (c) as to which all conditions precedent to the consummation of the transactions contemplated by this Agreement expressly set forth in such Order have been satisfied.

“GAAP” has the meaning set forth in Section 3.04(b).

“Go-Shop Termination Fee” means $1,721,526.

“Governmental Antitrust Authority” has the meaning set forth in Section 5.09(b).

“Governmental Entity” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” means: (a) any material, substance, pollutant, contaminant, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect, or that gives rise to liability, under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indemnified Party” has the meaning set forth in Section 5.08(a).

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights.

“Intervening Event” means, with respect to the Company any material event, circumstance, change, effect, development, or condition occurring or arising after the date hereof that was not known to, nor reasonably foreseeable by, any member of the Company Board, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the Company Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).

“Intervening Event Notice Period” has the meaning set forth in Section 5.04(e).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company Disclosure Schedule; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of Parent Disclosure Schedule, in each case, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

“Liability” means any and all debts, liabilities and obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, including claims, losses, fines, costs, royalties, proceedings, deficiencies or damages of any kind whether or not resulting from third-party claims.

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Maximum Premium” has the meaning set forth in Section 5.08(b).

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“No-Shop Period Start Date” has the meaning set forth in Section 5.04(a).

“No-Shop Termination Fee” means $2,486,648 .

“NYBCL” has the meaning set forth in the Preamble.

“NYBCL Certificate of Merger” has the meaning set forth in Section 1.03.

“NYPSC” has the meaning set forth in Section 3.03(c).

“Order” has the meaning set forth in Section 3.09.

“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).

“Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.

“PaPUC” has the meaning set forth in Section 3.03(c).

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.07(b).

“Parent Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement and delivered by Parent to the Company concurrently with the execution of this Agreement

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; and (g) any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“PUHCA 2005” means the Public Utility Holding Company Act of 2005.

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Real Property Laws” has the meaning set forth in Section 3.13(c).

“Required Governmental Consents” has the meaning set forth in Section 6.01(d).

“Representatives” means, with respect to any Person, the professional (including financial) advisors, attorneys, accountants, consultants or other representatives (acting in such capacity) retained by such Person or any of its Affiliates, together with directors, officers, employees, agents and representatives of such Person and its Subsidiaries.

“Requisite Company Vote” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Series A Stock” has the meaning set forth in Section 2.01(e).

“Series B Stock” has the meaning set forth in Section 2.01(e).

“Series C Stock” has the meaning set forth in Section 2.01(e).

“State Utilities Commissions” means the NYPSC and the PaPUC.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20%” shall be “51%”) that the Company Board determines in good faith is more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal; and the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory, and other aspects of such Takeover Proposal deemed relevant by the Company Board.

“Superior Proposal Notice Period” has the meaning set forth in Section 5.04(d).

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Takeover Statute” has the meaning set forth in Section 3.03(e).

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” means either the Go-Shop Termination Fee or the No-Shop Termination Fee.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Willful Breach” means a breach that is a consequence of any act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

Section 8.02      Interpretation; Construction.

(a)       The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule.

(b)       The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03     Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.04     Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

Section 8.05     Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the State of New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07     Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:

ACP Crotona Corp.

c/o Argo Infrastructure Partners LP

650 Fifth Avenue

New York, NY 10019

Attention: Richard Klapow

Email: AssetNotices@argoip.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Frederick J. Lark, Esq.

                   Elena V. Rubinov, Esq.

Email: flark@mayerbrown.com

            erubinov@mayerbrown.com

If to the Company, to:

Corning Natural Gas Holding Corporation

330 West William Street

Corning NY 14830

Attention: Mike German

Email: mgerman@CORNINGGAS.COM

with a copy (which will not constitute notice to the Company) to:

Kohrman Jackson & Krantz LLP

1375 East 9th Street, 29th Floor

Cleveland, OH 44114

Attention: Christopher Hubbert

Email: cjh@kjk.com

Section 8.08     Entire Agreement. This Agreement (including the Exhibits to this Agreement), the Company Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, and the Company Disclosure Schedule (other than an exception expressly set forth as such in the Company Disclosure Schedule), the statements in the body of this Agreement will control.

Section 8.09     No Third-Party Beneficiaries. Except as provided in Section 5.08 hereof (which shall be to the benefit of the Persons referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.10     Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11     Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12     Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13     Specific Performance.

(a)       The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at Law or in equity.

(b)       Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 8.14     Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CORNING NATURAL GAS HOLDING CORPORATION

By_____________________________
Name: Michael German
Title: President

ACP CROTONA CORP.,

By_____________________________
Name: Richard Klapow
Title: President

ACP CROTONA MERGER SUB CORP.

By_____________________________
Name: Richard Klapow
Title: President

EXHIBIT B

INVESTMENT BANKING JANNEY MONTGOMERY SCOTT LLC 1717 Arch Street Philadelphia, PA 19103 www.janney.com

January 11, 2021

Members of The Board of Directors

Corning Natural Gas Holding Corporation

330 West William Street

Corning, NY 14830

Members of The Board of Directors:

Corning Natural Gas Holding Corporation, a New York corporation (“Corning” or including its subsidiaries, the “Company”), ACP Crotona Corp., a Delaware corporation (“Argo”), and ACP Crotona Merger Sub Corp., a New York corporation and wholly-owned subsidiary of Argo (“Merger Subsidiary”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Subsidiary will merge with and into Corning (the “Merger”). Following the consummation of Merger, the separate corporate existence of Merger Subsidiary will cease and Corning will continue its corporate existence as the surviving corporation in the Merger and a wholly-owned subsidiary of Argo and each share of common stock of Corning, $0.01 par value per share, other than the Excluded Shares (as defined below), will be converted into the right to receive $24.75 in cash, without interest (the “Merger Consideration”). As used herein, “Excluded Shares” means Dissenting Shares and Cancelled Shares (as each term is defined in the Agreement). The terms and conditions of the Merger and the Merger Consideration are more fully set forth in the Agreement. All dollar figures are stated in U.S. dollars.

You have asked our opinion, as of the date hereof, whether the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the common shareholders of Corning.

Our opinion does not address, among other things, (i) the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, (ii) the underlying business decision of the Company or any other party to proceed with or effect the Merger or (iii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein). Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified herein, of the Agreement or the structure of the Merger. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft dated January 10, 2021 that we have reviewed, (ii) the Company and Argo will comply with all material terms of the Agreement, and (iii) the Merger Consideration and the Merger will be consummated in accordance with the terms of the Agreement without any waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material delay or adverse effect on the Company or Argo or the Merger.

In rendering our opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances including, among other things, the following:

(a)       reviewed certain publicly available information such as annual reports, quarterly reports and SEC filings of the Company;

(b)       reviewed the historical financial performance, current financial position and general prospects of the Company;

(c)       reviewed certain internal financial and operating information with respect to the business, operations and general prospects of the Company, including certain historical financial adjustments and financial forecasts prepared by the management of the Company;

(d)       discussed the Company’s historical financial performance, current financial position and general prospects with members of the Company’s senior management team;

(e)       reviewed the proposed financial terms of the Merger, as set forth in the draft Agreement, dated January 10, 2021;

(f)       reviewed the current and historical price ranges and trading activity of Corning’s common stock;

(g)        to the extent deemed relevant, analyzed the premiums paid for certain selected recent control merger and acquisition transactions of publicly traded companies and compared the implied premium of the Merger Consideration to these transactions;

(h)       to the extent deemed relevant, analyzed information of certain selected publicly traded companies and compared the Company from a financial point of view to these other companies;

(i)       to the extent deemed relevant, analyzed information of certain other selected merger and acquisition transactions and compared the Merger from a financial point of view to these other transactions to the extent information concerning such transactions was publicly available;

(j)       discussed with the Board and certain members of senior management of the Company the strategic aspects of the Merger, including, but not limited to, past and current business operations, financial condition and prospects (including their views on the risks and uncertainties of achieving the Company’s forecasts); and

(k)       performed such other analyses and examinations as we deemed necessary, including, without limitation, our assessment of general economic, market, regulatory and monetary conditions.

In performing our review, we have relied (without independent investigation) upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and its representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. For purposes of this opinion, we have not been requested to, and did not, make an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any of its affiliates and we have not been furnished with any such evaluation or appraisal. We have not made any physical inspection of the properties or assets of the Company. With respect to the financial forecasts prepared by the Company’s management, the management team has confirmed that they have been prepared in good faith and reflect the best currently available estimates and judgments of such management of the future financial performance of the Company. We express no opinion or view as to such financial projections or the assumptions on which they are based or whether if the Merger were not consummated that the Company’s performance would be consistent with such forecasts. For purposes of rendering this opinion, we have relied only on the Company’s historical financial information, except for the financial forecasts prepared by the Company’s management (which we have assumed will be achieved) in connection with our analysis. We have relied on (without independent investigation) the assessment by management of the Company of the strategic, financial and other benefits (including their ability to integrate the businesses) expected to result from the Merger, that such benefits will be realized in the amounts and the time periods indicated thereby, and we express no opinion with respect to such benefits or the assumptions on which they are based. We have assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent to the Agreement are not waived and that the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement in the form provided to us without any amendments or modifications thereto. We express no opinion or recommendation as to how the shareholders of the Company should vote with respect to the Merger.

Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of companies and their securities in connection with mergers and acquisitions. We have acted as financial advisor to the Company in connection with the Merger, and have participated in certain of the negotiations with respect thereto. We will receive a fee for our financial advisory services, a substantial portion of which is contingent upon the successful completion of the Merger. We will also receive a fee for rendering this opinion (which fee is not contingent on the successful completion of the Merger or the conclusions expressed herein). The Company has agreed to reimburse certain of our expenses and to indemnify us for certain liabilities arising out of our engagement as financial advisor to the Company and rendering this opinion. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of the Company for our own account or for the accounts of customers. As of the date hereof, we, on behalf of our own account and for the accounts of our customers, hold 65,322 shares of common stock of Corning, which constitutes 2.1% of Corning’s issued and outstanding common stock. Except as described herein, there are no other material relationships that existed during the two years prior to the date hereof or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between us and any party to the Merger. We may provide investment banking services to Argo or its affiliates in the future for which we would seek customary compensation.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of the Company, as they exist and are known to us on the date hereof and, except for the delivery of one or more updated opinions at the request of the Company for an additional fee (which fee is not contingent on the successful completion of the Merger or the conclusions expressed in such opinion), we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. As you are aware, the credit, financial, and stock markets, the regulatory environments and the industries in which the Company operate, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Argo or the Merger (including the contemplated benefits thereof). Our opinion is furnished solely for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Merger, and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act on the Merger. Our opinion does not constitute a recommendation as to any action the Board of Directors of the Company should take on any aspect of the Merger or the other transactions contemplated by the Merger Agreement or otherwise and is not a recommendation as to how any director should vote or act with respect to the Merger or any other matter. Our opinion may not be relied upon by any creditors, shareholders (including without limitation, any holder of Corning’s common shares or preferred shares), other equity holders or other stakeholders of the Company. Our opinion is directed only to the fairness, from a financial point of view, as of the date hereof, of the Merger Consideration to be received by holders of shares of Corning’s common stock and not any other constituency of the Company and does not address the fairness of the Merger to, or any consideration received in connection therewith by, or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, whether relative to the Merger Consideration or otherwise. We are not expressing any opinion as to the solvency or viability of the Company, any of the other parties to the Agreement or Argo or their ability to pay their debts when they become due, including any impact of the Merger thereon. In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors of the Company to solicit, nor have we solicited, third-party indications of interest for the acquisition of some or all of the Company. We are not expressing any opinion herein as to the price at which the common stock of Corning will trade following the announcement of the Merger. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion shall not be reproduced, summarized, described or referred to without our prior written consent and accompanied by customary disclaimers; provided, that, this opinion may be reproduced in any public document relating to a proposed transaction filed with the Securities and Exchange Commission and distributed to the Company’s shareholders (each such document, a “Filing”), so long as this opinion is reproduced in such Filing in its entirety and any description of or reference to Janney Montgomery Scott LLC, and the summary of such opinion and the analysis underlying the opinion included in such Filing, is required to be included in such Filing by applicable securities or other laws and regulations and is approved by us in writing in advance of such Filing. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger. This opinion has been approved by our fairness opinion committee.

On the basis of and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the common shareholders of Corning.

Very truly yours,

JANNEY MONTGOMERY SCOTT LLC

EXHIBIT C

§ 623. Procedure to enforce shareholder’s right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

§ 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 5:00 pm, (EST) May 26th, 2021 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/CNIG or scan delete QR code and control # h?e QR cod˜e — login details are the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CNIG 2021 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR Proposal 1, FOR all the nominees listed, and FOR Proposals 3 – 6. 1. To approve a merger with companies affiliated with Argo Infrastructure Partners, LP and the other transactions contemplated by the merger agreement dated January 12, 2021 For Against Abstain + 2. To elect eight directors to our board to hold office until the next annual meeting of shareholders, or until their respective successors are elected and qualified For Withhold For Withhold For Withhold 01 - Henry B. Cook 04 - Robert B. Johnston 07 - George J. Welch 02 - Michael I. German 05 - Joseph P. Mirabito 08 - John B. Williamson III 03 - Ted W. Gibson 06 - William Mirabito 3. To approve, on a non-binding advisory basis, the merger- related compensation of our senior executive officers For Against Abstain 4. To approve, on a non-binding, advisory basis, the fiscal 2020 compensation of our senior executive officers For Against Abstain 5. To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2021 6. To adjourn the meeting to a later date or time if necessary or appropriate B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 5 0 0 5 0 0 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03FNRB 2021 Annual Meeting of Corning Natural Gas Holding Corporation Shareholders May 27th, 2021, 10:00 am EST 330 W. William Street Corning, NY 14830 The 2021 Annual Meeting of Corning Natural Gas Holding Corporation will be held on Thursday, May 27th, 2021 at 10:00 am EST in Corning and virtually via internet/phone at: https://meetings.ringcentral.com/j/1440667074?pwd=bEFTeTBWTzNNdGtLNnJacUw1SDlnZz09 iPhone: +1(646)3573664,,1440667074# or +1(312)2630281,,1440667074# or +1(470)8692200,,1440667074# Other phones: +1(646)357-3664 +1(312)263-0281 +1(470)869-2200 The passcode for this meeting is 020810. The meeting id is 144 066 7074 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: https://www.corninggas.com/annual-reports-proxy-statements-and-presentations/ Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CNIG q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Corning Natural Gas Holding Corporation + Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 27th, 2021 Michael I. German and Charles Lenns, acting alone or together, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Corning Natural Gas Holding Corporation to be held on May 27th, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR all the nominees listed, and FOR Proposals 3 – 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +

MMMMMMMMMMMM 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 5:00 pm, (EST) May 26th, 2021 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/CNIG or scan delete QR code and control # h?e QR cod˜e — login details are the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/CNIG 2021 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR Proposal 1, FOR all the nominees listed, and FOR Proposals 3 – 6. 1. To approve a merger with companies affiliated with Argo Infrastructure Partners, LP and the other transactions contemplated by the merger agreement dated January 12, 2021 For Against Abstain + 2. To elect eight directors to our board to hold office until the next annual meeting of shareholders, or until their respective successors are elected and qualified For Withhold For Withhold For Withhold 01 - Henry B. Cook 04 - Robert B. Johnston 07 - George J. Welch 02 - Michael I. German 05 - Joseph P. Mirabito 08 - John B. Williamson III 03 - Ted W. Gibson 06 - William Mirabito 3. To approve, on a non-binding advisory basis, the merger- related compensation of our senior executive officers For Against Abstain 4. To approve, on a non-binding, advisory basis, the fiscal 2020 compensation of our senior executive officers For Against Abstain 5. To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2021 6. To adjourn the meeting to a later date or time if necessary or appropriate B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 5 0 0 5 0 0 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03FNRB 2021 Annual Meeting of Corning Natural Gas Holding Corporation Shareholders May 27th, 2021, 10:00 am EST 330 W. William Street Corning, NY 14830 The 2021 Annual Meeting of Corning Natural Gas Holding Corporation will be held on Thursday, May 27th, 2021 at 10:00 am EST in Corning and virtually via internet/phone at: https://meetings.ringcentral.com/j/1440667074?pwd=bEFTeTBWTzNNdGtLNnJacUw1SDlnZz09 iPhone: +1(646)3573664,,1440667074# or +1(312)2630281,,1440667074# or +1(470)8692200,,1440667074# Other phones: +1(646)357-3664 +1(312)263-0281 +1(470)869-2200 The passcode for this meeting is 020810. The meeting id is 144 066 7074 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: https://www.corninggas.com/annual-reports-proxy-statements-and-presentations/ Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/CNIG q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Corning Natural Gas Holding Corporation + Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 27th, 2021 Michael I. German and Charles Lenns, acting alone or together, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Corning Natural Gas Holding Corporation to be held on May 27th, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR all the nominees listed, and FOR Proposals 3 – 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +